As filed with the Securities and Exchange Commission on April 17, 2003.
                                                 Registration No. 333-101032
  ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                Amendment No. 1
                                       to
                                    FORM SB-2

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

      Pennsylvania                    7359                    23-2679963
      (State or other    (Primary Standard Industrial      (I.R.S. Employer
      jurisdiction of    Classification Code Number)      Identification No.)
     incorporation or
     organization)

                                 200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                              USA Technologies, Inc.
                                 200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                  (610) 989-0340
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                                    Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                          2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300

                       -----------------------------------
     Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
======================================================================
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------

Title of each
class of                       Proposed          Proposed
Securities       Amount        Maximum           Maximum        Amount of
to be            to be         Offering Price    Aggregate      Registration
Registered       Registered    Per Unit(23)     Offering Price      Fee
----------      ------------  ---------------    -------------  ------------
Common Stock,
no par value

             2,475,318 shares(1)     $.165       $  408,427     $    37.57
             22,762,341 shares(2)    $ .40       $9,104,936     $   837.65
             234,600 shares(3)       $ .25       $   58,650     $     5.40
             125,000 shares(4)       $ .20       $   25,000     $     2.30
             6,000,000 shares(5)     $ .16       $  960,000     $    88.32
             22,857,145 shares(6)    $ .16       $3,657,143     $   336.45
             4,500,000 shares(7)     $ .16       $  720,000     $    66.24
             9,000,000 shares (8)    $ .17       $1,530,000     $   140.76
             11,631,253 shares (9)   $ .40       $4,652,501     $   428.03
             29,988,062 shares (10)  $ .20       $5,997,612     $   551.78
             20,720,051 shares (11)  $ .16       $3,472,922     $   319.51
             1,058,648 shares (12)   $ .16       $  169,383     $    15.58
             1,187,267 shares (13)   $ .16       $  189,962     $    17.48
             7,395,440 shares (14)   $ .69       $ 5,102,854    $ 1,275.71
             4,069,184 shares (15)   $ .69       $ 2,807,736    $   701.93
             1,102,655 shares (16)   $.17        $   187,451    $    17.24

             139,000 shares (17)     $4.00       $   556,000    $   161.94
             2,340,450 shares (18)   $2.88       $ 6,740,496    $ 1,685.12
             5,751,080 shares (19)   $ .69       $ 3,968,245    $   992.06
             467,692 shares (20)     $ .69       $   322,707    $    80.67
             11,631,253 shares (21)  $ .17       $ 1,977,313    $   181.91
             1,480,000 shares (22)   $ .16       $   236,800    $    21.78


             Total 166,916,439 shares            $52,846,138    $ 7,965.43 (24)
                                                 ===========    ==========

(1) Represents shares underlying stock options granted to holders of options to purchase shares of Stitch Networks corporation. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(2) Represents shares exchanged for shares of Stitch Networks Corporation. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(3) Represents shares issued to employees as severance compensation. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(4) Represents shares issued to Karl Mynyk in settlement of litigation. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(5) Represents shares and shares underlying warrants issued to Yomi Rodrig. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(6) Represents shares and shares underlying warrants issued to Kazi Management VI, Inc. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(7) Represents shares and shares underlying warrants issued to Alpha Capital. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(8) Represents shares to be issued to La Jolla Cove Capital under warrant. A filing fee of $140.76 is being paid in connection with the filing of this Amendment No. 1.
(9) Represents shares underlying senior notes due December 31, 2004. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(10) Represents shares underlying senior notes due December 31, 2005 and shares issued to each noteholder as part of the senior note offering. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(11) Represents shares underlying warrants issued to holders of all senior notes. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(12) Represents shares and shares underlying warrants issued to holders of senior notes in lieu of cash interest payment for quarter ended September 30, 2002. A filing fee of $14.86 was paid in connection with the filing of this registration statement on November 6, 2002, and the balance of $.72 is being paid in connection with the filing of this Amendment No. 1;
(13) Represents shares and shares underlying warrants issuable to holders of senior notes in lieu of cash interest payment for quarter ended December 31, 2002. A filing fee of $17.48 was paid in connection with the filing of this registration statement on November 6, 2002.

(14)This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 7,395,440 shares of 2001-B restricted common stock. A filing fee of $1,275.71 was paid in connection with the filing of the previous registration statement.
(15) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 4,069,184 shares of 2001-C restricted common stock. A filing fee of $701.93 was paid in connection with the filing of the previous registration statement.
(16) Represents shares and shares underlying warrants issuable to holders of senior notes in lieu of cash interest payment for quarter ended March 31, 2003. A filing fee of $17.24 is being paid in connection with the filing of this Amendment No. 1.
(17) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 139,000 shares of common stock underlying the 1998-B warrants. A filing fee of $161.94 was paid in connection with the filing of the previous registration statement.

(18)This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 2,340,450 shares of common stock underlying 1999-B warrants. A filing fee of $1,685.12 was paid in connection with the filing of the previous registration statement.
(19) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 5,751,080 shares of common stock underlying 2001-B warrants. A filing fee of $992.06 was paid in connection with the filing of the previous registration statement.
(20) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-72302, and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 467,692 shares of common stock underlying 2001-C warrants. A filing fee of $80.67 was paid in connection with the filing of the previous registration statement.
(21) Represents shares underlying senior notes due December 31, 2004. Because these shares represent reduction of conversion price of 2004 Senior Notes, a filing fee of $181.91 is being paid in connection with the filing of this Amendment No. 1.
(22) Represents shares issued to employees and consultants in November 2002 for services to be rendered in the future. The filing fee reflected was paid in connection with the filing of this registration statement on November 6, 2002.
(23)Pursuant to Rule 457(c), the registration fee has been calculated at the average of the bid and asked price within 5 days prior to the date of the filing of the applicable registration statement.
(24)A filing fee of $7,624.80 was paid in connection with the filing of the previous registration statements. The balance of $340.63 has been paid in connection with the filing of this Amentment No. 1 to registration statement.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                             USA TECHNOLOGIES, INC.
                      166,916,439 shares of Common Stock

                                  THE OFFERING

     The resale of up to 166,916,439 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions. We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

     Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on April 3, 2003 was $.17 per share.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY
  IF YOU CAN AFFORD A COMPLETE LOSS. Please refer to Risk Factors beginning on
                                     Page 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is April 17,  2003.

 TABLE OF CONTENTS

Prospectus Summary  . . . . . . . . . . . . . .   9
Risk Factors  . . . . . . . . . . . . . . . . .  14
Use of Proceeds . . . . . . . . . . . . . . . . .20
Managements Discussion And Analysis of
  Financial Condition And Results
  of Operations . . . . . . . . . . . . . .  . . 21
Business  . . . . . . . . . . . . . . . . . . . .30
Management . . . . . . . . . . . . . . . . . .  .41
Principal Shareholders . . . . . . . . . . . . . 49
Certain Transactions   . . . . . . . . . . . . . 52
Selling Shareholders  . . . . . . . . . . . .  . 53
Market for Common Stock . . . . . . . . . . . . 140
Description of Securities . . . . . . . . . . . 144
Plan of Distribution  . . . . . . . . . . . . . 151
Legal Matters  . . . . . . . . . .. . . . . . . 152
Experts  . . . . . . . . . . . . . . . . . . .  152
Financial Statements  . . . . . . . . . .. . . .F-1

                               PROSPECTUS SUMMARY



OUR COMPANY

     USA Technologies, Inc., a Pennsylvania corporation (the "Company") was founded in January 1992. Currently, the Company`s core business is its cashless payment and control network. The equipment component of the network is e-Port , or, TransAct , and any associated equipment such as copiers, computers or vending machines. When sold to hotels, the TransAct plus office equipment is called the Business ExpressR. The e-Port or TransAct allows a consumer to use a credit card to make a purchase from host equipment such as copiers, computers or vending machines and gathers information about sales and operations of the host equipment. The e-Port currently targets the vending industry. USA Technologies has historically generated some revenues from the direct sale of this equipment. A second source of revenues is generated from product sales from our Kodak vending machines. Transaction processing revenue is recognized upon the usage of the Company`s cashless payment and control network. Service fees for access to the Company`s equipment and network are recognized on a monthly basis.

OUR BUSINESS

Equipment Sales

     The e-Port or TransAct allows a consumer to use a credit card to make a purchase from host equipment such as copiers, computers or vending machines and gathers information about sales and operations of the host equipment. There are capabilities for multiple forms of cashless payment processing, control and data management, and auditing capability for vending operators, kiosk operators and others wishing to place equipment or products on a network.

The e-Port is currently being utilized primarily in the vending industry.
The TransAct is currently being utilized in the hospitality industry (business centers). Through the sale and installation of our Business Express (or Business Express Limited Service) and MBE Business Express systems at nearly 400 hotel, library and retail locations nationwide, Business Express and MBE Business Express offer business travelers and consumers the opportunity to conduct e-business/e-commerce 24 hours a day with the swipe of a credit card. The Business Express systems give consumers self-serve, public access to the Internet, copy and fax services, and other e-Business services. The TransAct functions similar to the e-Port.

At December 31, 2002 USA had a total of 1,728 TransActs and e-Ports installed at various hotels, vending machines, and amusement theme parks located throughout the United States and Canada.

Product Sales

Our wholly-owned subsidiary, Stitch Networks Corporation, a Delaware corporation ("Stitch"), formed a strategic alliance with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., to market and execute a national vending program for the sale of one-time use camera and film products. Through this alliance, we receive product revenues on the sale of each camera. Prior to the acquisition of Stitch in May 2002, we did not have a revenue stream from product sales.

Services and Transaction Fees

Service and transaction fees are generated by providing auditing and financial services. The auditing feature captures supply chain data (units sold, what sold, price of units sold) and other machine information, and sends the information back to either a customer`s network or to our network for reporting. The financial feature allows us to i) act as a merchant for our customers thereby helping them to avoid getting certified by credit card processors to do unattended transactions; and ii) provide refunds, payments, and reporting of the credit card transactions. We receive a fee for each transaction performed and receive a monthly service fee for access to the Company`s equipment and network services.

Intellectual Property

We have been issued 19 patents related to our technology, including 1 patent issued to Stitch. We have received notice of allowance for twenty-two patents. In addition, thirty-nine are pending. We retain all rights to software and proprietary technology that we license to location operators.

Research and Development Costs

For the years ended June 30, 2002 and 2001, and for the six months ended December 31, 2002, we have expensed approximately $1,187,000, $1,260,000, and $882,000, respectively for the development of our proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of our employees and is reflected in compensation and general and administrative expense in the accompanying consolidated financial statements. Through March 31, 2002, we capitalized approximately
$5.3 million for the services of IBM, to program the enhancements to our proprietary "USAlive" server network and to the e-Port client. During the fourth quarter of fiscal 2002, the e-Port product and related network became available for general release to our customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port product and network and accordingly, during the fourth quarter, we recorded an impairment charge of approximately $2.7 million to reflect the software development costs at their net realizable value of approximately $2.3 million.

ABOUT OUR OFFERING


     Our selling shareholders are as of the date of this prospectus as follows:

*     holders of 71,059,559 shares
* holders of unexercised options and warrants which if exercised would represent 52,476,793 shares
* holders of senior notes which if converted would represent 43,380,087 shares

     Based upon the shares outstanding as of December 31, 2002 of 99,096,167, if all of these warrants and options are exercised, and all of these senior notes are converted, we would have 195,658,549 shares outstanding (includes 705,502 shares held by selling shareholders issued after December 31, 2002).

     These shares would be offered by our selling shareholders at the market price at the time of resale. Our selling shareholders may also sell their shares to other investors in a transaction not on the open market. There is no requirement that our selling shareholders sell their shares pursuant to this prospectus.

     We will not receive any of the proceeds raised by the offering. We would receive proceeds from the exercise by the selling shareholders of the warrants or options referred to above.

                                  RISK FACTORS

     An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.



     1. We have a history of losses since inception and if we continue to incur losses the price of our shares can be expected to fall.

     We have experienced losses since inception. We expect to continue to incur losses for the foreseeable future as we expend substantial resources on sales, marketing, and research and development of our products. From our inception through December 31, 2002, our cumulative losses are $60.5 million. For our fiscal years ended June 30, 2001 and 2002, and for the six months ended December 31, 2002, we have incurred net losses of $10,956,244, $17,314,807, and
$7,205,215, respectively. If we continue to incur losses, the price of our common stock can be expected to fall.

     2. Our existence is dependent on our ability to raise capital which may not be available.

     There is currently limited experience upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. We expect to raise funds in the future through sales of our debt or equity securities until such time, if ever, as we are able to operate profitably. There can be no assurance given that we will be able to obtain funds in such manner or on terms that are beneficial to us. We are currently using funds in our operations on a monthly basis of approximately $700,000 and would require funds from the sales of securities of approximately $8,400,000 to fund our operations for the next twelve months. Our inability to obtain needed funding can be expected to have a material adverse effect on our operations and our ability to achieve profitability. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

     3. We received an opinion from our auditor which raises substantial doubt about our ability to continue as a going concern.

     Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2002 consolidated financial statements indicating that as of June 30, 2002, there is substantial doubt about our ability to continue as a going concern. We will require additional funds in the future, and there can be no assurance that any independent auditors` report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers, suppliers and potential investors, and therefore could have a material adverse effect on our business, financial condition and results of operations.

     4. We depend on our key personnel and if they would leave us, our business could be adversely affected.

     We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

     o     they have specialized knowledge about our company and operations;
     o     they have specialized skills that are important to our operations;
           or
     o     they would be particularly difficult to replace.

     We have entered into an employment agreement with Mr. Jensen that expires in June 30, 2004. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

     We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

     5. USA`s dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

     A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.

     To date, we have pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States

Government granted us seventeen patents as of April 12, 2003. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that:

     o    any of the remaining patent applications will be granted to us;
     o we will develop additional products that are patentable or do not infringe the patents of others;
     o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;
     o any patents issued to us will not be challenged, invalidated or circumvented by others; or
     o    any of our products would not infringe the patents of others.

     If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

     6. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

     Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

     o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products. See "Business-Competition";
     o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and
     o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA`s Business Express(R).

     Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

     7. The termination of any of our relationships with third parties upon whom we rely for supplies and services that are critical to our products could adversely affect our business and delay achievement of our business plan.

     We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation and Masterwork Electronics to assist us to develop and manufacture our e-Port(TM) products. For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". We have contracted with IBM to develop our network services so that these services are Internet capable as well as interact with our proposed media capable e-Post(TM). We have contracted with IBM to host our network in a secure, 24/7 environment to ensure reliability of our network services. If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier or service provider can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

     8. We do not expect to pay cash dividends in the foreseeable future and therefore investors should not anticipate cash dividends on their investment.

     The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock. Although we issued a special stock dividend in August 1995 consisting of one-third of a share of common stock for each share of outstanding series A preferred stock, there can be no assurance that cash dividends will ever be paid on the common stock.

     In addition, our articles of incorporation prohibit the declaration of any dividends on the common stock unless and until all unpaid and accumulated dividends on the series A preferred stock have been declared and paid. Through December 31, 2002, the unpaid and cumulative dividends on the series A preferred stock equal $5,570,963. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share. Through December 31, 2002, $2,621,924 of unpaid and cumulative dividends on the Series A preferred stock were converted into 282,369 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock."

     9. We may fail to gain widespread market acceptance of our products and not generate sufficient revenues or profit margins to become successful.

     On December 31, 2002, we have an installed base of only 1,728 TransActs and e-Ports at commercial locations and revenues have been limited . There can be no assurance that demand for our products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the TransActs and e-Ports at enough locations or sell equipment utilizing our network to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the network may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor`s locations. In addition, there can be no assurance that our products could evolve or be improved to meet the future needs of the market place.

          10. The lack of an established trading market may make it difficult to transfer our stock and you may not be able to sell your shares on our trading market.

     Our common stock is traded on the OTC Bulletin Board. Although there is limited trading in the common stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."

          11. There are rules governing low-priced stocks that may make it more difficult for you to resell your shares.

     Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.

     Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC`s regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

     - make a suitability determination prior to selling penny stock to the purchaser;
     -    receive the purchaser`s written consent to the transaction; and
-    provide certain written disclosures to the purchaser.
-    These rules may
          affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.

     12. The substantial market overhang of our shares and registered resales under this prospectus will tend to depress the market price of our shares.

     The substantial number of our shares currently eligible for sale in the open market will tend to depress the market price of our shares. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities". As of December 31, 2002, these shares consisted of the following:

- 99,096,167 shares of common stock
- 529,132 shares of preferred stock
- 47,537,330 shares underlying options and warrants; and
- 35,943,203 shares underlying our convertible senior notes


13. Sales of shares eligible for future sale from exercise of warrants and options could depress the market price of our common stock.

         We presently have issued and outstanding options to purchase 3,317,485 shares of our common stock and warrants to purchase 44,219,845 shares. The shares underlying all of these options and warrants have been registered and may be freely sold upon issuance. Market sales of large amounts of our common stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our common stock. In addition, if our future financing needs require us to issue additional shares of common stock or securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop, even if our business is doing well.

     14. We are obligated to make substantial principal and interest payments to the holders of the senior notes which may not be available or would use our available working capital.

     As of Dectember 31, 2002 we had $5,034,000 of unsecured senior notes due on December 31, 2003, approximately $4,642,000 of unsecured senior notes due on December 31, 2004, and approximately $4,062,000 of unsecured notes due on December 31, 2005. These notes accrue cash interest at the rate of twelve percent (12%) per year. As of December 31, 2002, we are required to make quarterly interest payments totaling approximately $412,000, or $1,648,000 each year.

     In an effort to reduce the debt payments, we authorized the voluntary conversion of the senior notes due December 2003 into shares of common stock at the rate of $1.25 per share, at any time until maturity, the senior notes due December 2004 into shares of common stock at the rate of $.40 per share through maturity, and the senior notes due December 31, 2005 into shares of common stock at the rate of $.20 per share. In March 2003, our Board of Directors granted to the holders of the 2003 Senior Notes the right to extend the maturity date of their note until December 31, 2006 in exchange for reducing the conversion rate to $.20 per share and to the holders of the 2004 notes the right to extend the maturity date of their note until December 31, 2007 in exchange for reducing the conversion rate to $.20 per share. If all of the senior notes that are outstanding at December 31, 2002 are converted, we will issue 35,943,203 shares of common stock. We have agreed to use our best efforts to register for resale under the Act the shares of common stock into which the senior notes are convertible.

     In the event that no additional senior notes are converted, on December 31, 2004, we are obligated to repay $5,034,000 of the senior notes on December 31, 2003, $4,642,00 of the date senior notes due December 31, 2004, and $4,062,000 of the senior notes on December 31, 2005. Until the senior notes have been paid by us, they will be reflected as a liability on our financial statements, net of the related unamortized discount and other issuance costs.

     Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

     We anticipate that the senior notes will be paid from cash from operations, as well as proceeds from securities offerings. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity. The payment of the interest and principal on these notes would utilize our available working capital which would not be available for other purposes.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sales of our common stock by the selling shareholders. The list of the selling shareholders entitled to receive the net proceeds from any sales of our common stock begins on page 53 of this prospectus. We will, however, receive proceeds from the exercise of any options or warrants by the selling shareholders.

     As of the date of this prospectus, we would receive $3,341,932 of proceeds from the exercise of all these options and warrants at the stated exercise price. If our stock price would be $.17, the exercise of in the money warrants and options would result in $2,987,075 of proceeds. If our stock price would be $.20 the in the money options and warrants exercised would result in $3,321,932 of proceeds.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


CRITICAL  ACCOUNTING  POLICIES

GENERAL

    The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates. We believe the following accounting policies include the estimates that are the most critical and could have the most potential impact on our results of operations.

REVENUE  RECOGNITION

Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company`s cashless payment and control services and network. Service fees for access to the Company`s equipment and network are recognized on a monthly basis. Product revenues are recognized from the sale of products from the Company`s vending machines upon purchase and acceptance by the vending customer.


SOFTWARE  DEVELOPMENT  COSTS

          The Company capitalizes software development costs after technological feasibility of the software is established and through the product`s availability for general release to the Company`s customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. During May 2000, the Company reached technological feasibility for the development of the e-Port control system and related network and, accordingly, the Company commenced capitalization of software development costs related to this product. Costs capitalized were approximately $2,239,000 and $2,938,000 during the years ended June 30, 2002 and 2001, respectively. Amortization of software development costs commence when the product becomes available for general release to customers. Amortization of software development costs will be calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line method over the remaining estimated economic life of the product. Amortization of such costs commences when the product becomes available for general release to it customers. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

During the fourth quarter of fiscal 2002, the e-Port product and related network became available for general release to the Company`s customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port product and network during the fourth quarter. As a result the Company wrote down to its net realizable value $2,663,000 of software development costs. The unamortized balanced is being amortized over an estimated useful life of two years. Amortization expense during the year ended June 30, 2002, including the above impairment adjustment of $2,663,000, was $2,996,000. Amortization expense during the six months ended December 31, 2002, was $582,552.

FORWARD  LOOKING  STATEMENTS

          This Form SB-2 contains certain forward looking statements regarding, among other things, the anticipated financial and operating results of the Company. For this purpose, forward looking statements are any statements contained herein that are not statements of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause the Company`s actual results to differ materially from those projected, include, for example
(i) the ability of the Company to generate sufficient sales to generate operating profits, or to sell products at a profit, (ii) the ability of the Company to raise funds in the future through sales of securities, (iii) whether the Company is able to enter into binding agreements with third parties to assist in product or network development, (iv) the ability of the Company to commercialize its developmental products, or if actually commercialized, to obtain commercial acceptance thereof, (v) the ability of the Company to compete with its competitors to obtain market share, (vi) the ability of the Company to obtain sufficient funds through operations or otherwise to repay its debt obligations or to fund development and marketing of its products (vii) the ability of the Company to obtain approval of its pending patent applications; or
(viii) the ability of the Company to satisfy its accounts payable and accrued liabilities. Although the Company believes that the forward looking statements contained herein are reasonable, it can give no assurance that the Company`s expectations will be met.

INTRODUCTION

     The Company had a net loss during the years ended June 30, 2002 and 2001, and for the six months ended December 31, 2002 of $17,314,807, $10,956,244, and $7,205,215, respectively, and anticipates incurring operating losses for the remainder of fiscal 2003.

RESULTS  OF  OPERATIONS

SIX MONTHS ENDED DECEMBER 31, 2002:

The six month period ended December 31, 2002 resulted in a net operating loss of $7,205,215 compared to a net loss of $4,720,312 for the comparable period in the prior fiscal year. Losses are projected to continue until sufficient revenue is generated from equipment and product sales and service and transaction fees from the Company`s proprietary technology.


Revenues for the six month period ended December 31, 2002 were $1,509,092, an increase of $818,463 or 118% from the prior fiscal six month period ended December 31, 2001. This increase in revenues is primarily due to the acquisition of Stitch Networks Corporation, which accounted for approximately $665,000 of the revenue increase. The remaining $153,000 increase was due to equipment sales of e-Port and Business Express. The Company is continually increasing its sales efforts to sell e-Ports as well as its Business Express products.

Overall, operating expenses for the six month period ended December 31, 2002 were $6,529,246, representing a $1,626,958 or 33% increase over the prior period. The significant increases in each category were as follows:

The increase of $929,369 or 227% in cost of sales is due primarily to the inclusion of amortization of software development costs ($582,550) and the cost of product relating to sales of Stitch Networks Corporation. The remaining increase in cost of sales is attributable to the increase in e-Port sales.

The increase in general and administrative expenses was $411,104 or 16%. This increase is due to changes in the following expenses: product development increase of $748,000 for work on the network; telephone expense increase of $195,000 primarily due to Stitch Network operations; legal expense increase of $132,000 for corporate activity required to grow and maintain our business; insurance increase of $64,000 primarily for director and officer coverage; professional fee increase of $35,000, primarily for auditing and accounting fees; consulting, promotion and public relations decrease of $797,000 for reduced corporate and investor relations services. We have continued to utilize consultants for general business activities, including network services, and have attempted whenever possible to pay for these services on a non cash basis through the issuance of debt and equity instruments.

Compensation expense decreased $45,381 or 3% from the comparable six month period last year. This decrease is due to a decrease in bonus expenses during the six months ended December 31, 2002.

Depreciation and amortization expense of $494,663 increased by $331,661, which is directly attributable to increased depreciation expense resulting from assets acquired in the Stitch acquisition.

Interest expense increased by $509,607, due to the greater debt carried by the Company to finance its operations. A significant portion of our interest expense is non-cash debt discount.

FISCAL  YEAR  ENDED  JUNE  30,  2002:

          For the fiscal year ended June 30, 2002, the Company had a net loss of $17,314,807. The loss applicable to common shares of $18,137,368 or $0.50 loss per common share (basic and diluted) was derived by adding the $17,314,807 net loss, the $822,561 of cumulative preferred dividends, and dividing by the weighted average shares outstanding of 35,994,157.

Revenues for the fiscal year ended June 30, 2002 were $1,682,701, an increase of $231,699 or 16% from the prior year. This increase in revenues is directly attributable to the acquisition of Stitch Networks Corporation, which accounted for $210,068 of the increase. Other revenues remained flat with the prior year, as the Company`s sales efforts, focused mainly on the customer acceptance of the e-Port and through June 30, 2002 and 2001, have not produced significant revenues due to limited market acceptance which was less than that anticipated by the Company. The Company is continually increasing its sales efforts to sell e-Ports as well as its Business Express products.

Overall, operating expenses for the fiscal year ended June 30, 2002 were $16,999,478, representing a $7,378,803 or 77% increase over the prior year. This increase is due to the increases of $3,098,688 or 380% in cost of sales, $2,361,637 or 42% in general and administrative expenses, $1,687,886 or 57% in compensation expense, and $230,592 or 71% in depreciation and amortization expense. The significant increases in each category are as follows:

The increase of $3,098,688 and 380% in cost of sales is due primarily to the inclusion of amortization of software development costs and the cost of product relating to Stitch Networks Corporation. In fiscal 2002, the Company recorded software amortization of approximately $2.9 million, including an impairment charge of approximately $2,663,000, in cost of sales as required by generally accepted accounting principles. The remaining increase in cost of sales is attributable to the increase in sales, primarily related to the Stitch revenues in fiscal 2002.

The increase in general and administrative expenses of $2,361,637 or 42% is due primarily to the increase in consultant fees of $1,125,724, promotion expense of $1,574,252 and public relations expenses of $454,812. As noted above, these increases in costs to date have gained only limited acceptance of the e-Port in the marketplace, and accordingly, these expenditures have not yet resulted in any significant increase in revenues for the Company. Due to the Company`s small size, we have retained consultants to use in general business activities in exchange for equity awards. The Company is continuing to pay for services rendered through the issuance of debt and equity instruments in a concerted effort to manage cash flows resulting in non cash charges. These increases were offset by a substantial decrease in legal expenses of $992,181, primarily associated with termination of the MBE litigation, which was settled in fiscal year 2001.

The increase in compensation expense of $1,687,886 or 57% from the previous year is mainly attributable to an increase in stock bonus expense to Company officers and employees of $1,248,545, which was non-cash expense. The stock bonuses were issued in order to adequately compensate and attempt to retain the Company`s management team intact. Corporate salaries increased $342,921 or 113%, due to increased headcount by 16% during the year, primarily due to the addition of Stitch Network`s personnel during the last one and one half months of 2002.

Depreciation and amortization expense of $440,238 increased by $230,592, which is directly attributable to increased depreciation expense resulting from assets acquired in the Stitch acquisition.

Other income and expense increased by $895,459, primarily as a result of the non-cash amortization to interest expense relating to the debt discount and beneficial conversion features on the Company`s Senior Notes.

FISCAL  YEAR  ENDED  JUNE  30,  2001:

       For the fiscal year ended June 30, 2001, the Company had a net loss of $10,956,244. The loss applicable to common shares of $11,792,785 or $.70 loss per common share (basic and diluted) was derived by adding the $10,956,244 net loss, the $836,541 of cumulative preferred dividends, and dividing by the weighted average shares outstanding of 16,731,999.

       Revenues for the fiscal year ended June 30, 2001 were $1,451,002, a decrease of $603,339 or 29% from the prior year, primarily due to a decrease of $745,000 or 55% in equipment and installation sales of our higher priced Business Express and Business Express Limited Service Series (LSS). Offsetting this decrease were increases in the sale of the Company`s standalone TransAct control system of $129,000 or 462% and the initial sales of the non-media e-Port control system of $19,000 or 100%.

       Operating expenses for the fiscal year ended June 30, 2001 were $9,620,675, representing a $746,333 or 8% increase over the prior year. The primary contributors to these increases were compensation expense and general and administrative expense offset by reductions in cost of sales, as detailed below.

     The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000. Such amount has been reported as a (non-cash) extraordinary item in the fiscal year 2001 statement of operations.

      Cost of sales decreased by $442,555 from the prior year, primarily reflecting the decrease in the Business Express and Business Express LSS centers sold. General and administrative expenses of $5,628,014 increased by $626,182 or 13%. This increase was due to increased product development costs of $450,000, public relations expenses of $188,000, license expense for DoubleClick Adserver software of $120,000, market research expenses of $88,000, trade show and related travel expenses of $74,000, offset by a decrease in legal expenses of $238,000, primarily associated with the MBE litigation which has been settled in fiscal year 2001.

     Compensation expense was $2,966,776, an increase of $463,611 or 19% from the previous year. The increase was due to an increase in executive bonus expense of $234,000 or 66%, of which $201,000 was non-cash. Additional increases in salaries and related employee benefits of $169,000 or 9%, are due to increased personnel activities in all areas of the Company and an increase of $51,000 in the matching 401K Company contributions instituted in July 2000. The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000.

          Depreciation expense of $209,646 increased by $99,095, which is directly attributable to the increased depreciable asset base.

          Other income and expense decreased by $481,909, primarily as a result of the extension of the amortization period of the debt discount due to the exchange of certain 1999 Senior Notes into 2000 Senior Notes, which is a non-cash expense.

          In November 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) required companies to adopt a new methodology for computing the beneficial conversion feature of convertible securities, which is to be applied retroactively for commitments entered into on or after May 20, 1999. Accordingly, a one-time, non-cash charge of $821,000 has been recorded for the cumulative effect of accounting change as required under the guidance provided by the EITF.

New  Accounting  Pronouncements

In June 2001, the FASB issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. Statement No. 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. As Statement No. 142 is effective for fiscal years beginning after December 15, 2001, the Company will adopt the Statement on July 1, 2002. Although the Company did not adopt Statement No. 142 until fiscal year 2003, the nonamortization provisions of Statement No. 142 for combinations initiated after June 30, 2001 are applicable for the Company effective July 1, 2001.

Under Statement No. 142 the Company will test goodwill for impairment during fiscal year 2003 using the transitional two-step process prescribed in Statement No. 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company expects to perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of July 1, 2002 in the second quarter of fiscal year 2003. If the first test indicates a potential impairment, the second phase will be completed to calculate any actual impairment. Any impairment charge resulting from these transitional impairment tests will be reflected as the cumulative effect of a change in accounting principle in the first quarter of fiscal year 2003. The Company has completed the transitional test of goodwill as of July 1, 2002, as prescribed in Statement No. 142, during the quarter ended December 31, 2002 using a discounted cash flow analysis. The Company has concluded that there were no goodwill impairment indicators to be recorded as a result of this transitional test.

The FASB recently issued Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB`s new rules on asset impairment supersede FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard will be adopted by the Company on July 1, 2002 and are not expected to have a significant effect on the Company`s financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations -Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Upon adoption of SFAS No. 145, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods that does not meet the criteria of APB Opinion No. 30 for such classification should be reclassified to conform with the provisions of SFAS No. 145. Accordingly, the $863,000 extraordinary loss on the 2001 exchange of debt (Note 10), has been reclassified as a loss from continuing operations during fiscal year 2001 in the accompanying consolidated financial statements.


PLAN  OF  OPERATIONS

     At December 31, 2002 we had a total of 1,728 TransActs and e-Ports at various hotels, vending machines and amusement theme parks located throughout the United States and Canada.

     During the six months ended December 31, 2002, revenues generated from equipment sales of Business Express and related hospitality offerings were approximately $340,000. These revenues were a result of USA`s sales of the equipment with various hotel chains, directly and through distributors.

     In May 2002, we acquired Stitch to increase product offerings and the related revenues. These revenues would include product revenues based on purchases of cameras and film and the related monthly service fees. Additionally, certain Stitch personnel which the Company believed would enhance its business were also acquired. Since we acquired Stitch, we have eliminated a substantial number of former Stitch employees, are in the process of combining technologies, consolidating facilities and reducing duplicative operating expenses. We are also attempting to reduce our operating expenses incurred in connection with the ongoing Stitch business operations.


     During the six months ended December 31, 2002, the costs incurred in the ongoing maintenance of our network were reduced by approximately $500,000. The costs saved in eliminating the Stitch employees were approximately $500,000 per year.

     In March 2002, the Company signed an agreement with MEI (Mars Electronics), a world leader in the manufacturing of electronic coin mechanisms and dollar bill acceptors for the vending industry. MEI has agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions. Commercial availability is planned for spring 2003 and through the date of this prospectus no revenues have been generated from this arrangement.

     Recently, the Company completed development of an e-Port application using hotel room keys, and 40 vending machines are now operating with such technology at the 1,400 room Gaylord Palms Resort Hotel in Orlando, Florida. Through the date of the prospectus, approximately $14,000 of reveneues have been generated through these equipment sales.

     The Company`s Vending Machines for the Kodak Program are purchased from Dixie Narco and the film and cameras are purchased directly from Eastman Kodak Company. Product revenues through the six months ended December 31, 2002 were approximately $279,000. In addition, during this period, service and transaction fee revenues were approximately $325,000 related to this program.

          In October 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company which is a supplier of microprocessors to the retail point of sale industry. The agreement allows the Company`s proprietary network software (USAlive) to be embedded on a chip produced by ZiLOG. The Company would license its software to the purchaser and would receive a fee from the licensing of each such chip. A second revenue stream could be generated when those who buy the retail point of sales terminals begin to use them, because they could elect to use the USA network which is embedded on the chip. As of the date of this prospectus, no products have been available for commercial use and accordingly, no revenues have been generated.


     In laundry, American Sales Inc. (ASI) signed a five year agreement to purchase units of Stitch`s e-Suds laundry solution for their university locations in the Midwest, with initial installations to begin in the summer of 2002. The agreement provides that if ASI purchases at least 9,000 units over the contract period, then ASI shall have exclusive rights to the units in Ohio, Kentucky, Indiana, Michigan and Marshall University. Through the date of this prospectus ASI has not purchased any units.

LIQUIDITY  AND  CAPITAL  RESOURCES

           During the fiscal year ended June 30, 2002, the Company completed several financing transactions. Net proceeds of $3,912,765 were realized from private placement offerings of Common Stock including the exercise of Common Stock Purchase Warrants and Options, and net proceeds of $3,944,233 were realized from private placement offerings of Senior Notes. As of June 30, 2002, the Company had a working capital deficit of $4,607,486, which included cash and cash equivalents of $557,970 and inventory of $877,814.

          During the fiscal year ended June 30, 2002, net cash of $6,133,766 was used by operating activities, primarily due to the net loss of $17,314,807 offset by a non-cash charge of $4,532,533 for Common Stock, options and warrants issued for services; $3,032,479 of non cash amortization primarily to record an impairment charge of $2,663,000 to reduce such software development costs to fair value; and $1,513,118 of non-cash amortization of the debt discount relating to the Senior Notes. During the fiscal year ended June 30, 2002, net cash used in investing activities was $63,459 principally due to the increase in software development costs of $2,238,771 relating to the e-Port and associated network, offset by the cash acquired in the Stitch acquisition. The net cash provided by financing activities of $5,937,625 was attributable primarily to net proceeds generated from the issuance of Common Stock through private placements, exercise of Common Stock Purchase Warrants, and net proceeds generated through the issuance of 2001 and 2002 Senior Notes, as described in the prior paragraph, offset by the paydown during June 2002 of $2,165,000 of debt assumed in the Stitch acquisition.

     In June 2002, the Company commenced a private placement offering (the 2002-A offering) of up to $4,000,000 of Convertible Senior Notes (later increased to $4,300,000). The offering consists of up to 400 units at $10,000, convertible into Common Shares at $.20 per share. Each noteholder initially was to receive 20,000 Common Stock warrants for each unit purchased. However, subsequent to June 30, 2002, the offering was amended to replace the warrants with 20,000 shares of Common Stock for each unit. The offering is exempt from the registration requirements of the Act pursuant to Section 4(2) and Rule 506 thereunder and is being offered and sold only to accredited investors. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock. The offering terminated October 31, 2002 with total subscriptions of $4.284 million received prior to any shareholder conversion. Mr. Jensen and Mr. Herbert have each subscribed for $100,000 into this offering, as compensation for services rendered and to be rendered.

          During August 2001, the Company issued to La Jolla Cove Investors a $225,000 (increased by $100,000 on June 18, 2002) Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. La Jolla is limited to no more than 5% of the investment that is convertible during any month. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the

Debenture. The Company has filed at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. At June 30, 2002, there were $243,000 Convertible Debentures outstanding with a due date extended (by Agreement on June 18, 2002) to August 2, 2004. Subsequent to June 30, 2002 and through December 31, 2002, La Jolla converted $51,000 of Debentures into 495,422 shares of Common Stock and exercised Warrants at an average price of approximately $.103 per share to purchase 4,954,210 shares of Common Stock. Total proceeds for the warrants were $510,000, for which the Company received cash proceeds of $350,000 and utilized a previously received deposit of $160,000.

     In connection with the Stitch acquisition (Note 3 to the Consolidated Financial Statements), the Company assumed long term debt of $3,976,000 which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002. All but $225,000 of these working capital loans bear interest at a variable rate based on the bank`s prime rate. These loans are secured by the assets of Stitch. At June 30, 2002 $275,000 of working capital loans are outstanding of which $225,000, bears interest at 6.75%, was payable on July 8, 2002 and $50,000 was payable on demand. Subsequent to June 30, 2002 and through February 21, 2003, the Company has made payments to the bank totaling $ 66,939. The outstanding balance as of March 31, 2003 is $ 167,711. On July 26, 2002,
August 29, 2002 and September 27, 2002, October 31, 2002, February 3, 2003 and February 19, 2003, the bank agreed to extend the due date of these notes until September 1, 2002, October 1, 2002, November 1, 2002, December 1, 2002, March 1, 2003 and March 17, 2003, respectively. In connection with these extensions, the Company paid $3,000 of fees to the bank. The Company is currently in default under this loan and is in discussions with the bank to renogiate this debt.

     Also as a result of the Stitch acquisition, the Company incurred increased operating costs. For the six month period ended December 31, 2002, this increase was approximately $900,000. As discussed above, we are attempting to reduce these increased operating expenses.

       At June 30, 2002 the Company also has a $1.5 million borrowing facility available (the Facility) to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings are made from time to time under the facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company has granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to June 30, 2002, the Company has not borrowed any additional funds under this facility.

     A summary of outstanding debt obligations of the Company at December 31, 2002 is as follows:
                                                        December 31
                                                           2002
                                                       ------------
                                                        (Unaudited)
                Bank facility                          $ 1,044,900
                Working capital loans                      194,635
                IBM inventory financing                      2,047
                Capital lease obligations                   24,799
                                                       ------------
                                                         1,266,381
                Less current portion                       789,373
                                                       ------------
                                                        $  477,008
                                                       ============

     During the remainder of fiscal 2003, the Company anticipates expensing additional expenditures of approximately $0.5 million for enhancements to its software development on its network.

     The Company has incurred losses of $17.3 million, $11.0 million, and $7.2 million during each of the fiscal years ending June 30, 2002 and 2001, and for the six months ended December 31, 2002, respectively, and cumulative losses from inception through December 31, 2002 amounting to $60.5 million. At December 31, 2002 the Company`s working capital deficit is $7,979,127. A primary reason for the increase in the deficit from June 30, 2002 is the inclusion in current liabilities of the senior notes payable on December 31, 2003. The Company will require additional debt or equity financing for its operations which may not be readily available. These factors raise substantial doubt about the Company`s ability to continue as a going concern. The Company`s independent auditors have included an explanatory paragraph in their report on the Company`s June 30, 2002 consolidated financial statements. The Company believes that the funds available at June 30, 2002 combined with events that have occurred to date and are anticipated to occur including the anticipated revenues to be generated during fiscal year 2003, the potential capital to be raised from the exercise of the Common Stock Purchase Warrants, the funds anticipated to be received in current and future private placements, and the ability to reduce anticipated expenditures, will allow the Company to continue as a going concern. In this regard, management estimates that the cash as of March 31, 2003 of approximately $500,000 plus funds raised through sales of securities would fund our cash requirements of $700,000 per month through at least June 30, 2003.

During the 2002 fiscal year the Company used cash of approximately $500,000 per month in its operations. During the six months ended December 31, 2002 the Company used cash of approximately $700,000 per month in its operations and continues to use $700,000 per month of cash in operations per month subsequent to December 31, 2002.

The Company`s current liabilities at December 31, 2002 of $11.7 million principally consist of outstanding debt in the amount of approximately $800,000, accounts payable of $4.1 million, accrued expenses of $2.2 million and $5,034,000 of Senior Notes maturing in December 2003. Of this amount $3,352,000 of such current liabilities related to the Company`s wholly owned subsidiary, Stitch Networks Corporation.

The Company is currently in default on a working capital loan acquired in connection with the Stitch acquisition with a current outstanding balance of $167,000. The Company is currently in discussions with the bank to renegotiate the terms of this debt. The equipment line of credit acquired in the Stitch acquisition has an outstanding balance of $1,043,000 at December 31, 2002. The Company is current on its payment terms for this line of credit agreement.

At December 31, 2002 accounts payable was approximately $4.1 million of which $2.5 million is outstanding greater than 90 days. The Company works with its vendors on a continuous basis to reduce the outstanding payable balances. The significant amount of our working capital deficit has had the effect of increasing the immediacy of timing of our capital needs. In addition, the time and attention given by management to satisfying our working capital deficit detracts from management`s pursuit of development and sales of our products.

In March 2003 the Company`s Board of Directors granted to the holders of the Senior Notes due in December 2003 the right to extend the maturity date to December 31, 2006 in exchange for the conversion rate on these notes from $1.25 per share to $.20 per share. Management anticipates that substantially all of the note holders will accept this change and, accordingly the Company does not believe it will require any substantial amounts of cash to fund these obligations at their maturity at December 31, 2002. As of April 7, 2003, $1.7 million of the 2003 notes have been extended to December 31, 2006 and $2.1 million of the 2004 notes have been extended to December 31, 2007.

We currently have very limited cash resources and liquidity, and must continue to raise funds through sales of our securities in order to continue business operations. For the 2003 calendar year, the Company anticipates that it would require cash of $8.4 million for funding of business operations ($700,000 per month) and $7.0 million to pay all of our accrued and unpaid liabilities as of December 31, 2002 (consisting of $4.1 million of accounts payable, $2.2 million of accrued expenses, and $.8 million of current obligations under long-term debt) for a total funding requirement of $15.4 million.

After subtracting $2.0 million of certain current assets as of December 31, 2002 (consisting of cash, accounts receivable and inventory) and the $1.9 million raised by us through March 31, 2003 from the sale of shares and exercise of our noteholder warrants, we anticipate our additional cash needs for the 2003 calendar year to be $11.5 million.

Of this $11.5 million amount, we anticipate raising $3.3 million from the existing in the money warrants and $2.2 million from the sales of our shares of Jubilee acquired in February 2003. The balance of $6.0 million is anticipated to be raised by us from the sales of additional securities during the calendar year. To the extent that the shares of Jubilee do not result in the anticipated proceeds, or to the extent that less warrants are exercised than anticipated, we would have to sell additional securities. The funds required to be raised through the sales of additional securities would be reduced by the cash, if any, generated from our operations during the calendar year, and the continued reductions, if any, in our operating costs associated with the Stitch business operations. To the extent that we are unable to generate sufficient cash as outlined above, we intend to pay our current operating expenses and will attempt to continue to negotiate with our past due creditors.

COMMITMENTS

      The Company leases its principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $14,000 plus utilities and operating expenses. The lease expired on June 30, 2002, and subsequently the Company has leased these facilities on a month to month basis. With the acquisition of Stitch Networks, the Company acquired 12,225 square feet of rented space in Kennett Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company is consolidating facilities, and therefore has vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 3 to the Consolidated Financial Statements). The Company is attempting to secure a tenant to sublease the space for the duration of the lease and is in default under the lease since August, 2002. Subsequent to June 30, 2002, the Company also signed a lease for 16.5 months for $4,000 per month for additional space in Malvern, PA for business activities.

Other  Events

     During September 2002, the Company issued to an investor, Yomi Rodig, 2,000,000 shares of its restricted Common Stock at $.12 per share generating gross proceeds of $240,000. This investor also received a warrant to purchase up to 2,000,000 shares of restricted Common Stock of the Company at $.10 per share at any time on or before November 30, 2002 (subsequently extended to April 30, 2003) and if all such warrants are exercised, the investor was granted another warrant to purchase up to 2,000,000 shares of Common Stock at $.10 per share expiring April 30, 2003. We have agreed to register for resale these shares as well as the shares underlying the warrants for a period of one year from the date of this prospectus.

     Subsequent to June 30, 2002 and through October 31, 2002 the Company issued $3.84 million of 2002-A Senior Notes. A total of $1,329,800 of these Senior Notes are to certain officers, directors and consultants of the Company in exchange for services to be performed and are therefore reflected as prepaid professional fees at December 31, 2002.

     During October 2002, the Company issued to an investor, Alpha Capital Aktiengesellschaft, 1,500,000 shares of its restricted Common Stock at $.10 per share generating net proceeds of $123,000. The investor also received a warrant to purchase up to 750,000 shares of restricted Common Stock of the Company at an exercise price of $0.15 per share exercisable at anytime for five years. On the seventh business day after the date of this prospectus, the investor has agreed to purchase an additional 1,500,000 shares of restricted Common Stock at $.10 per share and receive another warrant to purchase up to 750,000 shares of restricted Common Stock at the then closing price exercisable for 5 years. We have agreed to register for resale these shares and the shares underlying the warrants until November 2005. The Company paid a finder`s fee of $15,000 to Libra Finance, S.A. in connection with the investment.

     During October 2002, the Company issued to an investor, Kazi Management VI, Inc., 3,571,429 shares of its restricted Common Stock at $.07 per share generating net proceeds of $244,925. This investor also received a warrant to purchase up to 7,142,858 shares of restricted Common Stock of the Company at $.07 per share at any time on or before October 26, 2007, and a warrant to purchase up to 7,142,858 shares of Common Stock at $.07 per share and up to 5,000,000 shares at $.10 per share over a one year period. None of these warrants have been exercised as of December 31, 2002. We have agreed to register for resale these shares as well as the shares underlying the warrants for a period of five years.

     During October 2002 the Company`s Board of Directors also approved that for the quarterly interest payment made by the Company on the 12% Convertible Senior Notes (for September 30, 2002 and December 30, 2002), at the option of the note holder, the interest payment due can be used to purchase shares of the Company`s Common Stock at a rate of $.20 per share. For each share purchased, the note holder shall receive a warrant to purchase one share of the Company`s Common Stock at $.20 per share exercisable at any time prior to June 30, 2004. During the three and six months ended December 31, 2002, 529,324 and 593,634 shares respectively, were issued for payment of the quarterly interest payment and 529,324 and 593,634 warrants to purchase Common Stock were issued to the note holders, respectively. The fair value of the warrants issued of approximately $93,000 was determined using the Black Scholes Valuation Model.

     During October 2002, the Company agreed to issue 1,480,000 shares of its Common Stock to certain of its employees and consultants at $.16 per share. Such shares were issued for services to be performed in subsequent periods. At December 31, 2002, $236,800 is reflected in prepaid professional fees for the services that have not been performed as of December 31, 2002.

     During October 2002, the Company granted to all of the holders of the 12% Convertible Senior Notes, 10,306,026 Common Stock warrants to purchase Common Stock at $.10 per share. The total number of the warrants issued was that number of shares equal to 75% of the dollar amount of the Senior notes held by the note holders. The warrants are exercisable through November 30, 2002 (subsequently extended through April 30, 2003). Upon the exercise of this warrant by the Senior note holder, the Company granted an identical number of warrants to that note holder with an exercise price of $0.10 per share exercisable through April 30, 2003. Through December 31, 2002, the note holders exercised a total of 5,080,261 Common Stock warrants of the originally granted warrants of the 10,306,026 warrants initially granted, generating gross proceeds to the Company of $508,026. An additional 5,080,261 warrants were granted upon the exercise of the initial warrant to these note holders at December 31, 2002. Of these additional March 2003 warrants, 291,376 were exercised as of December 31, 2002, generating gross proceeds to the Company of $29,138. Subsequent to December 31, 2002 and through February 12, 2003, 475,909 of the Common Stock warrants expiring on January 31, 2003 and March 31, 2003, were exercised at $.10 per share by the 12% Senior Note Holders generating gross proceeds of $47,591.

     During August 2001, the Company issued to an investment company a 9.75% $225,000 Convertible Debenture maturing August 2003. On June 18, 2002, the Debenture was increased by $100,000, the maturity date extended to August 2004, and the conversion rate was lowered. Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 72% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. The investment company is limited to no more than 5% of the investment that is convertible during any month, on a cumulative basis. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, the investment company shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company will issue to the investment company warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture at the same conversion price as the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. During the six months ended December 31, 2002, the investment company converted $51,000, of the Debenture resulting in the issuance of 495,421 shares of Common Stock, and exercised related warrants for 2,941,950 shares, resulting in gross proceeds of $510,000 during the six months ended December 31, 2002. The investment company has paid the Company $120,000 towards a future exercise of Common Stock warrants which has been reflected in deposits at December 31, 2002.

     In February 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust, made an equity investment in USA Technologies at U.S. $0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$3,000,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies a U.S.$3,000,000 equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used by the parties for the transaction was One British Pound equals U.S.$1.6042. The Company intends to attempt to sell the Jubilee shares from time to time in order to generate cash. In addition, the Jubilee shares would be available to pledge as collateral for a loan. We transferred 131,000 of our Jubilee shares to our investment bankers, Technology Partners (Holdings) LLC, in payment for services rendered in the Jubilee transaction.

     The shares issued to Jubilee by USA Technologies are not registered under the Securities Act of 1933, as amended. The Jubilee shares issued to USA Technologies are admitted to listing on the London Stock Exchange under the symbol JIT. At the present time, there is not an established trading market for Jubilee shares. USA Technologies has agreed not to sell the Jubilee shares for a period of 90 days from January 24, 2003, and to sell a maximum of 10% of the Jubilee shares during each month thereafter. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. USA Technologies has agreed to use its best efforts to file an appropriate Registration Statement with the Securities and Exchange Commission no later than June 30, 2003 registering all of the shares issued to Jubilee for resale under the Act and to use its best efforts to keep such registration statement effective for a period of three years.

     In November 2002 and through April 4, 2003, the Company sold an aggregate of 13,327,880 shares to 126 accredited investors at $.10 per share for a total of $1,332,788. The offer and sale of the shares was exempt from registration under Rule 506 promulgated under the Act. We have agreed to register the shares under the Act for resale at our cost and expense for a period of 2 years.

    In March 2003, we issued warrants to La Jolla Cove Investors, Inc. to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows: 3,000,000 on the three month anniversary of the date of this prospectus; 3,000,000 on the 6 month anniversary of the date of this prospectus;
and   3,000,000 on the 9 month anniversary of the date of this prospectus. The warrants may not be exercised without our consent on any date on which the closing price of our shares is less than $.40. We have agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act.

     In April 2003, we issued 551,327 shares and warrants to purchase up to 551,327 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and there was no general solicitation or advertising.

     From November 2002 through March 31, 2003, the holders of the noteholder warrants issued in November 2002 exercised warrants for 6,491,691 shares at $.10 per share for a total of $649,169.

                                    BUSINESS

     USA Technologies, Inc., a Pennsylvania corporation (the "Company") was founded in January 1992. Currently, the Company`s core business is its cashless payment and control network. The equipment component of the network is e-Port, or TransAct , and any associated equipment such as copiers, computers or vending machines. When sold to hotels, the TransAct plus office equipment is called the Business ExpressR. The e-Port or TransAct allows a consumer to use a credit card to make a purchase from host equipment such as copiers, computers or vending machines and gathers information about sales and operations of the host equipment. The e-Port currently targets the vending industry. USA Technologies has historically generated some revenues from the direct sale of this equipment. A second source of revenues is generated from product sales from our Kodak vending machines. Transaction processing revenue is recognized upon the usage of the Company`s cashless payment and control network. Service fees for access to the Company`s equipment and network services are recognized on a monthly basis.

     The network component provides the auditing and financial services, and results in service and transaction revenues. The auditing feature would capture supply chain data (units sold, what sold, price of units sold) and other machine information, and send the information back to either a customer`s network or to the USA network for reporting. The financial feature includes acting as a `super merchant` for our customers - thereby helping them to avoid getting certified with credit card processors to do unattended transactions; and providing refunds, payments, and reporting of the credit card transactions. This component generates monthly network service fees, plus transaction processing fees from the retention of a portion of the monies generated from all credit card transactions conducted through its cashless payment and control network.

          As of June 30, 2002, the Company had a total installed base of 1,309 control systems, primarily 727 Business Express control systems, 168 Business Express Limited Service (LSS) control systems, and 229 standalone TransAct control systems located at 394 hospitality locations throughout the United States and Canada. In addition, there were 157 e-Port control systems located at vending locations in the United States and 323 Kodak vending machines. At December 31, 2002, the Company had a total of 1,728 terminals shipped and installed at various hotels, vending machines, amusement parks, retail locations and business/industry locations throughout the United States and Canada.


Our cashless payment and control network operates as follows:

-    The  consumer  swipes a credit card through the e-Port or TransAct system.
-    The e-Port or TransAct transmits the request to the credit card processor.
-    The e-Port or TransAct activates the equipment for use by the consumer.
- Once the consumer finishes using the e-Port or TransAct, the control system transmits a record of the transaction to the credit card processor.
- The credit card processor electronically transfers the proceeds derived from the transaction, less the credit card processor`s charge (i.e. transaction fees), to us.
- Finally, we forward money (check or electronic) to each customer representing its share of the proceeds.


     For the years ended June 30, 2002 and 2001, and for the six months ended December 31, 2002, the Company has expensed approximately $1,187,000, $1,260,000 and $882,000, respectively for the development of its proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of the Company`s employees and is reflected in compensation and general and administrative expense in the accompanying consolidated financial statements. Through March 31, 2002 the Company had capitalized approximately $5.3 million for the services of IBM, to program the enhancements to the Company`s proprietary "USAlive" server network and to the e-Port (TM) client. During the fourth quarter of fiscal 2002, the e-Port (TM) product and related network became available for general release to the Company`s customers. Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port (TM) product and network and, accordingly, during the fourth quarter of fiscal 2002, the Company recorded an impairment charge of approximately $2.7 million to reflect the software development costs at its net realizable value. See Note 2 to the Consolidated Financial Statements.



INDUSTRY  TRENDS

     USA Technologies would like to participate in two important emerging market spaces within the Internet economy: electronic commerce and pervasive computing. USA Technologies intends to continue to further develop its proprietary technologies, e-Port (TM) and TransAct payment systems, in order to attempt to take advantage of two trends:

1. Emergence of pervasive computing/`Internet Everywhere` appliances (Source: IDC Information Industry and Technology Update, 1999-2000, p. 29-38). Growth in pervasive computing devices is expected to fuel growth of Internet/e-Commerce. These intelligent or `smart` devices (e.g. vending machines, personal digital assistants, credit card readers etc) are embedded with microprocessors that allow users to gain direct, simple and secure access to relevant information and services via the Internet without the need for a PC.

          It is projected that two billion people will be accessing the web with `non-PC` Internet appliances which are simple to use and less costly than a conventional PC (e.g. digital assistants, intelligent cell phones, game devices). Billions of vending machines, television set top boxes, automobiles, telephones and payment devices of all types are anticipated to be embedded with computational ability and connected to the Internet.

2.     Growth  in  electronic  commerce.

     By the year 2003, it is projected by IDC (Information Industry and Technology Update, 1999-2000, pp. 30) that 500 million Internet users will be accessing information and conducting commerce over the Internet (versus 160 million users in 1998). This increased use would amount to two new users per second.

CASHLESS  PAYMENT  PROCESSING

          Each of the Company`s cashless control systems records and transmits all transaction data to the Company, which then forwards it to the credit card processor and related system involving the banks and the credit card companies such as Visa, MasterCard and American Express. Based on the transaction data, the payment for services rendered or product purchased is then electronically transferred to the Company`s bank (less various financial charges). The Company then forwards to the location its agreed upon share of the funds, through check or EFT. In hospitality, if the Company has sold the business center equipment to the location, the portion retained by the Company is generally 5% of the gross revenues. In cases where the Company continues to own the equipment, the portion retained can be as high as 90% of gross revenues. In the Kodak program, charges for product have been negotiated to give Stitch a reasonable margin. In addition the Company charges a fixed monthly management fee which is generally $20-$25 per control system for existing hospitality locations.

PRODUCT  LINES

THE  E-PORT (TM)  FOR  VENDING

          In  general,  our  wireless  vending  service  enables:

     - cashless transactions including credit cards, smart cards, student Ids, PDAs and cell phones;

     - real-time access to monitor inventory, sales, audit (cash and credit) and machine maintenance via the internet from any PC;

     - the potential of an added revenue stream with the LCD color touch screen for displaying interactive advertising and content.

     With the acquisition of Stitch Networks, the Company has acquired vending business with Eastman Kodak. This consists of locating specially designed Kodak vending machines in high profile venues across the United States such as amusement parks, zoos, and sports stadiums. The vending machines dispense disposable cameras and associated film.

     The e-Port (TM) allows a consumer to use a credit card or other forms of cashless payment to make a purchase, and also gathers information about sales and operations of the host equipment. Additional capabilities can include internet connectivity and wireless communications. With some additional effort, capability for public access electronic commerce and advertising is possible.

THE  BUSINESS  EXPRESS (R) FOR  HOTELS

     The hotel/motel hospitality industry has become more competitive as chains increase efforts to attract the most profitable customer: the business traveler or conference attendee, who accounts for the majority of hotel occupancy, stays longer and spends more per visit than the leisure traveler. For these reasons, hotels have become responsive to the needs of the business traveler. The Business Express enables a hotel to address some of these needs, while offering the possibility of generating incremental revenue.

     The Business Express utilizes the Company`s existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product in a functional kiosk type workstation. All devices are cashless, therefore eliminating the need for an attendant normally required to provide such services.

          Our  hotel  service  enables:

     -    cashless  transactions  using credit cards and room cards for payment;
     -    access  to  unattended 24/7 business center services for hotel guests;
     - access to vending machines for hotel guests with the use of their room card.

E-SUDS (TM)  FOR  LAUNDRY

          With the acquisition of Stitch Networks, the Company has acquired additional product line enhancements. One such enhancement is our university laundry services which enable:

     - students to go on-line and check the availability of laundry machines and receive email or a page when their laundry cycles are complete;

     - students to charge the cost of their laundry to their credit card or student account;

     - laundry operators to access inventory, sales, audit and maintenance via the internet from any PC;

     - laundry operators to benefit from additional revenue through the sale of detergent automatically added to the wash cycle.

MARKETING

     As of June 30, 2002, the Company was marketing and selling its products through its full time staff consisting of six people. The Company is primarily focused on the vending, hospitality, office equipment and laundry industries.

     In the vending industry, the e-Port (TM) is being purchased by soft drink bottlers and independent vending operators throughout the USA and Canada. On the soft drink bottler side, heavy effort is being put into securing initial distribution agreements with the top ten Coke and Pepsi bottlers, and Dr. Pepper. The initial installations of e-Port (TM)s are already complete for a number of bottlers. Three of the premier national independent vending operators, Compass, ARAMARK and Sodexho, have already installed e-Port (TM) in various locations. One major vending operator, International Vending Management, has signed a contract with the Company although nominal revenues have resulted to date from this contract.

     In March 2002, the Company signed an agreement with MEI (Mars Electronics), who agreed to sell and distribute an MEI branded cashless payment system to be developed by the Company, as part of its portfolio of vending solutions. By contract, MEI has committed to buy a minimum of 10,000 unit of the USA product over the course of 24 month agreement or pay the Company $4.00 per unit for any shortfall. As of the date of this prospectus, no revenues have been generated from this contract.

     The Company continues to work with the top vending machine manufacturers in order to incorporate our e-Port (TM) technology into vending machines at the factory (OEM); and with authorized resellers. In the hospitality industry, Business Express continues to be one of the premier solutions for automated business centers. The addition of e-Port (TM) technology for vending machines located in hotels now offers a "one-stop shopping" experience to hotels who also have or are considering purchasing a USA business center. In laundry, American Sales Inc. (ASI) signed a five year agreement to purchase units of Stitch`s e-Suds laundry solution for their university locations in the Midwest. Through the date of this prospectus, no units have been purchased by ASI.

     In October, 2002, the Company signed a Strategic Alliance Agreement with ZiLOG Corporation, a semiconductor company which is the largest supplier of microprocessors to the retail point of sale industry. The agreement allows the Company`s proprietary network software (USAlive) to be embedded on a chip produced by ZiLOG. The Company would license its software to the purchaser and would receive a license fee. A second revenue stream could be generated when those who buy the retail point of sales terminals begin to use them, because they could elect to use the USA network which is embedded on the chip procurement. As of the date of this prospectus, no products have been available for commercial use and accordingly, no revenues have been generated.

     The Company`s e-Port (TM) can be manufactured for us by an independent contract manufacturer, RadiSys. Product orders to RadiSys are governed by the Design and Manufacturing Agreement signed in June, 2000. In March, 2001, a manufacturing agreement between the Company and Masterwork Electronics was signed, to provide the Company with additional manufacturing capability for e-Port (TM).

     The Company anticipates obtaining the other components of its business center (computers, printers, fax and copy machines) through Decision One and CDW. Orders are regularly placed for expected orders weeks in advance.

COMPETITION

     We are aware of three competitors who offer unattended business centers in the hospitality industry in competition with the Business Express. We believe that our products (currently located in 400 locations) are in approximately seventy-five percent of the locations currently utilizing unattended business centers. We are aware of one competitor in regards to our e-Port control systems for use in the beverage vending industry. There are at the present time very few installations of this product.

     In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with our e-port control systems targeted to the beverage vending industry. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. The Company is also aware of several businesses that make available use of the Internet and use of personal computers to hotel guests in their hotel rooms. Such services might compete with the Company`s Business Express , and the locations may not order the Business Express , or if ordered, the hotel guest may not use it.


PATENTS,  TRADEMARKS  AND  PROPRIETARY  INFORMATION

     The  Company  received  federal  registration  approval  of  its trademarks
Business Express , C3X, TransAct , and Public PC, and has applied for federal registration of its trademarks Copy Express and e-Port (TM). Through its wholly owned subsidiary, Stitch Networks, the Company has secured three trademarks: eVend.Net, eSuds.Net and Stitch Networks.

      Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on certain of the Company`s technology.

     Through April 2, 2003, seventeen United States patents have been issued to us:
          o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";

          o U.S. Patent No. 5,637,845 entitled "Credit and Bank Issued Debit Card Operating System and Method for Controlling a Prepaid Card
Encoding/Dispensing Machine";

          o     U.S. Patent No. D423,474 entitled "Dataport";

          -      U.S. Patent No. D415,742 entitled "Laptop Dataport Enclosure";
          -      U.S. Patent No. D418,878 entitled "Sign Holder";
          - U.S. Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";
          - U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure";
          - U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure for a Vending Machine";
          - U.S. Patent No. 6,119,934 entitled "Credit Card, Smart Card and Bank Issued Debit Card Operated System and Method for Processing Electronic Transactions";
           - U.S. Patent No. 6,152,365 entitled "Credit and Bank Issued Debit Card Operated System and Method for Controlling a
                 Vending Machine";
          - U.S. Patent No. D437,890 entitled "Electronic Commerce Terminal Enclosure with a Hooked Fastening Edge for a Vending Machine";
          - U.S. Patent No. D441,401 entitled "Electronic Commerce Terminal Enclosure with Brackets";
         - U.S. Patent No. 6,321,985 entitled "System and Method for Networking and Controlling Vending Machines";
 -      U.S. Patent NO. 6,505,095 entitled "System for Providing Remote
        Audit, Cashless Payment, and Interactive Transaction
        Capabilities in a Vending Machine" (Stitch);
- U.S. Patent No. 6,389,337 entitled "Transacting e-commerce and Conducting e-business Related to Identifying and Procuring Automotive Service and Vehicle Replacement Parts" (Stitch);
- U.S. Patent No. 6,021,626 entitled "Forming, Packaging, Storing, Displaying and Selling Clothing Articles"; and
-       U.S. Patent No. 6,152,845 entitled "Credit and Bank Issued Debit
        Card Operated System and Method for Controlling a Prepaid Card Encoding/Dispensing Machine".



     In addition, two foreign patents, Canadian Patent No. D87998 entitled "Sign Holder" and Canadian Patent No. D91645 entitled "Laptop Data Port Enclosure" have been issued to USA. The Company has 39 patents pending and 22 patents have received notices of allowance as of April 2, 2003.

      The Company believes that the U.S. patent No. 6,505,095 entitled "System for providing remote audit, cashless payment, and interactive transaction capabilities in a vending machine" is very important in protecting its intellectual property used in its e-Port control system targeted to the vending industry. The patent expires in July 2021.

Employees

     On December 31, 2002, we had 31 full-time employees.

Properties

     We lease our principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $14,000 plus utilities and operating expenses. The lease expired on June 30, 2002, and subsequently, the Company has leased these facilities on a month-to-month basis. With the acquisition of Stitch Networks, the Company acquired 12,225 square feet of rented space in Kennett Square, PA. The rent is $11,153 per month and the lease expires on March 2005. The Company is consolidating facilities, and therefore Stich has vacated the rented space in Kennett Square. For that reason, the Company has accrued for the remaining payments of the lease of approximately $354,000 as part of the Stitch purchase price as of June 30, 2002 (see Note 3 to the Consolidated Financial Statements). The Company is attempting to secure a tenant to sublease the space for the duration of the lease and Stitch is in default under the lease since August, 2002. During the quarter ended September 30, 2002, the Company also signed a lease for 16.5 months at $4,000 per month for additional space in Malvern, PA for business activities.

Where to get more information

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC`s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Office of the SEC: 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC`s Washington, D.C. office at prescribed rates.

     Our filings may also be accessed through the SEC`s web site
(http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).

     We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

                                   MANAGEMENT

Directors and Executive Officers

     Our Directors and executive officers, on the date of this Prospectus, together with their ages and business backgrounds were as follows.

          Name                      Age       Position(s) Held
          ----                      ---       ----------------
George R. Jensen, Jr.               54       Chief Executive Officer,
                                             Chairman of the Board of Directors
Stephen P. Herbert                  40       President, Director
Haven Brock Kolls, Jr.              37       Vice President - Research and
                                             Development
Leland P. Maxwell                   56       Senior Vice President, Chief
                                             Financial Officer, Treasurer
Michael K. Lawlor                   41       Vice President - Marketing and
                                             Sales
William W. Sellers (1)(2)           80       Director
William L. Van Alen, Jr. (1)(2)     67       Director
Steven Katz (1)                     52       Director
Douglas M. Lurio (2)                46       Director
Edwin R. Boynton                    47       Director
Kenneth C. Boyle                    38       Director

(1) Member of Compensation Committee
(2) Member of Audit Committee

     Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

     George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

     Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

     Haven Brock Kolls, Jr., joined USA on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

     Leland P. Maxwell joined USA on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining us, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

     Michael K. Lawlor joined USA on a full-time basis in 1997 and was promoted to Senior Vice President, Sales and Marketing in September 1999. Prior to joining us, Mr. Lawlor worked with Aladdin Industries, a leading manufacturer of promotional drinkware, as Director of Restaurant Sales. From 1986 to 1995, Mr. Lawlor was employed in various sales capacities by Pepsi-Cola and was National Accounts Sales Manager when he departed in 1995. Mr Lawlor received an undergraduate degree in Marketing from the University of Texas.

     William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

     William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

     Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz`s prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

     Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

     Edwin R. Boynton joined the Board of Directors in July 1999. He is a partner of Stradley Ronon Stevens & Young LLP, and is a member of and currently the chair of the firm`s estates department. Mr. Boynton received his bachelor of arts degree from Harvard University in 1976 and his Juris Doctor degree from Duke University in 1979.

     Kenneth C. Boyle joined the Board of Directors in May 2002. Mr. Boyle is the Vice President & General Manager - eBusiness of the Maytag Corporation. He leads Maytag`s global eBusiness unit, which explores and develops e-commerce opportunities and Web enabled business models that support profitable growth across Maytag`s business units. He is responsible for all eBusiness efforts at the corporate level as well as business and brand specific activities at the operating unit level, inclusive of partnerships and strategy development. Prior to Maytag, Mr. Boyle served as a director of business development with iXL, a major global e-consulting firm. He was responsible for developing long-term, strategic relationships with Global 2000 companies and assisting them with consulting services to transform their traditional business models by leveraging Internet technology. Mr. Boyle began his career with Delta Air Lines. His ten-year career with Delta included management positions in sales and marketing and founding Delta`s e-commerce department. While there he led the development and implementation of initiatives to drive sales via the Internet, Internet-connected kiosks, smart card programs and other digital avenues.

Executive Compensation


     The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2000, June 30, 2001 and June 30, 2002 to each of the executive officers and employee of the Company named below.

                     SUMMARY  COMPENSATION  TABLE

                                  Fiscal
Name  and  Principal  Position    Year              Annual  Compensation     Long  Term  Compensation(4)
----------------------------      ------            ----------------------   ---------------------------
                                           Salary    Bonus    Other Annual          Restricted Stock
                                                     (1)      Compensation          Awards
                                  ------   -----     -----    -------------- ---------------------------

George R. Jensen, Jr.,            2002     $135,000  $288,000         $80,000 (3)      --
Chief Executive Officer           2001     $135,000  $140,000         --               --
                                  2000     $117,500  $ 80,000         --               --
---------------------------------------------------------------------------------------------------------
Stephen P. Herbert,               2002     $125,000  $270,000         $80,000 (3)      --
President                         2001     $125,000  $134,40          --               --
                                  2000     $107,500  $174,000         --               --
---------------------------------------------------------------------------------------------------------
Leland P. Maxwell, Chief          2002     $110,308  $151,200         --               --
Financial Officer, Treasurer      2001     $108,000  $44,240          --               --
                                  2000     $ 99,000  $29,000          --               --
---------------------------------------------------------------------------------------------------------
H. Brock Kolls, Senior Vice       2002     $125,769  $180,000         $50,000 (3)      --
President, Research &             2001     $120,000  $ 97,440         --               --
Development                       2000     $105,000  $124,000         --               --
---------------------------------------------------------------------------------------------------------
Michael K. Lawlor, Senior         2002     $103,846  $151,200         --               --
Vice President, Sales and         2001     $100,000  $ 38,640         --               --
Marketing                         2000     $ 83,200  $ 45,500         $43,000 (2)      --
---------------------------------------------------------------------------------------------------------
Adele H. Hepburn                  2002     $ 91,000  $472,609         --               --
Director of Public Relations      2001     $ 91,000  $171,700         --               --
                                  2000     $ 91,000  $147,800         --               --
---------------------------------------------------------------------------------------------------------

(1) For fiscal year 2000, represents shares of Common Stock issued to the executive officers during the fiscal year valued at $2.00 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes a $5,500 sales commission. For fiscal year 2001, represents shares of Common Stock issued to the executive officers during the fiscal year valued at $1.12 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes $1,265 sales commission. For fiscal year 2002, represents shares of Common Stock issued to the executive officers valued at $.45 per share, which was the market value on the date of grant (Mr. Jensen-640,000 shares; Mr. Herbert-600,000 shares; Mr. Kolls-400,000 shares; Mr. Maxwell-260,000 shares; and Mr. Lawlor-260,000 shares). For Mr. Maxwell and Mr. Lawlor in 2002, the bonus also includes 90,000 shares of Common Stock valued at $.38, which was the market price on the day of grant. This stock was awarded to reimburse them for tax payments incurred as a result of the award of a previous bonus. For Adele Hepburn in fiscal 2002, the bonus includes $408,267 of non cash compensation, as follows: 435,334 shares of Common Stock at $.60; 384,334 shares at $.10; and a $108,834 2001 - D 12% Senior Notes due
December  31,  2003.

(2)   Represents  cash  payment  by  the  Company  of  relocation  expenses.

(3) Represents cash payments authorized to reimburse certain executive officers for tax payments incurred from the award of a previous bonus.

(4) In July 1999, the Company extended the expiration dates until June 30, 2001 of the options to acquire Common Stock held by the following directors, officers, and employees: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; William Sellers - 15,500 options; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001. In February, 2001, all these options were further extended until June 30, 2003, and in addition the expiration dates of the following additional options were also extended to June 30, 2003: H. Brock Kolls - 20,000 options; Stephen Herbert
- 40,000 options; Michael Lawlor - 3,750 options; George Jensen - 200,000 options. In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003. Effective December 31, 2002, all of the outstanding options (whether vested or un vested) then held by each of Messrs. Jensen, Herbert, Kolls, Maxwell, Sellers, Van Alen, Katz, Lurio and Boynton were voluntarily canceled by each of the foregoing individuals.


         The following table sets forth information regarding stock options granted during the fiscal year 2002 to the executive officers of the Company and an employee named below:


             OPTION  GRANTS  DURING  FISCAL  YEAR  ENDED  JUNE  30,  2002


Name                    Number  of               Percent  of          Exercise          Expiration
                        Securities               Total Options        Price             Date
                        Underlying               Granted to           Per
                        Options                  Employees in         Share($)
                        Granted(#)               Fiscal Year (%)
-----------------------------------------------------------------------------------------------------------
George R. Jensen, Jr.   320,000(1)               9.6                   $.40             June 30, 2003

-----------------------------------------------------------------------------------------------------------
Stephen P. Herbert      300,000(1)               9.0                   $.40             June 30, 2003
-----------------------------------------------------------------------------------------------------------
Leland P. Maxwell       130,000(1)               3.9                   $.40             June 30, 2003
-----------------------------------------------------------------------------------------------------------
H. Brock Kolls           50,000                  1.5                   $.40             April 15, 2005
                        200,000(1)               6.0                   $.40             June 30, 2003
-----------------------------------------------------------------------------------------------------------
Michael K. Lawlor       130,000(1)               3.9                   $.40             June 30, 2003
-----------------------------------------------------------------------------------------------------------
Adele H. Hepburn        200,000                  6.0                   $.70             June 30,2003
                        300,000                  9.0                   $.40             November 23, 2003
-----------------------------------------------------------------------------------------------------------

(1) Represents shares issued by the Company during January 2002 in satisfaction of options issued in November 2001 at no cost to the named executive officer. The shares have been valued at $.45 per share, the price on the date of issuance. The value of these shares has been included in the Summary Compensation Table set forth above.

 TOTAL OPTIONS EXERCISED IN FISCAL YEAR ENDED JUNE 30, 2002 AND YEAR END VALUES

     This table gives information for options exercised by each of the named executive officers in fiscal year 2002, and the number of options held by these executive officers and an employee at fiscal year end.


                                                             Number  of
                                                             Securities          Value  of
                                                             Underlying          Unexercised
                                                             Unexercised         In-the  -Money
                                                             Options  at         Options  at
                                                             FY-End  (#)         FY-End($)
                       Shares Acquired                       Exercisable/        Exercisable/
Name                   On Exercise (#)   Value Realized ($)  Unexersisabble      Unexercisable
---------------------------------------------------------------------------------------------------------
George R. Jensen, Jr.  320,000(1)                   144,000  446,666/              0
                                                             33,334
---------------------------------------------------------------------------------------------------------
Stephen P. Herbert     300,000(1)                   135,000  263,334/              0
                                                             26,666
---------------------------------------------------------------------------------------------------------
Leland P. Maxwell      130,000(1)                    58,500  103,334/              0
                                                             16,666
---------------------------------------------------------------------------------------------------------
H. Brock Kolls         200,000(1)                    90,000  273,334/              0
                                                             26,666
---------------------------------------------------------------------------------------------------------
Michael K. Lawlor      130,000(1)                    58,500  83,334/               0
                                                             16,666
---------------------------------------------------------------------------------------------------------
Adele H. Hepburn           0                           0     577,000/              0
                                                             0
---------------------------------------------------------------------------------------------------------

(1) Represents shares issued by the Company during January 2002 in satisfaction of options issued in November 2001 at no cost to the named executive officer. The shares have been valued at $.45 per share, the price on the date of issuance. The value of these shares has been included in the Summary Compensation Table set forth above.

DIRECTOR  COMPENSATION
COMPENSATION  OF  DIRECTORS

     Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors or any Committee thereof.

     In April 2002, the Company granted to each of the five outside Directors (Messrs. Sellers, Van Alen, Katz, Lurio, and Boynton) options to purchase up to 100,000 shares of Common Stock at $.40 per share as compensation for serving the one-year term which commenced March 21, 2002. The options are fully vested and are exercisable at any time prior to April 12, 2005. Commencing on July 1, 2002 and at any and all times through June 30, 2003, each Director has been granted the right, without the payment of the per share exercise price of such options, to receive up to 50,000 shares represented by those options. In September 2002, Edwin P. Boynton elected to receive 50,000 shares in lieu of the above options.

     In February 2001, the Company granted a total of 300,000 options to purchase Common Stock at $1.00 per share to each of the then outside members of the Board (Messrs. Sellers, Van Alen, Smith, Katz, Lurio, and Boynton). Of these, 120,000 options vested immediately; 90,000 options vested on June 30, 2001; and 90,000 vested on June 30, 2002. The options are exercisable at any time within five years following the vesting.

     The Company has agreed to use its best efforts to register for resale all of the Common Stock underlying the above options under the Securities Act of 1933, as amended ("Act"), at the Company`s cost and expense. All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in Section 423 thereunder.

     On December 31, 2002, each of Messrs. Sellers, Van Alen, Katz, Lurio, and Boynton voluntarily canceled all of the outstanding options then held by them.

PRINCIPAL SHAREHOLDERS

COMMON  STOCK

     The following table sets forth, as of December 31, 2002, the beneficial ownership of the Common Stock of each of the Company`s directors and executive officers, the other employee named in the Summary Compensation Table set forth below, as well as by the Company`s directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number  of  Shares
     Name  and  Address               of  Common  Stock           Percent
     of  Beneficial  Owner            Beneficially  Owned(1)     of  Class(2)
     -------------------              ---------------------      ------------
George  R.  Jensen,  Jr.                       759,000(3)                  *
517  Legion  Road
West  Chester,  Pennsylvania  19382

Stephen  P.  Herbert                           486,050(4)                  *
536  West  Beach  Tree  Lane
Strafford,  Pennsylvania  19087

Haven  Brock  Kolls,  Jr.                      104,725(5)                  *
1573  Potter  Drive
Pottstown,  PA  19464

Leland  P.  Maxwell                            277,050                     *
401  Dartmouth  Road
Bryn  Mawr,  Pennsylvania  19010

Michael  K.  Lawlor                            407,050(6)                  *
131  Lisa  Drive
Paoli,  PA  19301

Edwin  R.  Boynton                             327,887(7)                  *
104  Leighton  Drive
Bryn  Mawr,  Pennsylvania  19010

Douglas  M.  Lurio                             257,213(8)                  *
2005  Market  Street,  Suite  2340
Philadelphia,  Pennsylvania  19103

William  W.  Sellers                           912,108(9)                  *
394  East  Church  Road
King  of  Prussia,  Pennsylvania  19406

William  L.  Van  Alen,  Jr.                   274,005(10)                 *
Cornerstone  Entertainment,  Inc.
P.O.  Box  727
Edgemont,  Pennsylvania  19028

Kenneth  C.  Boyle                             126,188  (11)               *
403  West  Fourth  Street  North
Newton,  Iowa  50208

Adele  H.  Hepburn
208  St.  Georges  Road
Ardmore, Pennsylvania 19003                    2,316,983(12)           1.19%

Kazi  Management  VI,  Inc.
30  Dronningens  Gade,  Suite  B  30
St.  Thomas,  Virgin  Islands  00802           22,857,145(13)          11.7%

All  Directors  and  Executive  Officers
As  a  Group  (11  persons)                    3,931,276(14)           2.02%
 ---------
 *Less  than  one  percent  (1%)

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of December 31, 2002, are deemed to be beneficially owned for purposes hereof.

 (2) On December 31, 2002 there were 99,096,167 shares of Common Stock and 529,132 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into shares of Common Stock, that all of the options to acquire Common Stock which have been issued and are fully vested as of December 31, 2002 (or within 60-days thereof) have been converted into shares of Common Stock, that all Common Stock Purchase Warrants have been exercised, that all of the Senior Notes have been converted into shares of Common Stock, that all of the Convertible Debentures have been converted and related Warrants have been exercised into shares of Common Stock, and that all of the accrued and unpaid dividends on the Preferred Stock have been converted into shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 189,767,761 shares of Common Stock issued and outstanding.

 (3) Includes 438,000 shares issuable upon conversion of Senior Notes, 86,000 shares of Common Stock beneficially owned by his spouse and 135,000 shares issuable upon exercise of warrants. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive seven percent (7%) of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Executive Employment Agreements".

(4)  Includes  1,000  shares  of  Common  Stock beneficially owned by his child.

(5) Includes 16,500 shares of Common Stock owned by his spouse, 24,000 shares issuable to his spouse upon conversion of her Senior Note, and 22,500 shares issuable upon exercise of warrants held by his spouse.

(6)  Includes  130,000  shares  beneficially  owned  by  his  spouse.

 (7) Includes 8,100 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock. Includes 47,250 shares issuable upon conversion of Senior Notes and 24,375 shares issuable upon exercise of warrants. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends in the Series A Preferred Stock.

(8) Includes 42,213 shares of Common Stock held jointly with Mr. Lurio`s spouse, 99,000 shares issuable upon conversion of Senior Notes and 33,750 shares issuable upon exercise of warrants.

(9) Includes 17,846 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4952 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, and 10,423 shares of Common Stock owned by Mr. Seller`s wife. Includes 199,167 shares of Common Stock issuable upon exercise of Warrants, and 119,170 shares issuable upon conversion of his Senior Notes.

(10) Includes 4,000 shares owned by his spouse, 108,335 shares underlying his Senior Notes, and 88,336 shares issuable upon exercise of warrants.

(11)  Represents  shares  underlying  options.

(12) Includes 52, 275 shares held by her spouse, 5,150 shares underlying Series A Preferred Stock held by her and her spouse, 856,085 shares underlying her Senior Notes and 68,648 shares underlying her spouse`s Senior Notes, 235,375 shares issuable upon exercise of warrants held by her and 22,274 shares issuable upon exercise of warrants held by her spouse, and 277,000 shares underlying options held by her and 5,000 shares underlying options held by her spouse.

(13) Includes 19,285,716 shares underlying warrants. Zubair Kazi, an individual, is the owner and President of Kazi Management VI, Inc. and would also be deemed the beneficial owner of all 22,857,145 shares under the applicable rules of the Securities and Exchange Commission.

(14) Includes all shares of Common Stock described in footnotes (2) through (11) above.

SERIES  A  PREFERRED  STOCK

     The following table sets forth, as of December 31, 2002 the beneficial ownership of the Preferred Stock by the Company`s directors and executive officers, the other employee named in the Summary Compensation Table set forth below, as well as by the Company`s directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                    Number of Shares
Name and Address of                of Preferred Stock     Percent
Beneficial Owner                   Beneficially Owned     of Class(l)
--------------------                ------------------     -----------
 Edwin R. Boynton
 104 Leighton Avenue
 Bryn Mawr, Pennsylvania 19010        8,100                1.5%

Adele H. Hepburn
208 St. Georges Road
Ardmore, Pennsylvania 19003           5,150(2)             *

All Directors and Executive
Officers As a Group (11 persons)      8,100                1.5%
 --------------
* Less than one percent (1%)

(1) There were 529,132 shares of Preferred Stock issued and outstanding as of December 31, 2002.
(2)  Includes  2,000  shares  held  by  her  spouse.





                             CERTAIN TRANSACTIONS

 On December 31, 2000, Stitch Networks Corporation ("Stitch") executed a Vending Placement, Supply and Distribution Agreement with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. Pursuant to this agreement, Stitch, the Company`s subsidiary, purchases vending machines from Dixie-Narco, Inc. ("Dixie"). Dixie is owned by Maytag Corporation which is the owner of the Company`s shareholder, Maytag Holdings, Inc. Mr. Boyle, a Director of the Company, is a Vice President of Maytag Corporation. There were no purchases from Dixie for the period May 14, 2002 (the date Stitch was acquired by the Company) to June 30, 2002. Amounts payable to Dixie of $124,333 are included in accounts payable in the June 30, 2002 consolidated balance sheet of the Company.

     During the fiscal years ended June 30, 2002 and June 30, 2001, the Company paid Lurio & Associates, P.C., of which Mr. Lurio is President and a shareholder, professional fees of approximately $209,000 and $220,000 respectively, for legal services rendered to the Company by such law firm. During the years ended June 30, 2002 and 2001, the Company accrued approximately $213,000 and $271,000, respectively, for these services. Mr. Lurio is a Director of the Company.

     In October 2002, the Company approved the issuance to each of George R. Jensen, Jr., our Chief Executive Officer, and Stephen P. Herbert, our President and Chief Operating Officer, of $100,000 of the senior note offering. Pursuant thereto, each of them will receive a $100,000 12% senior note due December 31, 2005, and 200,000 shares of Common Stock. Mr. Jensen earned $60,000 of the senior note and 120,000 of these shares in November 2002 for services rendered in the 2002 calendar year. The remaining $40,000 senior note and 60,000 shares will be earned by Mr. Jensen on March 15, 2003 if he is then employed by the Company on account of services rendered during the 2003 calendar year. All of Mr. Herbert`s senior note and shares will be earned by him on March 15, 2003 if he is then employed by the Company on account of services rendered during the 2003 calendar year. In October 2002, the Company approved the issuance of $100,000 of the senior note offering to Adele Hepburn for services rendered during the 2002 calendar year (subject to final Board of Director approval).

                              SELLING SHAREHOLDERS

        Each of the selling shareholders listed below is, as of the date hereof, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder`s name. The issuance of the common stock to the selling shareholders as well as the issuance of the common stock to the selling shareholders upon exercise of the warrants or options or upon conversion of the convertible senior notes was or will be a transaction exempt from the registration requirements of the Act and various state securities laws.

         We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $65,000 in connection with the registration statement of which this prospectus is a part.

         The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. The selling shareholders are under no obligation to sell all or any portion of the shares offered, nor are the selling shareholders obligated to sell such shares immediately under this Prospectus. Particular selling shareholders may not have a preset intention of selling their shares and may offer less than the number of shares indicated. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering. Shares of common stock may be sold from time to time by the selling shareholders or by pledgees, donees, transferees or other successors in interest.

         The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.

                           STITCH COMMON STOCK OPTIONS

                                                  Beneficial Ownership
                                                  After Offering
                          Common Stock            --------------------
Selling Shareholder       Offered Hereby(7)       Number     Percent
-------------------       --------------          ------     -------
Scott Wasserman(3)        504,753                       0         *
Dan Kearney .......       504,753                       0         *
Scott Nissenbaum(6)       252,377                       0         *
David Goodman(1) ..       126,188               9,489,889         4.8%
Ritchie Snyder ....       126,188                       0         *
Diane Goodman(1) ..       126,188               9,489,889         4.8%
Roger Scholten(4) .       126,188               8,346,191         4.3%
Kenneth Boyle(2) ..       126,188                       0         *
Mike Bolton(5) ....       126,188               4,926,260         2.5%
Scott Rosenthal ...        79,082                       0         *
Wendy Jenkins(3) ..        79,082                       0         *
Alex Kane .........        55,358                       0         *
Mark Rooney .......        39,541                       0         *
Ken May ...........        23,725                       0         *
Matthew Heilman ...        19,771                       0         *
Erika Bender(3) ...        15,816                       0         *
Susan Ledyard .....        11,862                       0         *
Chris Keane .......        11,862                       0         *
Aaron Watkins .....        11,862                       0         *
Staci Spitzer .....        11,862                       0         *
Jim Rosemary ......        11,862                       0         *
Doke Scott ........        11,862                       0         *
Maeve McKenna .....        11,862                       0         *
Doug Wiggins ......        11,862                       0         *
David Vrencur .....         7,908                       0         *
Ron Wood ..........         7,908                       0         *
Michael Knoll .....         7,908                       0         *
Rob Foehl .........         7,908                       0         *
Kate Jones ........         3,954                       0         *
Sean McGraw .......         3,954                       0         *
Eric Montgomery ...         3,163                       0         *
Patrick Brisiel ...         3,163                       0         *
Peter McNally .....         3,163                       0         *
                        ---------
           Total        2,475,318

-----------------
* less than one percent

(1) Mr. Goodman was the President and Chief Executive Officer of Stitch until May 14, 2002. Diane Goodman is the spouse of David Goodman.
(2)  Mr. Boyle is a Director of the Company.
(3)  Current employee of the Company.
(4) Mr. Scholten is a Director of Maytag Holdings, Inc. which beneficially owns 8,346,191 shares of the Company.
(5) Mr. Bolton is Managing Director of Pennsylvania Early Stage Partners, GP, L.L.C. which beneficially owns 4,926,260 shares of the Company.
(6)  Former Director of the Company.
(7) Represents shares underlying options to purchase our shares that were issued to holders of options to purchase shares of Stitch on May 14, 2002 as part of our acquisition of Stitch. The options to purchase shares of Stitch were cancelled as part of the exchange. The options are exercisable at any time through May 13, 2007 at $.165 per share and none have been exercised as of the date of this prospectus. We have agreed to register these shares for resale under the Act at our cost and expense until May 13, 2005.

                           STITCH MERGER COMMON STOCK

                                                       Beneficial Ownership
                                                       After Offering

                                   Common Stock        --------------------
Selling Shareholder                Offered Hereby(4)   Number      Percent
-------------------                --------------      ------      --------
David Goodman(3) .............      9,489,889          252,376        *
Maytag Holdings, Inc. (1).....      8,346,192                0        *
PA Early Stage Partners, LP (2)     4,926,260                0        *
                                  ----------
         Total                    22,762,341

-------
* Less than one percent (1%).
(1) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Maytag Holdings, Inc., is Ken Boyle.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, PA Early Stage Partners, LP, is Mike Bolton.
(3) Mr. Goodman was the President and Chief Executive Officer of Stitch through May 14, 2002.
(4) Represents shares issued in exchange for shares of Stitch on May 14, 2002 as part of our acquisition of Stitch. We have agreed to register these shares for resale under the Act at our cost and expense until May 13, 2005.


                         EMPLOYEE SEVERANCE COMMON STOCK

                                                          Beneficial Ownership~
                                                          After Offering
                                                          ---------------------
Selling Shareholder(1)     Common Stock Offered Hereby    Number   Percent
-------------------        ---------------------------    ------   ----------

Robert Foehl ....               16,200                    0               *
David Borgese ...               25,400                    0               *
Christopher Keane               26,500                    0               *
Daniel Kearney ..               44,900                    0               *
Kenneth May .....               16,700                    0               *
Sean McGraw .....                8,700                    0               *
James Rosemary ..               28,000                    0               *
Staci Spitzer ...               19,200                    0               *
David Vrencur ...               14,200                    0               *
Aaron Watkins ...               12,500                    0               *
Doug Wiggins ....               22,300                    0               *
                              --------

        TOTAL                  234,600
-----------
 * less than one percent (1%)

(1) Represents shares issued to our former employees as severence payments in June 2002 at a value of $.25 per share. We have agreed to register these shares for a period of 9 months.


                             KARL MYNYK COMMON STOCK

                                                       Beneficial Ownership
                                                       After Offering
                              Common Stock             --------------------
Selling Shareholder           Offered Hereby           Number           Percent
-------------------           --------------           ------           --------
Karl C. Mynyk(1)               125,000                     0               *

--------
* less than one percent

(1) The shares were issued to Mr. Mynyk (a former employee of USA) pursuant to a Settlement Agreement and Release between Mr. Mynyk and the Company. These shares were valued at $.20 per share. We have agreed to register these shares for resale for a period of one year.

                            YOMI RODIG COMMON STOCK

                                                            Beneficial Ownership
                                                            After Offering
                                    Common Stock            --------------------
Selling Shareholder                 Offered Hereby(1)       Number       Percent
-------------------                 --------------          ------       -------
Yomi Rodig                            6,000,000               0           *
----------
(1) Consists of 2,000,000 shares of Common Stock purchased at $.10 per share and 4,000,000 shares underlying warrants exercisable at $.10 per share.


                          KAZI MANAGEMENT COMMON STOCK

                                                            Beneficial Ownership
                                                            After Offering
                                                            --------------------
                                    Common Stock
Selling Shareholder                 Offered Hereby(1)       Number       Percent
-------------------                 --------------          ------       -------
Kazi Management VI, Inc. (2)            22,857,145             0           *
----------
(1) Consists of 3,571,429 shares of Common Stock purchased at $.07 per share and 19,285,716 shares underlying warrants. Of these warrants 5,000,000 are exercisable at $.10 per share and the the balance at $.07 per share.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Kazi Management, is Zubair Kazi.

                           ALPHA CAPITAL COMMON STOCK

                                                           Beneficial Ownership
                                                           After Offering
                                                           --------------------
                                   Common Stock
Selling Shareholder                Offered Hereby(1)       Number        Percent
-------------------                --------------          ------        -------
Alpha Capital
Aktiengesellschaft (2)                4,500,000                  0            *
----------
(1) Consists of 3,000,000 shares of Common Stock and 1,500,000 shares underlying warrants. The shares were purchased at $.10 per share and 750,000 warrants are exercisable at $.15 per share and 750,000 warrants are exercisable at the closing price of our common stock on the seventh business day following the date of this prospectus.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Alpha Capital, is Brian Shatz.



                              LA JOLLA COMMON STOCK

                                                           Beneficial Ownership
                                                           After Offering
                                    Common Stock           --------------------
Selling Shareholder                 Offered Hereby         Number        Percent
-------------------                 --------------         ------        -------
La Jolla Cove
 Investors, Inc.(1)(2)               9,000,000             15,725,096       8.1%

--------
* less than one percent
(1) Represents shares issuable under warrants.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, La Jolla Cove Investors, is Travis Huff.

                         2001-B RESTRICTED COMMON STOCK

                                            Common Stock    Beneficial Ownership
Selling Shareholder(23)                      Offered Hereby  After Offering
-------------------                         --------------  --------------------
                                                            Number     Percent
                                                            ------     -------
ALEX CONSULTING(1) (12)                        100,000      2,921,000    1.5%
KATHLEEN FERLAND CUST
 FOR ALEXANDRA ANTOINETTE FERLAND .                134
MICHELLE H & COSTA J ALVANOS                     2,334
MICHELLE H ALVANOS                               5,000
WAYNE A ANDERSON                                16,667
CHARLES W APPLE                                 30,000
BARRY ARNDT                                        167
COLEEN AYERS                                     3,000
DANIEL C AYERS                                   1,334
JOHN P AYERS                                    40,000
JOHN R BACHICH                                 100,000
MICHAEL BACHICH                                225,000         950,000       *
VIRGINIA S BALTZELL                              3,334
CHARLES M & NANCY P BARCLAY                     15,000
KIRSTEN BAZURO(11)                               2,000         188,775       *
GUNTER J BEYER(13)                              16,667         121,500       *
DAVID C BLACKBURN                               50,000
JOSEPH J BOLITSKY                              106,667
GARY BOURASSA                                    6,667

E DOUGLAS & CAROLYN BRITTAIN                    13,334
VERNON & DELLAVE BRITTAIN                       11,667
VINCENT J CALVARESE                              6,667
RONALD J CAMMAROTA                               6,667
JERROLD CARL & SUSAN E COHEN                    50,000
JULIE CARLSON                                  132,000
GORDON S & MARYLOU C CLAUSEN                    10,000
DIANE CLOUTIER                                  15,000
MARC A COHEN                                    70,000
HELEN COLOMBO & JIM CROSS                       16,667
HELEN COLOMBO & JIM CROSS                        6,667
COLUMBIA MARKETING LTD (13)                    100,000
GERARD W COONEY                                 15,000
JOHANNA CRAVEN                                   4,167
WILLIAM R CROTHERS                               5,000
CLIFTON B CURRIN                                33,334
WILLIAM K & LINDA S CURTIS                      66,667
DAVID S D`ANGELO                                43,334
HRUBALA ASSOCIATES, A PARTNERSHIP
         DAVID R MOLUMPHY, PARTNER (14)         16,667
SOFIA R DIN                                     20,000
LEO J DOLAN                                     13,334
ROBERT F & MELANIE J DRESS                      18,334
HOWARD P EFFRON                                 25,000
KATHLEEN FERLAND CUST
         FOR ELLIOT RAYMOND FERLAND                134
SOLOMON ELLNER                                  13,334
ANTHONY J FANELLI                               30,000
KATHLEEN FERLAND                                 1,667
JOHN S FOSTER                                   26,667
ROBERT R FREY                                    5,125
MARGARET R GEDDIS                                3,334
RONALD C & BONNIE H GIBSON                      13,334
CHARLOTTE GIVEN(2)                              30,000        282,000        *
HARRIET & CARY GLICKSTEIN                       30,000
JULIUS GOLDEN                                   10,000
WILLIAM M GOLDSTEIN                             20,000
PETER GRAHM                                     58,334
ROBERT GRAY                                     30,000
DIAN GRIESEL(2)                                 46,667              0        *

BRUCE H HALE                                    11,667
BILL HALSTENRUD                                 15,000
IRA FBO ROBERT A HAMILTON                       16,667
DEVIN HANSEN                                    15,000
NANCY HANSEN                                    10,000
NANCY HANSEN                                    13,334
NANCY HANSEN                                   187,334
CONG. SHARIT HAPLETA (15)                      175,000
WILLIAM F HARRITY JR                            63,334
GEORGE HARRUM(11)                               13,334        81,000         *
ROBERT P HAUPTFUHRER
          FAMILY PARTNERSHIP (16)               20,000
JACK M HEALD                                    11,667
ANDREW B HEBENSTREIT                            23,334
ANN HEBENSTREIT                                 10,000
ADELE H HEPBURN(1)                             333,334      1,983,649      1.0%
JANET J HEWES                                   15,000
AHP HOLDINGS, LP (17)                           93,334
MICHELLE R HOLLENSHEAD                           4,167
DAVID W HUBBERT                                 10,000
GORDON F HUDSON                                 15,000
MARK J HUDSON                                   15,000
NICHOLAS HUDSON                                 11,667
CHRISTINE F HUGES                                5,834
HULL OVERSEAS, LTD (18)                         85,000
STEVE ILLES                                    100,000       3,131,250      1.6%
STEVE & ELIZABETH ILLES                      1,000,000       3,131,250      1.6%
ROBERT B & MARY LOU JACOBY                       6,667
TILEEN JACKSON(11)                               1,000           5,277       *
PATRICIA E. RUGART CUST. FOR
         JACQUELINE RUGART                       5,000
WILLIAM ROBERT JOHNSTON                         50,000
DONALD R & JOAN F JONES SR                      16,667
MICHAEL KATCHER                                 15,000
THOMAS A KATCHUR                               100,000
KAUFMAN & ASSOCIATES (19)                       90,000
ROBERT G. PADRICK, TRUSTEE
         FBO KELLIE NICOLE PADRICK              16,667
GEORGE H & JUNE Y KILMARX                       13,334
HARRIETTE D KLANN                                6,667
SHIRLEY K KNERR                                 15,000
PHILLIP S KROMBOLZ                              33,334
JOE LABRUM                                         167

KATE LABRUM                                        167
SARA LABRUM                                        167
AARON LEHMANN                                   13,334
SHELLEY & JAMES LEROUX                          20,000
WARREN D LEWIS                                  11,667
H MATHER & MARGARET W LIPPINCOTT ..              1,667
STEPHEN M LUCE(11)                               6,667         111,760       *
DOUGLAS M LURIO(5)                              50,000         433,213       *
CORNERSTONE PUBLIC
         RELATIONS GROUP INC (20)                3,750
JAMES P MACCAIN                                 23,334
AIMEE MARCHAND                                   2,500
MARIEL MARCHAND                                  2,500
ROBIN H MARCHAND                                11,667
KATHLEEN J MASON                               153,334
G DIEHL MATEER JR                               11,667
MICHAEL JOHN MCGONOUGH C/F
         MATTHEW MICHAEL MCDONOUGH                 134
CHARLES A MAYER                                 13,334
THOMAS E MCCARTY(6)                             33,334         380,000       *
ROBERT G MCGARRAH(7)                            50,000         408,000       *
PETER J MCGUIRE                                160,000
JAMES F MERRIMAN                                20,000
MICHAEL W MILES                                 20,000
BARBARA HOWARD MILLER                           18,334
HARLEY & BROOK MILLER                           13,334
GEORGE W MOFFITT JR                             45,000
KENNETH G MOLTA                                  6,667
ROBERT & ROSEMARY MONTGOMERY                    13,334
LOUIS J & KAREN M MUTH                          11,667
ELIZABETH L NELSON                              50,000
GREGG J NEWHUIS                                293,334
JEFFREY M NEWHUIS                               53,334
PAUL NORDIN                                      6,667
GEORGE O`CONNELL                               160,000
SUSAN ODELL                                     23,334
PATRICK O`MALLEY(11)                             8,500          35,000       *
ALEX ORLIK(11)                                  76,916          11,667       *
ERIC PAGH                                       15,000
MICHAEL A PARKER                                13,334
NEIL L PARKER                                   10,000
DELAWARE CHARTER GUARANTEE & TRUST
         FBO BARRY J PATRIZZI IRA .             13,334
DOUGLAS A PERRY                                  4,167
LARRY R PERRY                                    4,167
MATTIE A & WILLIAM R PERRY                       8,334
RICHARD D PERRY                                  4,167
HELEN PETLOWANY                                  3,334
ROY T PIRHALA                                    6,667
RANDY J POST                                     3,334
ROBERT H POTTS                                  11,667
BARBARA L PRESCOTT                               2,500
CHARLES W & MARIA O PROCTOR III                  1,667
JEANNE S QUIST                                  13,334
PAUL RAFFERTY                                   33,334
PAUL J & D JOAN RAFFERTY                        30,000

ROSAMOND P RANKIN & BYRD M HOWIE ..              3,334
WILLIAM RECKTENWALD                             40,000
HARRY RENNER IV                                 67,500
JOHN B RETTEW III                               16,667
GEORGE B RICHARDSON                             41,667
MARGIE RIFENBARK(11)                             2,000          3,600        *
PATRICIA E. RUGART C/F
         ROBERT TURNER RUGART                    5,000
GARDINER ROGERS                                 10,000
ROBERT ROGGIO                                    6,667
JOHN E HAMILTON ROTH IRA WITH
         WACHOVIA SECURITIES                    16,667
PETER S RUBEN                                   30,000
KARL F RUGART                                   15,000
JOHN S RUPP                                     12,500
CHARLES SCHWAB & CO FBO PETER
         A SANDS IRA ACCT 7780-9057             13,334
WILLIAM F SCHOENHUT JR                          13,334
RICHARD SCHONWALD                              250,000       1,842,875       *
STEVE SCHEIDERMAN (11)                           1,150           3,550       *
MARY L SCRANTON                                 11,667
BEN SIDES                                        3,334
JOSEPH SINGER                                   13,334
LESLIE & ETHEL SINGER                           11,667
ROBERT G & ROCIO SINGER                         13,334
RICHARD O SMITH                                 10,000
STEVEN W & MARIE E SMITH                        15,000
STEVEN W SMITH SSB AS IRA CUSTODIAN             30,000
DANIEL E SPEALMAN                               46,667
BB SECURITIES CO FBO
         DANIEL E SPEALMAN IRA                  29,167
MICHAEL & ELLEN STEIR                           28,334
HOMER N & NATHALIE W STEWART                    10,000
PRISCILLA STITT                                  2,000
EDWARD B STOKES                                 10,000
MARCUS B & EMIKO M STRINGFELLOW                 40,000
VIVIAN K STROUD(11)                              6,667         189,127       *
CAROLYN S & CLARK D STULL JR JTWROS             15,834
MARY TOBIN(11)                                   1,667         103,550       *
MICHAEL TODD(11)                                 1,667           8,600
JEAN TURNER(11)                                  3,334          66,000       *
WILLIAM L VAN ALEN JR(8)                        13,334         260,671       *
VIRTUAL CONCEPTS CORP(9) (21)                  120,000         300,000       *
LOIS M WAGNER                                    7,500
ROBERT E WAGNER                                 27,857
C ANTHONY WAINWRIGHT                            15,000
JOHN WECKERLING                                 26,667
HENRY W WESSELLS III                             1,667
DELTA WESTERN COMPANY (22)                     150,000
ARTHUR L WHEELER                                33,334
ARTHUR A WIENER                                  2,017
J EDWARD WILLARD                                26,667
WILLIAM W SELLERS TR UA 11/20/00
         WILLIAM W SELLERS REV
         TRUST(10)                              26,667         885,441       *
MARGARET S WILLIAMS                             34,334
ROBERT H WILLIAMS DDS ASSOC
          PROFIT SHARING PLAN                   50,000
DONALD J ZELENKA                                90,000
RUTH ZWEIGBAUM                                   7,084
                                             ---------
           TOTAL                             7,395,440
                                             =========
---------~

* Less than one percent (1%).
(1)  Mrs. Hepburn is the Director of Public Relations of USA.
(2) Dian Griesel is an officer with an investment relations firm doing work for USA
(3)  I.W. Miller Group was our public relations firm.
(4)  Mr. Jensen is the Chairman and CEO of USA.
(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(6)  Mr. McCarty is a consultant to USA.
(7)  Mr. McGarrah is a consultant to USA.
(8)  Mr. Van Allen is a Director of USA.
(9)  Acts as a consultant to USA.
(10) Mr. Sellers is a Director of USA.
(11) Employee of USA.
(12) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Alex Consulting, is Paul Winkle.
(13) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Columbia Marketing Ltd., is Conrad Meyer.
(14) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associates, is David R. Molumphy.
(15) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Sharith Hapleta, is Leiby Solomon.
(16) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity,Robert P. Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.
(17) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, is AHP Holdings, LP, is Alex H. Petro.
(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hull Overseas, Ltd., is Mitch Hull.
(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Kaufman & Associates, is Criag Kauffman.
(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cornerstone Public Relations Group Inc., is M. Darlene Herbert Felt.
(21) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Virtual Concepts Corp., is Shelly Kraft.
(22) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Delta Western Company, is George W. Moffitt.
(23) Represents our shares purchased by the selling shareholders in 2001 at $.60 per share. We have agreed to register these shares for resale under the Act at our cost and expense through September 2003.

                        2001 - C RESTRICTED COMMON STOCK

                                    Common Stock      Beneficial Ownership~
Selling Shareholder(28)              Offered Hereby    After Offering
-------------------                 --------------    --------------------
                                                        Number       Percent
                                                        ------       -------

ALEX CONSULTING (14)(17)                  350,000       2,671,000      1.3%
JACKSON L ANDERSON                        12,000
CHARLES W APPLE                           20,000
KIRSTEN BAZURO (10)                        10,000        180,775         *
REBA A BEESON                              10,000
MARION DOUGLAS BELIN
         & TEDDIE EARLINE BELIN            40,000
GUNTER J BEYER (16)                        10,000        128,167         *
KATHLYNE K BIRDSALL                        5,000
RICHARD & MARY BIRTZ                      12,000
DAVID J BORGESE(15)                        1,000            0            *
EDWIN R BOYNTON (1)                       50,000         277,887         *
NEAL BOZENTKA                             40,000
WILLIAM P BURKS MD                         5,000
PAUL J BRODERICK (10)                      1,000            0            *
AUGUST B CASTLE JR                        62,716
ROBERT J CLARKE                           20,000
JOHANNA CRAVEN                             6,000
HELENA CRECRAFT                           10,000
CLIFTON B CURRIN                           6,000
BENJAMIN H DEACON                         10,000
DAVID DE MEDIO (10)                       30,000         234,349         *
DONALD M & DIANNE M DENLINGER             12,000
LOUIS E & ROSE M DI RENZO                 10,000
JAMES W EFFRON                            14,000
SOLOMON ELLNER                            30,000
ANTHONY J FANELLI                          4,000
FIELDMAN, HAY & ULLMAN (11)(18)           50,000       1,677,700         *
FIN MAP CORPORATION (19)                  50,000

JOHN S FOSTER MD                          60,000
ROBERT R FREY                              9,900
GRANT GALLOWAY                            20,000
ELLEN GIMBEL                               6,000
RICHARD GONDA                            279,000
HAROLD N GRAY                              4,000
JAMES P & JOYCE M GREAVES                 20,000
ROBERT HAMILTON(10)                        1,000           107,976          *
KENNETH R HARRIS                           4,800
GEORGE HARRUM (10)                         1,000            93,333          *
ANDREW B HEBENSTREIT                      60,000
CYNTHIA LOCKHART HEBERTON                  2,000
MAUREEN E HENDRON                          8,334
ADELE H HEPBURN (2)                      102,000         2,214,983          1.1%
AUSTIN HEPBURN (2)                        10,000         4,513,788          2.3%
STEPHEN P HERBERT (3)                    300,000           186,050          *
ELWOOD E HERBERT                          10,000
BJ HOLMES                                  5,000
ROBERT B & MARY LOU JACOBY                12,000
TILEEN JACKSON (10)                        1,000             5,277         *
JOAN S. JAY                               20,000
GEORGE R JENSEN JR (4)                   320,000           439,000         *
THOMAS A KATCHUR                          20,000
KAUFMANN & ASSOCIATES (20)                20,000
HARRIETTE D KLANN                         10,000
HAVEN BROCK KOLLS (5)                    200,000            104,725         *
BRIAN KRUG (10)                            1,000              0             *
LOIS A LANDIS                              4,000
MICHAEL LAWLOR (6)                       130,000            277,050         *
CECIL LEDESMA (10)                        40,000            110,500         *
SHELLEY & JAMES LEROUX III                12,000
STEPHEN LUCE (10)                         10,000            108,427         *
LELAND P MAXWELL (7)                     130,000            147,050         *
LILY L MCCARTNEY                           8,000
THOMAS E MCCARTY (8)                      50,000            363,333         *
ROBERT G MCGARRAH                        100,000
HARLEY & BROOK MILLER                      5,000
MULL & PAIGE ASSOCIATES LLC (21)         100,000
ELIZABETH L NELSON                        20,000
SUSAN ODELL                               40,000
PATRICK O`MALLEY (10)                      1,000
ALEX ORLICK       (10)                   150,000            73,583          *
ROBERT G PADRICK                          20,000

ROBERT G. PADRICK TRUSTEE FOR
         ROBERT G. PADRICK
         P/S/P AND TRUST                20,000
ERIC PAGH                               20,000
RICHARD G & LAURA J PARKER               8,000
BARRY PATRIZZI (10)                     10,000         26,834             *
ROY T PIRHALA                            6,634
ROGER RADPOUR                              500
MARGIE RIFENBARK  (10)                   1,000          4,600             *
JOHN S RUPP                              2,000
STEPHEN SCHEIDERMAN (10)                 6,000            0               *
RICHARD S SCHONWALD                     60,000
AMY SEYMOUR       (10)                   1,000         90,550             *
SHAMROCK HOLDING (22)                  100,000
THOMAS SHANNON (10)                     30,000         50,440             *
RAYMOND K SHOTWELL                       2,000
GEORGE H SORRELL                         2,000
DANIEL E SPEALMAN                       18,000
ROBERT SPEARS                          100,000
HOMER N & NATHALIE W STEWART             6,000
PRISCILLA STITT                          2,000
STRATEGIC INVESTMENT MANAGEMENT SA (23)400,000
VIVIAN STROUD (10)                       1,000        194,794             *
CLARK D & CAROLYN S STULL JR JTWROS      4,800
TECHNOLOGY PARTNERS (HOLDINGS)LLC (24)(27)  120,000
ALFRED HUNTER & SUSAN MARY THOMPSON      3,000
ANDREW ANDERSON & MARY LYNN THOMPSON     2,000
DANIEL G THOMPSON                        4,000
ROSALIE H THOMPSON                      20,000
SAMUEL REEVES THOMPSON                   4,000
TREETOP INVESTMENTS (25)               100,000
MARY TOBIN        (10)                  10,000          95,217           *
MICHAEL TODD (10)                        2,500           7,767           *
JAMES L VAN ALEN                         6,000             0             *
VIRTUAL CONCEPTS  (13)(26)             135,000         240,000           *
WILLIAM W SELLERS
         TR UA 11/20/00 WILLIAM
         W SELLERS REV TRUST (9)       100,000         812,108           *
MARGARET S WILLIAMS                     18,000
ROBERT H WILLIAMS DDS
         ASSOC PROFIT SHARING PLAN      24,000
DEBORAH WITTE                          110,000
FRANCIS WOLFE, JR                        1,000
MIKE WUSINICH                           20,000
RUTH ZWEIGBAUM                           6,000
                                      ---------
          TOTAL                       4,069,184
                                      =========
--------------
* Less than one percent (1%).
(1) Mr. Boynton is a Director of USA.
(2) Adele Hepburn and Austin Hepburn are husband and wife. Mrs. Hepburn is the Director of Public Relations of USA.
(3) Mr. Herbert is a Director, President and Chief Operating Officer of USA.
(4) Mr. Jensen is Chairman of the Board and Chief Executive Officer of USA.
(5) Mr. Kolls is Senior Vice President of Research and Development of USA.
(6) Mr. Lawlor is the Vice President of Marketing and Sales of USA.
(7) Mr. Maxwell is the Treasurer and Chief Financial Officer of USA.
(8) Mr. McCarty is an employee of USA.
(9) Mr. Sellers is a Director of USA.
(10) Employee of USA.

(11) Fieldman, Hay & Ullman represented USA in connection with pending litigation.
(12) Mr. Van Alen is a Director of USA.
(13) Virtual Concepts is a consultant to USA.
(14) Alex Consulting is a consultant to USA.
(15) Former employee of USA.
(16) Consultant to USA.
(17) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Alex Consulting, is Paul Winkle.
(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Fieldman, Hay Y Ullman, is John Hay.
(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Fin Map, is John Mull.
(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Kaufman & Associates, is Craig Kaufman.
(21) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Mull & Paige Associates LLC, is John Mull.
(22) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Shamrock Holding, is Shelly Kraft.
(23) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Strategic Investment Management SA, is Marilyn Rosevelt.
(24) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Technology
Partners  (Holdings)  LLC,  is  Porter  Bibb.
(25) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Treetop Investments, is Mike Iorlano.
(26) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Virtual Concepts, is Shelly Kraft.
(27) Technology Partners is the investment banker of USA.
(28) Represents shares purchased from us by the selling shareholders in 2001 for $.50 per share. We have agreed to register these shares for resale under the Act at our cost and expense until October 2003.

                         2004 SENIOR NOTE COMMON STOCK
                                                          Beneficial Ownership~
                                                          After Offering
                                                          ---------------------
Selling Shareholder        Common Stock Offered Hereby(1) Number        Percent
-------------------        ---------------------------    ------        -------

AHP HOLDINGS (9)                            116,668
Alvanos, Michelle & Costa                    15,000
Anderson, Jackson L                          15,000
Anderson, Wayne a                            41,668
Apple, Charles W                            112,500
Bazuro, Kirsten and Robert(8)                12,500       184,525          *
Barclay, Charles & Nancy                     50,000
Birdsall, Kathlyne K                          6,250
Bjorklund, Alexandra O                       75,000
Blackburn, David C                          125,000
Bolitsky, Joseph J                          133,334
Boyar, Lea                                   25,000
Boynton, Edwin R(2)                          62,500        296,637         *
Breslin, Billie                              50,000
Brittain Family Trust (10)                   33,336
Burks, William P                             31,250
Calvarese, Vincent J                         12,500
Carl, Jerrold & Susan Cohen                 125,000
Carlson, Julie                              330,000
Castle Jr, August B                          78,396
Charrington III, Arthur M.R.                 50,000
Charrington, Ardis B                         50,000
Chiordi, Michael J                           50,000
Ciesielski, Judy a                           50,000
Clark Jr, Gerald E                           35,000
Clarke, Robert J                             45,000
Clausen, Gordon & Marylou                    12,500
Cohen, Marc A                                87,500
Cong Sharit Hapleta (11)                    250,000
Cornerstone Public Relations Group (12)       4,688
Craven, Johanna                              17,918

Cross, Jim & Helen Columbo                   16,668
Crothers, William R                           6,250
Crow, Lorraine                                5,000
Currin, Clifton B                            49,168
Curtis, William & Linda                     100,000
D`Angelo, David S                            54,168
Deacon, Benjamin                             12,500
Delta Western Company (13)                  187,500
Demaris, Sheri-lynn                         175,500
DeMedio, David (8)                           37,500           245,599         *
Denlinger, Donald & Dianne                   60,000
Diligent Finance Co Ltd(6) (14)           1,600,000         1,578,000         *
Direnzo, Louis & Rose                        12,500
Dolan, Leo J                                 40,000
Dress, Robert & Melanie                      36,668
Effron, Howard                               50,000
Effron, James                                17,500
Elliott, Bently                              50,000
Evanko, Dr. Mark A                            5,000
Fanelli, Anthony                             85,000
Foster, John S                              141,668
Frey, Robert R                               18,780
Fulmer, Samantha Harris                       5,000
Fusaro, Anthony A                           100,000
Galvin, Dorothy                               5,000
Geddis, Margaret R                            8,336
Gibson, Ronald & Bonnie                      33,336
Giddens, Robert G                           100,000
Gillespie, Gale S                            25,000
Glickstein, Harriet & Cary                   75,000
Glockner, Frederick & Joan                    5,000
Golden, Julius                               25,000
Goldstein, William M                         50,000
Greaves, James & Joyce                       25,000
Groff, Larry K & Sheryl L                    15,000
Hamilton, IRA FBO Robert A. (8)              21,000           93,226          *
Hamilton, Robert A. (8)                      10,500           93,226          *
Hansen, Nancy Huston                        310,000
Harris Jr, Burt I                           800,000
Harris, Burt I                              800,000
Harris, Kenneth R                             6,000
Harrity Jr, William F                       158,336
Hauptfuhrer Family Partner (15)              50,000
Heald, Jack M                                29,168
Hebenstreit, Andrew B                       183,336
Hebenstreit, Ann                             75,000
Hebenstreit, Lisa                            40,000
Hebenstreit, Sam                             35,000

Hebenstreit, Timothy B                       55,000
Hebenstreit, Todd                            40,000
Hendron, Maureen E                           40,833
Hepburn, Adele H(3)                         544,168      2,044,899     1.0%
Hepburn, Austin B(3)                          8,496       4,349,456     2.2%
Hollenshead, Michelle                        10,418
Holt, Alton                                 260,000
Hrubala Assoc, a Partnership (16)            20,834
Hubbert, David W                             12,500
Hudson, Gordon F                             25,000
Hudson, Mark J                               40,000
Hudson, Nicholas                             18,000
Hughes, Christine F                          14,586
Illes, Steve                              1,000,000
Illes, Steve                                375,000
J.M. Hull Associates LP (17)                106,500
Jackson, Nata M                             200,000
Jacoby, Robert &  Mary Lou                   63,336
Johnston, William Robert                    100,000
Jones, Charles T                             25,000
Jones, Donald & Joan                         20,836
Katchur, Michael                             37,500
Katchur, Thomas A                           275,000
Katchur, Thomas John                         54,000
Kilmarx, George & June                       33,336
Klann Trust, Harriette D                     16,668
Klann, Harriette D                           25,000
Knerr, Shirley K                             45,000
Kobus, Gregory & Alice                       50,000
Landis, Lois                                  5,000
Lewis, Warren D                              29,168
Lippincott Jr, H Mather & Margaret           50,000
Lockhart-heberton, Cynthia                    2,500
Lopez, Anthony & Barbara                     50,000
Luce, Stephen M (8)                          16,668          110,093         *
Maccain, James P                             58,336
Madan, Lewis F                               10,000
Marchand, Aimee                               6,500
Marchand, Mariel                              6,500
Marchand, Robin                              27,168
Martin, C Leonard                           100,000
Mason, Kathleen J                           383,336
Mayer, Charles                               20,000
McCartney, Lily                              10,000
McGonigle, John & Rosemary                    5,000
McGonigle, Mary C                             5,000
McGuire, Peter J                            400,000
Merriman, James F                            50,000
Migliaccio, Al for Ashlee                    25,000
Miller, Eileen & Lawrence                    20,000

Miller, Harley & Brook                       22,918
Millikin, George & Caroline                 150,000
Moffitt Jr, George W                         56,250
Montgomery, Ernest E                         50,000
Montgomery, Robert & Rosemary                33,336
Moyer, F Stanton                            125,000
Murray, Barbara J                            50,000
Nelson, Elizabeth L                          87,500
Newhuis, Gregg J                             75,000
Newhuis, Jeffrey M                           35,000
Nolan, Patrick                              100,000
Nordin, Paul                                 16,668
O`Connell, George                           200,000
Odell, Susan                                108,336
Orlik, Alex (8)                              45,626        68,270        *
Pagh, Eric                                   62,500
Parker, Michael A                            16,668
Parker, Neil L                               12,500
Parker, Richard & Laura                      40,000
Perry, Douglas                               10,418
Perry, Larry R                               10,418
Perry, Mattie & William                      50,000
Perry, Richard                               10,418
Pirhala, Roy T                               33,252
Potts, Robert H                              50,000
Prescott, Barbara L                           6,250
Proctor, Charles & Maria                      2,084
Rafferty, Paul & Joan                       158,336
Recktenwald, William                        100,000
Reisner, William & Frances                   60,000
Renner IV, Harry                            168,750
Rettew III, John B                           41,668
Richardson, George & Sharon                  52,084
Rogers, Gardiner                             15,000
Roper, Lisa & Lee                            75,000
Roper, Marie G                               75,000
Rugart, Karl F                               37,500
Rupp, John S                                 33,750
Scammahorn, Keith & Lynne                    50,000
Schoenhut Jr, William F                      33,336
Scholl Profit Sharing Plan, Db               50,000
Scholl, Margaret J                           50,000
Schonwald, Richard S                        312,000
Scranton, Mary L                             29,168
Sellers Trust, William W (7)                158,334         832,941         *
Shotwell, Raymond K                           2,500
Shupe, Johnnye F                              5,000
Singh, Krishna K                            150,000
Smith, Richard                              600,000
Spealman Ira, Daniel                         36,458
Spealman, Daniel E                          194,998

Steir, Michael & Ellen                       37,500
Stewart, Homer & Nathalie                    32,500
Stitt, Priscilla A                            7,500
Stokes, Edward B                             50,000
Stringfellow, Marcus & Emiko                 50,000
Stull, Clark D                                3,500
Szychoski, George E                             500
Szychoski, Michael W                          1,250
Szymborski, Constantine T                    50,000
Technology Partners(5) (18)                 125,000
Technology Partners(5) (18)               1,800,490
Thompson, Alfred & Susan                      3,750
Thompson, Andrew & Marylynn                   2,500
Torres, Guillermo M                          50,000
Unanue, Curtis & Maria                      150,000
Van Alen Jr, William L(4)                    16,670        265,670       *
Wagner, Robert E                             69,642
Weaver, David                                11,000
Weaver, Kevin & Alicia                      150,000
Weaver, Michael L                             5,000
Weaver, Wesley R                             25,000
Wessells III, Henry W                         4,168
Wheeler, Arthur L                         2,305,000
Willard, J Edward                           241,668
Williams Dds Profit Sharing                 295,000
Williams, Margaret S                        179,000
Yoshimoto, Craig                             50,000
Yutzy, John a & Lucinda K                    40,000
Zelenka, Donald J                           112,500
Zweigbaum, Ruth                              25,210

                    Total               23,262,506
-----------
 * Less than one percent (1%)

(1) The amount listed for each selling shareholder reflects the shares into which the selling shareholder`s senior note due December 31, 2004 would be convertible at the rate of $.20 per share. As of the date of this prospectus, none of these shares have been issued upon conversion of the Senior Notes. We have agreed to register these shares for resale under the Act at our cost and expense until June 2004.
(2) Mr. Boynton is a Director of USA.
(3) Ms. Hepburn is Director of Public Relations for USA.Mr. Hepburn is the spouse of Adele Hepburn.
(4) Mr. Van Alen is a Director of USA.
(5) Technology Partners is the investment banker for USA.
(6) Consultant to USA.
(7) Director of USA.

(8) Current employee of USA.
(9) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, AHP Holdings, is Alex H. Petro.
(10) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Brittain Family Trust, is E. Douglas Brittain.
(11) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Shearith Hapleta, is Leiby Solomon.
(12) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cornerstone
Public  Relations  Group,  is  M.  Darlene  Herbert  Felt.
(13) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Delta Western Company, is George W. Moffitt.
(14) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Diligent Finance Co. Ltd., is Rai Hamilton.
(15) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.
(16) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Assoc, a Partnership, is David R. Molumphy.
(17) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, J.M. Hull Associates LP, is Mitch Hull.
(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Technology Partners, is Porter Bibb.

                         2005 SENIOR NOTE COMMON STOCK
                                                       Beneficial  Ownership
                                                          After  Offering
                                                        ---------------------
Selling  Shareholder(32)  Common Stock Offered Hereby      Number     Percent
-----------------------   ---------------------------      ------     ----------

Aanestad, Donald T.                    140,000
Alex Consulting(8) (14)                 350,000         2,671,000        1.3%
Alimachandani, Vijay                   210,000
Alvarez, Delia P.                       35,000
Anderson, Wayne A.                      35,000
Apple, Charles W                        70,000
Apple, Susan Schram                     70,000
Bachich, John                          350,000
Bellavia, Charles F.                    70,000
Beyer, Gunter(9)                        70,000           68,167         *
Blackburn, David C.                    105,000
Blackburn, Donald F.                   210,000
Bolitsky, Joseph                        70,000
Bransville Investment Ltd. (15)        140,000
Bray, David G.                          14,000
Brill Securities (16)                  210,000
Brittain, Douglas & Carolyn            140,000
Brodine, Gordon L.                     140,000
Budinetz, Michael J.                    99,750
Burks, William P.                       70,000
Carlson, Julie                          70,000
Cape MacKinnon, Inc. (17)              350,000
Castle Jr, August B.                    70,000
Clarke, Robert J.                      910,000
Coffey, Roger D.                        70,000
Cong Shearith Hapleta (18)             385,000
Craven, Johanna                          8,750
Crow, Dudley R.                         70,000
Currin, Clifton B.                     140,000
Curtis, William K.                      99,750
D`Angelo, David                        210,000
DeMaris, Sheri Lynn                    126,000
Diligent Finance Co. Ltd.(10)(19)      700,000         1,678,000        *
Din, Anees T                           189,000
Elliot, Ben                            210,000
Ellner, Solomon                        350,000
Ellshay, LLC (20)                      140,000
Fanelli, Anthony J.                     70,000
Firestone, Jeffrey                     280,000
Forigo, Daniele                        250,005
Fox, Helen K.                           70,000
Fusaro, Anthony A.                      70,000
Geddis, Margaret R                      17,500
GFG Consulting (21)                    420,000
Giddens, Robert G.                     311,967
Given, Charlotte (11)                  140,000           172,000        *
Deacon Jr. Benjamin H                   35,000
Finn Staff                             140,000

Herbert, Julie(7)                      350,000       1,288,720      *
Jones, Robert                          210,000
Glickstein, Harriet                     70,000
Glicksman, Rachel                      336,000
Goldstein, William M.                   70,000
Gregory, Alan V.                        70,000
Hainey, Bob                            350,000
Haldeman, Edward                       140,000
Haldeman, Pauline E.                   140,000
Hall, Robert & Virginia                 35,000
Harrity Jr, William                     70,000
Harris, Ken                             26,857
Hauptfuhrer Family Partnership (22)    175,000
Hauptfuhrer, Barbara D.                 70,000
Heald, Cynthia & Jack                   70,000
Hebenstreit, Andrew                    350,000
Hendron, Maureen                        70,000
Hepburn, Adele (1)                     700,000       1,616,983      *
Hepburn, Austin B.(1)                   70,000       3,855,788     1.9%
Herbert, Stephen B.(7)                 350,000       136,050         *
Hewson, Thomas A.                      140,000
Hrubala Associates, a Partnership (23)  70,000
Hudson, Gordon F.                       35,000
Hudson, Mark J.                         17,500
Hudson, Nicholas C.                     17,500
Hughes, Christine F.                    35,000
Ignite Capital (24)                    350,000
Illes, Steve                           175,000
Internet PR Group (25)                  70,000
Jalmarson, Graig H.                     42,000
Jenkins, Wendy                         140,000
Jensen, Burton(2)                       74,328      1,088,544   *
Jensen, David(2)                        74,328        339,000   *
Jensen, George(2)                      420,000      1,088,544   *
Jensen, Julie(2)                       280,000      1,088,544   *
Jones Sr, Donald & Joan                  9,332
Katchur, Thomas A.                     490,000
Katchur, Thomas John                    70,000
Keffer, John & Raelene                  70,000
Knode, Raplh H.                        140,000
Konsmo, Oystein                         87,500
Law, Jeannine P.                        70,000
Leboutillier, Sherril F                 70,000
Lee, Steven                             17,500
Lehmann, Aaron                         189,000
Leroux, Shelley                         70,000
Lewis, Warren D.                        70,000
Lexington Venutres (26)                420,000
Lippincott Jr., H. Mather               35,000
Lizzul, Paul & Dawn-Marie               70,000
Lockhart, Loretta                       40,005
Lozowski, Robert                        14,000
Luppino,  Frances                       70,000
Lurio, Douglas(3)                      105,000         152,213    *
Maloney, Virginia Marshall               7,000
Mason, Kathleen                        140,000
Max Communications (27)                420,000
McCabe, Barry N.                        70,000
McCormick, John F.                     175,000
Knerr, Shirley K                        70,000

Potts, Robert H                         70,000
Mcgarrah, Robert G(12)                 210,000        248,000      *
McGuire, Peter J.                      140,000
Merriman, James                        210,000
Miller, Harley & Brook                  24,500
Moffitt Jr, George W.                   70,000
Montgomery, Robert & Rosemary           70,000
Mosier, James                          140,000
Nash, Gary                              14,000
Neff, Ronnie                            70,000
Neil, James                            140,000
Nelson, Elizabeth L.                   140,000
Nemeth, Robert F.                      140,000
Newhuis, Gregg J.                    1,295,000
Newhuis, Jeffrey                        44,345
Nolan, Patrick                          24,325
Oakland, Gary                          105,000
OConnell, George                       280,000
ONeill, Brian J.                       105,000
Padrick, Robert                        280,000
Panorama Partners (28)                   21,000
Parker, Neil L.                         17,500
Parker, Richard & Laura                175,000
Pellegrino, Joseph                   1,400,000
Penjuke, William & Carol                70,000
Pett, Robert A.                        700,000
Pirhala, Roy T.                        146,003
Ransome III, Ernest L.                  70,000
Recktenwald, William                   140,000
Reichl, Thomas C.                       21,000
Reisner, Greg A.                        70,000
Reisner, William & Frances              70,000
Renner IV, Harry                        70,000
Rettew III, John B.                     35,000
Richardson, George B.                   72,917
Roberts, Noma Ann                       35,000
Roper, Lee & Lisa                       70,000
Rosenthal, Jerry                       140,000
Ruben, Peter B.                        700,000
Rugart, Karl F.                         35,000
Rupp, John S.                           70,000
Schoenhut III, William F.               70,000
Schoenhut Jr., William F.              210,000
Schonwald, Richard S.                  490,000
Schwartz, Stephen                      175,000
Scifers, Vicki S.                       70,000
Sellers, William W. (4)                280,000       632,108    *
Shotwell, Raymond K.                    35,000
Shute, Harry D.                         35,000
Singer, Joseph                           7,000
Padrick, Trustee, Robert G.
   Padrick P/S/P and Trust, Robert G   140,000
Padrick, Trustee FBO Kellie Nicle
   Padrick, Robert G                    70,000

Smitley, Kathy                          35,000
Snyder, Melvin G.                       70,000
Stanglein, Terry W.                    252,000
Steir, Michael & Ellen                  35,000
Stern, Shai L.(13)                     175,000        41,250     *
Stevens, Gertrude                      175,000
Stewart, Homer & Nathalie               15,400
Svedas, William                          7,000
Tauber, Barbara Ann                      7,000
Technology Partners(5)(29)             350,000     1,878,157     *
Tequesta Capital Corp. (30)             99,995
Thompson, Alfred & Susan                14,000
Thoroughgood, William E                 17,500
Torres, Guillermo                       70,000
Trinity Associates (31)                 70,000
Turesky, Stephen S.                     35,000
Turner, James                          280,000
Van Alen Jr, William L.(6)              140,000      134,005     *
Vodantis, John S. & Hope J.             35,000
Wagner, Robert E.                       70,000
Weaver, David E.                        21,000
Weaver, Dwane M.                        70,000
Weaver, Marlene                        700,000
Weaver, Wesley R.                       70,000
Wiener, Arthur                          37,403
Wiener, Arthur & Ruth                   80,850
Wiener, Bernard                         35,000
Wilson, Kenneth B.                      35,000
Winkle, Paul J. (8)                    120,001        25,715     *
Wolfe, Claudine W.                      21,000
Wright, C. Edwin & Janet Lyn            35,000
Wright, John D.                         35,000
Zelenka, Donald J.                     140,000
Zirbes, Joseph                          35,000
Zweigbaum, Ruth                         17,500
                                  ______________

Total                               29,988,062

________
 *  Less  than  one  percent  (1%)
(1) Mr. Hepburn is the spouse of Adele Hepburn, Director of Public Relations of USA.
(2) George R. Jensen, Jr., is the Chairman of the Board and Cheif Executive Officer of USA.
(3) Mr. Lurio is a Director of USA and President of Lurio & Associates, P.C., general counsel to USA.
(4)  Mr.  Sellers  is  a  Director  of  USA.
(5)  Technology  Partners  is  the  investment  banker  of  USA.
(6)  Mr.  Van  Alen  is  a  Director  of  USA.
(7)  Mr.  Herbert  is  Director,  President  and Chief Operating Officer of
     USA. Julie Herbert is his spouse.
(8)  Mr.  Winkle  is  president of Alex Consulting, a consultant to USA.
(9)  Mr. Beyer is our consultant.
(10) Diligent Finance is our consultant.
(11) Charlotte Givens is our consultant.
(12) Robert McGarrah is our consultant.
(13) Mr. Stern is our consultant.
(14) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Alex Consulting, is Paul Winkle.
(15) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Bransville Investment Ltd., is Craig Hjalmarson.
(16) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Brill Securities, is Larry Berk.
(17) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cape MacKinnon, Inc., is Steve Frye.
(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Shearith Hapleta is Leiby Solomon.
(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Diligent Finance Co. Ltd., is Rai Hamilton.
(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Ellshay, LLC., is Mark Erlich.
(21) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, GFG Consulting, is Grant Galloway.
(22) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.
(23) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associate, a Partnership, is David R. Molumphy.
(24) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Ignite Capital, is Richard Gonda.
(25) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Internet PR Group, is Roland Perry.
(26) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Lexington Ventures, is Larry Gordon.
(27) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Max Communications, is Richard Molinsky.
(28) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Panorama Partners, is Aaron Lehmann.
(29) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Technology Partners, is Porter Bibb.
(30) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Tequesta Capital Corp., is Gary F. Lobrozzi.
(31) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Trinity Associates, is Michael K. Stern.
(32) The amount listed for each selling shareholder reflects the shares into which the selling shareholder`s senior note due December 31, 2005 would be convertible at $.20 per share as well as shares issued at the time of issuance of senior notes. For each $10,000 principal amount of senior note purchased, the holder also received 20,000 of our shares. As of the date hereof, 1,264,465 shares have been issued to the senior noteholders in exchange for conversion of their senior notes at $.20 per share, 20,117,581 shares are reserved for future conversions of the senior notes and 8,606,016 shares were issued to the holders of the senior notes at the time of the issuance of the senior notes. We have agreed to register these shares for resale under the Act at our cost and expense until October 2004.

                      1998-B COMMON STOCK PURCHASE WARRANTS

                                     Common Stock Offered   Beneficial Ownership
Selling Shareholder(3)                   Hereby              After Offering
--------------------                --------------------    --------------------
                                                            Number   Percent
                                                            -------  -------
Barclay, Charles and Nancy                    5,000
Bird, Benjamin Lee                            1,250
Bjorkland, Trustee, Alexandra O               5,000
Bolitsky, Joseph J                           20,000
Bourassa, Kim                                10,000
Burks, William P                              2,500
Currin, Clifton B                             1,250
Delta Western Company                         5,000
Geddis, Margaret R                            1,250
Hepburn, Adele H                              2,500          4,623,288(1)  2.4%
Jones, Robert                                 2,500
Klann, Hariette D                             2,500
Krook, Nancy                                 15,000
Moffit, Richard W                             5,000

Roberts, Noma Ann                             2,500
Rubin, Peter                                  2,500
Selders, Thomas A                             2,500
Seltzer, Helen E                                250
Sullivan, Robert D                            2,500
Young, Frances                               50,000          1,775,000(2)     *
                                           --------
 Total                                      139,000
                                           --------
---------------
(1)  Adele Hepburn is the Director of Public Relations of USA.
(2)  Former  employee  of  USA.
(3) Represents 134,000 shares issued upon exercise of our 1998-B Common Stock Purchase Warrants at $.10 per share and 5,000 shares underlying unexercised warrants.

                      1999-B COMMON STOCK PURCHASE WARRANTS

                                            Common         Beneficial Ownership
Selling Shareholder(23)              Stock Offered Hereby   After Offering~
------------------------        --------------------------  --------------------
                                                            Number      Percent
                                                            ------     -------
ADAMSON, BROOKE ANN                        3,800
ALEX CONSULTING, INC. (1)(14)              30,000            2,991,000     1.5%
ALPERT, ALAN                               5,000
ANDERSON, JACKSON L                       15,000
ANDERSON, WAYNE                           10,000
ARNDT, BARRY                               1,000
AYERS, JOHN P                             10,000
BEARD, ALEXANDER                             500
BELIN, MARION & TEDDIE                    20,000
BESCH, NANCY & EARL                        5,000
BEYER, GUNTER                              2,500
BOLITSKY, JOSEPH                          20,000
BOYNTON, EDWIN (2)                        20,000             307,887          *
BOYNTON, JAMES R                          10,000
BURKS, WILLIAM P                           2,500
CALVARESE, JOANNE                         10,000
CALVARESE, VINCENT                        10,000
CARL, JERROLD & SUSAN COHEN               50,000
CASTLE JR, AUGUST                         30,000
CASTOR GROUP LTD (15)                    100,000
CATINO, JANET K                            5,000

CHISTOLINI, JOHN                          10,000
CIESIELSKI, JUDY ANN                      10,000
COHEN, MARC                               10,000
COSTELLO, MAUREEN                         10,000
CURRIN, CLIFTON                            5,000
CURTIS, A KENNETH & WILLIAM K             20,000

CURTIS, WILLIAM K & LINDA S               30,000
DAILEY, JAMES                             10,000
D`ANGELO, DAVID                           10,000
DEMEDIO, DAVID (3)                         3,000            267,349          *
DEMEDIO, MARTHA                            1,000
DOLAN, LEO                                 5,000
EASON, JEAN                                2,000
FIELDMAN, HAY & ULLMAN (4) (16)          225,000          1,502,000          *
FRYE, WAYNE                                1,250
GEDDIS, MARGARET                           2,500
GIDDENS, ROBERT G                         10,000
GIDEON TRADING LTD (17)                  275,000
GLICKSTEIN, HARRIET & CARY                10,000
GLOMB, CHARLES F                           5,000
GREEN, JOHN R                              5,000
GRETH, CHARLES & RONNIE NEFF               5,000
HAMILTON FBO IRA, ROBERT (5)              20,000            128,976          *
HAMILTON, JAMES                            5,000
HANSCOM, JANE                              1,000
HANSEN, NANCY                             15,000
HARGETT, JUDY & JOHN                       2,500
HARRIS IRA, BETTY                         17,500
HARRIS, JASON BRADLEY                     20,000
HARRITY, VIRGINIA                          5,000
HARRITY, WILLIAM                          10,000
HAUPTFUHRER FAMILY PARTNER (18)            5,000
HAUPTFUHRER, BARBARA                      10,000
HAVENS, ANDREA                             5,000
HEALD, JACK & CYNTHIA                     10,000
HEBENSTREIT, ANDREW                       10,000
HEPBURN, AUSTIN B (6)                      5,000          4,620,788        2.4%
HOLLAWAY, STEVEN                          10,000
HOLMWOOD, JAMES                           20,000
HORGAN, THOMAS & LISA                     10,000
HRUBALA ASSOC. A PARTNERSHIP (19)          10,000
HUGHES, CHRISTINE                          2,500
HYMAN, MICHAEL                             5,000
IW MILLER GROUP (7)(20)                  100,000            468,750          *
JACOBY, ROBERT & MARY LOU                 10,000
JOHNSTON, WILLIAM ROBERT                  10,000
JONES SR, DONALD & JOAN                    5,000
JONES, DONALD R                            2,500
JOSHI, RICK                                8,400
KELLEHER, CHARLES                         10,000
KILGORE, ROBERT                           20,000
KILMARX, GEORGE & JUNE                    10,000

KNERR, SHIRLEY                            50,000
KOLESNIKOFF, EMERSON                      10,000
KRAFTON, JOHN & SANDRA                     5,000
KROMBOLZ, PHILLIP                         20,000
KRUGER, LEON M                             5,000
LANG, EILEEN                                 500
LICHTENSTEIN, ISRAEL & NESIA               5,000
LOPEZ, PATRICK                             7,500
LUCE, STEPHEN (8)                          5,000            113,427          *
LUPPINO, FRANCES                          10,000
LURIO, DOUG AND MARGARET (9)               5,000            252,213          *
MARINO, SALVATORE                          5,000
MASON, KATHLEEN                           50,000
MAXWELL, LELAND (10)                       5,000            272,050          *
MCCARTHY, G ELLARD                         5,000
MCCARTY, THOMAS (11)                      69,000            344,333          *
MCGARRAH, BOB                             25,000
MEEKS, DR. JAMES E                        12,500
MERRIMAN, JAMES F                          5,000
MIGLIACCIO, AL                            10,000
MILLER, HARLEY                             5,000
MILLIGAN, DAVID                            1,000
MOFFITT, WANDA S                           5,000
NELSON, ELIZABETH                         10,000
NISHA MEHTA INVESTMENTS (21)              60,000
PAKRADOONI, PETER                         10,000
PAPA, GARY                                10,000
PARKER, KATHY & DOUGLAS                    2,000
PARKER, MICHAEL                            5,000
PARKER, RICHARD & LAURA                   10,000
PELTER, TIMOTHY                              500
PONTON JR., JOHN W                         5,000
QUINN, DANIEL                             20,000
RAFFERTY, PAUL                            10,000
RECKTENWALD, WILLIAM                      10,000
RENNER IV, HARRY                          10,000
ROBERTS, NOMA ANN                          5,000
ROLFE, RANDALL C                           1,000
ROPER, LEE & LISA                          5,000
RUGART, KARL                              10,000
SELLERS, WILLIAM (12)                    130,000            782,108          *
SHAHEEN, LOUIS & JANET                     5,000
SMITH, PATRICIA JILL                      73,500
STETSON IV, JOHN & SOLVEIG                 5,000
STEWART, HOMER                             1,000

STITT, PRISCILLA                          10,000
STULL, CLARK & CAROLYN                     2,500
WHEELER, ARTHUR                           20,000
WOLFE, CLAUDINE W                          2,000
WOLFE, HOWARD H                            1,500
WORDEN FAMILY PARTNERSHIP (22)             5,000
WORDEN, GEOFFREY                          12,500
WRIGHT, JOHN D                             5,000
YOCUM, GEORGE                              4,000
YOUNG, FRANCES (13)                      130,000           1,695,000          *
ZELENKA, DONALD                           25,000
ZEYHER, LOIS & DAVID                       5,000
                                       ---------

          TOTAL                        2,340,450
                                       =========
- ------------
 * Less than one percent (1%).

(1) Alex Consulting, Inc. is a consultant to USA on public relations and financial matters.
(2) Mr. Boynton is a Director of USA.
(3) Mr. DeMedio is an employee of USA.
(4) Fieldman, Hay & Ullman, LLP, represented USA in connection with prior litigation.
(5) Mr. Hamilton is an employee of USA.
(6) Adele Hepburn (the wife of Austin Hepburn) is the Director of Public Relations of USA.
(7) I.W. Miller Group, Inc. is our public relations firm.
(8) Mr. Luce is an employee of USA.
(9) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(10) Mr. Maxwell is the Chief Financial Officer of USA.
(11) Mr. McCarty is the President of Vista Marketing Research, Inc. which serves as a consultant to USA.
(12) Mr. Sellers is a Director of USA.
(13) Ms. Young is a former employee of USA.
(14) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Alex Consulting, Inc., is Paul Winkle.
(15) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Castor Group Ltd., is Conrad Meyer.
(16) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Fieldman, Hay & Ullman, is John Hay.
(17) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Gideon Trading Ltd., is Rich Joshi.
(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.
(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Assoc. A Partnership, is David R. Molumphy.
(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, I.W. Miller Group, is Ira W. Miller.

                                       87

(21) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Nisha Mehta Investments, is Barry Herman.
(22) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Worden Family Partnership, is Geoffrey F. Worden.
(23)  Represents  2,340,450  shares  issued upon exercise of 1999-B Common Stock
Purchase  Warrants  at  $1.00 per share. We have agreed to register these shares for  resale  under  the  Act  at  our  cost  and  expense  until May 2003.



                     2001 - B COMMON STOCK PURCHASE WARRANTS

                                        Common Stock
                                      Hereby Offered          Beneficial Ownership
                                                               After Offering
 Selling Shareholder(11)            -------------------      --------------------
 -------------------                                          Number   Percent
                                                              ------   -------
MICHELLE H & COSTA J ALVANOS                2,334
MICHELLE H ALVANOS                          5,000
WAYNE A ANDERSON                           16,667
CHARLES W APPLE                            30,000
CHARLES M & NANCY P BARCLAY                15,000


DAVID C BLACKBURN                          50,000
JOSEPH J BOLITSKY                         106,667
E DOUGLAS & CAROLYN BRITTAIN               13,334
VINCENT J CALVARESE                         6,667
JERROLD CARL & SUSAN E COHEN               50,000
JULIE CARLSON                             132,000
GORDON S & MARYLOU C CLAUSEN               10,000
MARC A COHEN                               70,000
GINO F. COLOMBO & JIM CROSS                 6,667
JOHANNA CRAVEN                              4,167
WILLIAM R CROTHERS                          5,000
CLIFTON B CURRIN                           33,334
WILLIAM K & LINDA S CURTIS                 66,667
DAVID S D`ANGELO                           43,334
HRUBALA ASSOCIATES, A PARTNERSHIP
         DAVID R MOLUMPHY, PARTNER (4)      16,667
LEO J DOLAN                                13,334
ROBERT F & MELANIE J DRESS                 36,668
ANTHONY J FANELLI                          30,000
JOHN S FOSTER                              26,667
ROBERT R FREY                               5,125
MARGARET R GEDDIS                           3,334
RONALD C & BONNIE H GIBSON                 12,334
HARRIET & CARY GLICKSTEIN                  30,000
JULIUS GOLDEN                              10,000
WILLIAM M GOLDSTEIN                        20,000
NANCY HANSEN                               10,000
NANCY HANSEN                               13,334
NANCY HANSEN                              187,334
CONG. SHARIT HAPLETA (5)                  175,000
IRA FBO ROBERT A HAMILTON                  16,667
WILLIAM F HARRITY JR                       63,334
ROBERT P HAUPTFUHRER
          FAMILY PARTNERSHIP (6)           20,000
JACK M HEALD                               14,000
ANDREW B HEBENSTREIT                       23,334
ANN HEBENSTREIT                            10,000
ADELE H HEPBURN(1)                        333,334          1,983,649     1.2%
AHP HOLDINGS, LP (7)                       93,334
MICHELLE R HOLLENSHEAD                      4,167
DAVID W HUBBERT                            10,000
GORDON F HUDSON                            15,000
MARK J HUDSON                              15,000
NICHOLAS HUDSON                            11,667
CHRISTINE F HUGES                           5,834
HULL OVERSEAS, LTD (8)                     85,000

STEVE ILLES                               100,000           3,131,250    1.6%
STEVE & ELIZABETH ILLES                 1,000,000           3,131,250    1.6%
ROBERT B & MARY LOU JACOBY                  6,667
WILLIAM ROBERT JOHNSTON                    50,000
DONALD R & JOAN F JONES SR                 16,667
MICHAEL KATCHER                            15,000
THOMAS A KATCHUR                          100,000
GEORGE H & JUNE Y KILMARX                  13,334
HARRIETTE D KLANN                           6,667
SHIRLEY K KNERR                            15,000
PHILLIP S KROMBOLZ                         33,334
WARREN D LEWIS                             11,667
H MATHER & MARGARET W LIPPINCOTT            1,167
CORNERSTONE PUBLIC
         RELATIONS GROUP INC (9)           3,750
JAMES P MACCAIN                            23,334
AIMEE MARCHAND                              2,500
MARIEL MARCHAND                             2,500
ROBIN H MARCHAND                           11,667
KATHLEEN J MASON                          153,334
CHARLES A MAYER                            13,334
PETER J MCGUIRE                           160,000
MICHAEL W MILES                            30,000
HARLEY & BROOK MILLER                      13,334
GEORGE W MOFFITT JR                        45,000
KENNETH G MOLTA                             6,667
ROBERT & ROSEMARY MONTGOMERY               13,334
ELIZABETH L NELSON                         50,000
GREGG J NEWHUIS                           293,334
JEFFREY M NEWHUIS                         106,668
PAUL NORDIN                                 6,667
ALEX ORLIK                                 17,501
GEORGE O`CONNELL                          160,000
SUSAN ODELL                                23,334
ERIC PAGH                                  15,000
MICHAEL A PARKER                           13,334
NEIL L PARKER                              10,000
DOUGLAS A PERRY                             4,167
LARRY R PERRY                               4,167
MATTIE A & WILLIAM R PERRY                  8,334
RICHARD D PERRY                             4,167
ROY T PIRHALA                               6,734
ROBERT H POTTS                             11,667
BARBARA L PRESCOTT                          2,500
CHARLES W & MARIA O PROCTOR III             1,667
PAUL RAFFERTY                              33,334
PAUL J & D JOAN RAFFERTY                   30,000
WILLIAM RECKTENWALD                        40,000
HARRY RENNER IV                            67,500
JOHN B RETTEW III                          16,667
GEORGE B RICHARDSON                        41,667
GARDINER ROGERS                            10,000

KARL F RUGART                              15,000
JOHN S RUPP                                18,750
CHARLES SCHWAB & CO FBO PETER
          A SANDS IRA ACCT 7780-9057       26,668
WILLIAM F SCHOENHUT JR                     13,334
RICHARD SCHONWALD                         250,000           1,842,875         *
MARY L SCRANTON                            23,334

DANIEL E SPEALMAN                          46,667
BB SECURITIES CO FBO
         DANIEL E SPEALMAN IRA             29,167
MICHAEL & ELLEN STEIR                      28,334
HOMER N & NATHALIE W STEWART               10,000
PRISCILLA STITT                             2,000
EDWARD B STOKES                            10,000
MARCUS B & EMIKO M STRINGFELLOW            40,000
WILLIAM L VAN ALEN JR(2)                   13,334           270,671          *
ROBERT E WAGNER                            27,857
HENRY W WESSELLS III                        1,667
DELTA WESTERN COMPANY (10)                150,000
ARTHUR L WHEELER                           33,334
J EDWARD WILLARD                           26,667
WILLIAM W SELLERS TR UA
         11/20/00 WILLIAM W
         SELLERS REV TRUST(3)              26,667         1,129,689          *
MARGARET S WILLIAMS                        34,334
ROBERT H WILLIAMS DDS
         ASSOC PROFIT SHARING PLAN         75,000
DONALD J ZELENKA                           90,000
RUTH ZWEIGBAUM                              7,084
                                       ----------
         TOTAL                          5,751,080
                                       ==========
--------------
 * Less than one percent (1%).

(1) Mrs. Hepburn is the Director of Public Relations of USA.
(2) Mr. Van Alen is a Director of USA.
(3) Mr. Sellers is a Director of USA.
(4) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associates, is David R. Molumphy.
(5) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Shearith Hapleta, is Leiby Solomon.
(6) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Robert P Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.
(7) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, AHP Holdings, LP, is Alex H. Petro.
(8) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hull Overseas, Ltd., is Mitch Hull.
(9) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cornerstone Public Relations Group Inc., is M. Darlene Herbert Felt.
(10) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Delta Western Company, is George W. Moffitt.
(11)  Represents  5,509,534  shares issued upon exercise of 2001- B Common Stock
Purchase  Warrants  at $.10 per share, and 241,546 shares issuable in the future upon  exercise  of  these  warrants at  $.10  per  share.


                                       92

                      2001-C COMMON STOCK PURCHASE WARRANTS
                                    Common Stock Offered   Beneficial Ownership
Selling Shareholder(5)                    Hereby               After Offering
--------------------                --------------------    -------------------
                                                            Number  Percent
                                                            ------- -------
JACKSON L. ANDERSON                       6,000
CHARLES W APPLE                          10,000
KATHLYNE K BIRDSALL                       2,500
EDWIN R BOYNTON (1)                      25,000              414,762         *
WILLIAM P BURKS MD                        2,500
AUGUST B CASTLE JR                       31,358
ROBERT J CLARKE                          10,000
JOHANNA CRAVEN                            3,000
CLIFTON B CURRIN                          3,000
BENJAMIN H DEACON                         5,000
DONALD M & DIANNE M DENLINGER             6,000
LOUIS E & ROSE M DI RENZO                 5,000
JAMES W EFFRON                            7,000
ANTHONY J FANELLI                         2,000
JOHN S FOSTER MD                         30,000
ROBERT R FREY                             4,950
JAMES P & JOYCE M GREAVES                10,000
KIRSTEN BAZURO(4)                         5,000              185,775          *
DAVID DEMEDIO(4)                         15,000              249,349          *
LARRY AND SHERYL GROFF                    6,000
KENNETH R. HARRIS                         2,400
ANDREW B. HEBENSTREIT                    30,000
MAUREEN E. HENDRON                        4,167
ADELE H. HEPBURN (2)                     51,000            2,265,983        2.3%

ROBERT B. & MARY LOU JACOBY               6,000
THOMAS A. KATCHUR                        10,000
HARRIETTE D. KLANN                        5,000
LOIS A. LANDIS                            2,000
LILY L. MCCARTNEY                         4,000
AL MIGLIACCIO                            10,000
HARLEY & BROOK MILLER                     2,500
ELIZABETH L NELSON                       10,000
SUSAN ODELL                              20,000
ERIC PAGH                                10,000
RICHARD G & LAURA J PARKER                4,000
STEPHEN LUCE (4)                          5,000              113,427          *
ALEX ORLIK (4)                            7,500              81,0083          *
ROY T PIRHALA                             3,317
JOHN S RUPP                               1,000
RAYMOND K SHOTWELL                        1,000
DANIEL E SPEALMAN                         9,000
HOMER N & NATHALIE W STEWART              3,000
PRISCILLA STITT                           1,000
ALFRED HUNTER & SUSAN MARY THOMPSON       1,500
ANDREW ANDERSON & MARY LYNN THOMPSON      1,000
WILLIAM W SELLERS TR UA 11/20/00         50,000               862,108        *
  WILLIAM W SELLERS REV TRUST (3)
MARGARET S WILLIAMS                       9,000
ROBERT H WILLIAMS DDS ASSOC PROFIT       12,000
  SHARING PLAN
RUTH ZWEIGBAUM                            3,000
                                        -------

         TOTAL                          467,692

------------

* Less than one percent (1%).

(1) Mr. Boynton is a Director of USA.
(2) Adele Hepburn and Austin Hepburn are husband and wife. Mrs. Hepburn is the Director of Public Relations of USA.
(3) Mr. Sellers is a Director of USA.
(4) Employee of USA.
(5) Represents 399,125 shares issued upon exercise of 2001- C Common Stock Purchase Warrants at $.10 per share and 68,567 shares issuable in the future upon exercise of the remaining warrants at $.10 per share.




                          NOTEHOLDER PURCHASE WARRANTS
                                                                                Beneficial Ownership
                                                                                   After Offering
                                                                                 --------------------
Selling Shareholder(43)                            Common Stock Offered Hereby    Number     Percent
-------------------                              ---------------------------     -------  -----------
AANESTAD, DONALD T                                                 30,000
ADAMSON, ANNA KATE                                                  3,000
ADAMSON, BROOKE ANN                                                 3,000
ADAMSON, JOSIAH DAVID                                               3,000
ADAMSON, MICAH PAUL                                                 3,000
ADAMSON, PETER JOHN                                                 3,000
AGANS, ROBERT M                                                   105,000
AHP HOLDINGS (18)                                                 110,001
                                                               95

ALEX CONSULTING(15)(19)                                            75,000      2,946,000   1.5%
ALIMACHANDANI, VIJAY                                               45,000
ALPERT, ALAN                                                        7,500
ALVANOS, MICHELLE & COSTA                                           4,500
ALVAREZ, DELIA P                                                    7,500
ANDERSON, JACKSON L                                                 4,500
ANDERSON, WAYNE A                                                  50,001
APPLE, CHARLES W                                                   48,750
APPLE, CHARLES W & KATHARINE K                                     30,000
APPLE, SUSAN SCHRAMM                                               15,000
APPLE, THOMAS                                                      15,000
ARDNT, BARRY C                                                      7,500
AYERS, JOHN P                                                      15,000
BACHICH, JOHN                                                     150,000
BARCLAY, CHARLES & NANCY                                           75,000
BAZURO, ROBERT & KIRSTEN (2)                                        3,750        187,025    *
BECK, ROBERT E                                                      3,000
BELIN JTWROS, MARION DOUGLAS & TEDDIE EARLINE                      45,000
BELLAVIA, CHARLES F                                                15,000
BESCH, NANCY A & EARL D                                            15,000
BEYER, GUNTER J                                                    15,000
BIRD, BENJAMIN LEE                                                 15,000
BIRDSALL, KATHLYNE K                                                1,875
BIRTZ REVOCABLE LIVING TRUST                                       30,000
Bjorklund Trustee U/A Dated 11-11-88, Alexandra O                  52,500
BLACKBURN, DAVID C                                                 60,000
BLACKBURN, DONALD F                                                45,000
BODINE, LOUISE D                                                   30,000
BOLITSKY, JOSEPH J                                                115,001
BOLLING, CHARLES L                                                 15,000
BOURASSA, GARY R                                                    7,500
BOYAR, LEA                                                          7,500
BOYNTON PENSION PLAN, JAMES R                                      45,000
BOYNTON, EDWIN R(1)                                                48,750       279,137    *
BRAY, DAVID G                                                       3,000
BRESLIN, BILLIE                                                    15,000
BRILL SECURITIES (20)                                              45,000
BRITTAIN FAMILY TRUST (21)                                         10,001
BRITTAIN, DOUGLAS & CAROLYN                                        30,000
BRODINE, GORDON L                                                  60,000
BROOKS, CAROLINDA P                                                30,000
BUDINETZ, MICHAEL J                                                21,375
BURKS MD, WILLIAM P                                                69,375
BUTLER, ESTATE OF SMEDLEY D                                        30,000
BUTLER, SUSAN L                                                    22,500
CALVARESE, JOANNE C & VINCENT J                                    15,000
CALVARESE, VINCENT J                                               18,750

                                       96

CAMPBELL, WILLIAM A                                                 7,500
CAPE MACKINNON INC (22)                                            75,000
CARABASI MD, RALPH A                                                7,500
CARL, JERROLD & SUSAN COHEN                                        37,500
CARLSON, JULIE                                                    114,000
CASTLE JR, AUGUST B                                                68,519
CHARRINGTON III, ARTHUR M.R.                                       15,000
CHARRINGTON, ARDIS B                                               15,000
CHIECO, MICHAEL G                                                  37,500
CHIMICLES, BARBARA                                                 15,000
CHIORDI, MICHAEL J                                                 15,000
CIESIELSKI, JUDY A                                                 60,000
CLARK JR, GERALD E                                                 10,500
CLARKE, ROBERT J                                                  208,500
CLAUSEN, GORDON S & MARY LOU C                                     33,750
CLOUTIER, DIANE                                                    90,000
COFFEY, ROGER D                                                    15,000
COHEN, MARC A                                                      86,250
CONG. SHEARITH HAPLETA (23)                                       326,250
CORNERSTONE PUBLIC RELATIONS GROUP (24)                             1,406
CRAVEN, JOHANNA                                                     7,251
CRECRAFT, HELENA                                                   15,000
CROSS, JIM & HELEN COLUMBO                                          5,000
CROTHERS, WILLIAM R                                                 9,375
CROW, DUDLEY R                                                     15,000
CROW, LORRAINE                                                      1,500
CUNNINGHAM MD, T DAVID                                             15,000
CURRIN TRUSTEE, CLIFTON B                                          89,751
CURTIS, A KENNETH & WILLIAM K                                      30,000
CURTIS, WILLIAM K                                                  37,500
CURTIS, WILLIAM K & LINDA S                                        90,000
D`ANGELO, DAVID S                                                  91,251
DEACON, BENJAMIN H                                                 18,750
DELLARUSSO, RICHARD J                                              15,000
DELTA WESTERN COMPANY (25)                                         56,250
DEMARIS, SHERI LYNN                                               154,500
DEMEDIO, DAVID M (2)                                               18,750       256,849      *
DENLINGER, DONALD & DIANNE                                         18,000
DI RENZO, LOUIS & ROSE                                              7,500
DILIGENT FINANCE CO LTD(15)(26)                                   480,000      1,898,000    1.0%
DIN, ANEES T                                                       40,500
DIRENZO, LOUIS & ROSE                                               3,750
DOLAN, LEO J                                                       42,000
DRESS, ROBERT & MELANIE                                            11,000
DRESSLER, MITCHELL                                                 15,000
DURYEA, JUSTIN G                                                   11,250
EFFRON, HOWARD                                                     15,000
EFFRON, JAMES                                                       5,250
ELLIOTT, BEN                                                       60,000
ELLNER, SOLOMON                                                    75,000
ELLSHAY LLC (27)                                                   30,000
EVANKO, DR. MARK A                                                  1,500
FANELLI, ANTHONY                                                   40,500
FIELDMAN, HENRY J(3)                                               45,000      1,592,700      *

                                       97

FINN STAFF                                                         30,000
FIRESTONE, JEFFREY                                                 60,000
FORIGO, DANIELE                                                    53,573
FOSTER, JOHN S                                                    102,501
FOX, HELEN K                                                       15,000
FREY, ROBERT R                                                      5,634
FULMER, SAMANTHA HARRIS                                             1,500
FUSARO, ANTHONY A                                                  45,000
GALVIN, DOROTHY                                                     1,500
GEDDIS, MARGARET R                                                 10,001
GFG CONSULTING (28)                                               186,850
GIBSON, RONALD & BONNIE                                            10,001
GIDDENS, ROBERT G                                                  90,000
GILLESPIE, GALE S                                                   7,500
GIVEN, CHARLOTTE(15)                                              186,850       282,000      *
GLICKSMAN, RACHEL                                                  72,000
GLICKSTEIN, HARRIET & CARY                                         67,500
GLOCKNER, FREDERICK & JOAN                                          1,500
GOLDEN, JULIUS                                                      7,500
GOLDSTEIN, WILLIAM M                                               75,000
GOMES, GREGORY R                                                   75,000
GOTTLIEB, MIKLOS                                                   15,000
GRAY, HAROLD N                                                     60,000
GREAVES, JAMES & JOYCE                                              7,500
GREEN, JOHN R                                                      30,000
GREGORY, ALAN V                                                    15,000
GROFF, LARRY K & SHERYL L                                           4,500
GUERIERA JR, ROBERT                                                30,000
HAINEY, BOB                                                        75,000
HALDEMAN, EDWARD                                                   30,000
HALDEMAN, PAULINE E                                                30,000
HALL, ROBERT & VIRGINIA                                             7,500
HAMILTON, JOHN E                                                    4,500
HAMILTON, ROBERT A(2)                                              13,650      89,026        *
HAMILTON, IRA FBO ROBERT A (2)                                      6,300      89,026        *
HANSEN, NANCY H                                                   138,000
HARRIS JR, BURT I                                                 240,000
HARRIS, BURT I                                                    240,000
HARRIS, KENNETH R                                                   7,555
HARRIS, KENNETH R & BETTY A                                        30,000
HARRIS, PETER A & DEBORAH L                                         7,500
HARRITY JR, WILLIAM F                                             137,501
HARRITY, R JOHNSTONE                                               15,000
HARRITY, VIRGINIA W                                                 7,500
HAUPTFUHRER FAMILY PARTNERSHIP, ROBERT P (29)                      67,500
HAUPTFUHRER, BARBARA D                                             52,500
HAY, JOHN(4)                                                       45,000     1,592,700      *
HEALD FAMILY TRUST (30)                                            30,000
HEALD, CYNTHIA & JACK                                              15,000
HEALD, JACK M                                                       8,750
HEBENSTREIT, ANDREW B                                             130,001
HEBENSTREIT, ANN                                                   22,500
HEBENSTREIT, LISA                                                  12,000
HEBENSTREIT, SAM B                                                 10,500
HEBENSTREIT, TIMOTHY B                                             16,500

                                       98

HEBENSTREIT, TODD                                                  12,000
HENDRON MD, MAUREEN E                                             102,500
HEPBURN, ADELE H (5)                                              470,751   1,846,232    *
HEPBURN, AUSTIN B(5)                                               44,549   4,110,488    2.1%
HERBERT, STEPHEN P (6)                                             75,000   1,488,720    *
HERBERT, JULIE(18)                                                 75,000   1,488,720    *
HEWSON, THOMAS A                                                   30,000
HODGES, JOYCE                                                       7,500
HOLLENSHEAD, MICHELLE                                               3,125
HOLMWOOD, JAMES M                                                  30,000
HOLT, ALTON R                                                      78,000
HRUBALA ASSOCIATES, A PARTNERSHIP (31)                             36,251
HUBBERT, DAVID W                                                   26,250
HUDSON, GORDON F                                                   30,000
HUDSON, MARK J                                                     15,750
HUDSON, NICHOLAS C                                                  9,150
HUDSON, WILBUR E                                                    7,500
HUGHES, CHRISTINE F                                                15,626
HYMAN, MICHAEL                                                     15,000
IGNITE CAPITAL (32)                                                75,000
ILLES, STEVE                                                      450,000  3,781,250  1.9%
INTERNET PR GROUP (33)                                             15,000
IRA FBO BETTY A HARRIS DLJSC                                       15,000
IRA FBO KENNETH R HARRIS DLJSC                                     15,000
IRA FOR ROBERT E WAGNER                                            30,000
J.M. HULL ASSOCIATES LP (34)                                       31,875
JACKSON, NATA M                                                    60,000
JACOBY, ROBERT &  MARY LOU                                         34,001
JALMARSON, CRAIG H                                                  9,000
JENKINS, WENDY (3)                                                 30,000    142,000      *
JENSEN JR, GEORGE R(7)                                            240,000    519,000      *
JENSEN, BURTON                                                     15,927
JENSEN, DAVID                                                      15,927
JENSEN, GEORGE R & RON RAYMOND(7)                                 150,000     609,000     *
JENSEN, JULIE(7)                                                   75,000   1,472,200     *
JOHNSTON, WILLIAM ROBERT                                           37,500
JONES JTWROS, ROBERT F & DEBORAH L                                 60,000
JONES SR, DONALD & JOAN                                             2,000
JONES, CHARLES T                                                    7,500
JONES, DONALD & JOAN                                                6,252
KARN, GLORIA S & FRED S                                             1,500
KATCHUR, MICHAEL                                                   11,250

                                       99

KATCHUR, THOMAS A                                                 187,500
KATCHUR, THOMAS JOHN                                               31,200
KEFFER, JOHN & RAELENE                                             15,000
KENT, MAUDE WOOD                                                   15,000
KENT, MAUDE WOOD  & THOMAS D                                       15,000
KILGORE, KATHLEEN COUGHLIN                                         15,000
KILGORE, ROBERT A                                                  75,000
KILMARX, GEORGE H & JUNE                                           85,001
KIM, ANTHONY Y.K.                                                  75,000
KLANN TRUST, HARRIETTE D                                            5,000
KLANN, HARRIETTE D                                                 22,500
KNERR, SHIRLEY K                                                   45,000
KNODE, RALPH H                                                     30,000
KOBUS, GREGORY & ALICE                                             15,000
KOLLS, CHRISTINE C (19)                                            45,000     910,850     *
KONSMO, OYSTEIN                                                    18,750
KROMBOLZ, PHILLIP S                                                30,000
KROMBOLZ, ROCHELLE L & PHILLIP S                                   30,000
KROOK, NANCY                                                      105,000
LAND, JEFFREY R                                                    15,000
LANDIS, LOIS                                                        1,500
LANNI, PAUL G                                                      15,000
LAW, JEANNINE P                                                    15,000
LEBOUTILLIER, SHERRILL F                                          150,000
LEE TRUST W/D/T 10/5/92, JOHN N                                    45,000
LEE, STEVEN                                                         3,750
LEENE, JENNIFER BEIRNES                                            15,000
Legg Mason Cust FBO DennisL Gilbert IRA                            15,000
LEGG MASON FBO RICHARD SCHONWALD IRA                               22,500
LEHMANN, AARON                                                     55,500
LEROUX, SHELLEY                                                    45,000
LEWIS, WARREN D                                                    23,751
LEXINGTON VENTURES INC (35)                                        90,000
LIPPINCOTT JR, H MATHER                                            22,500
LIZZUL, PAUL & DAWN-MARIE                                          15,000
LOCKHART, LORETTA                                                   8,573
LOCKHART-HEBERTON, CYNTHIA                                            750
LOPEZ, ANTHONY & BARBARA                                           15,000
LOPEZ, PATRICK                                                     15,000

                                      100

LOZOWSKI, ROBERT                                                    3,000
LUCE, STEPHEN M.(2)                                                 5,000     113,427    *
LUPPINO,  FRANCES                                                  15,000
LURIO, DOUGLAS(9)                                                  22,500     234,713    *
LURIO, DOUGLAS M & MARGARET SHERRY(9)                              45,000     212,213    *
MacCAIN, JAMES P                                                   40,001
MACCARTNEYROBERT F & LILY L                                        15,000
MACKENZIE, DONALD                                                  30,000
MADAN, LEWIS F                                                      3,000
MALISCHEWSKI, ALBERT P & MARY E                                    15,000
MALONEY, VIRGINIA MARSHALL                                          1,500
MARCHAND, AIMEE                                                     1,875
MARCHAND, MARIEL                                                    1,875
MARCHAND, ROBIN                                                     8,750
MARIE G ROPER, MARIE G                                              7,500
MARINO, SALVATORE                                                  15,000
MARKOWITZ DDS Retirement Fund, IRWIN H                             75,000
MARTIN, C LEONARD                                                  30,000
MASON, KATHLEEN J                                                 160,001
MAX COMMUNICATIONS (36)                                                90,000
MAYER, CHARLES A                                                   21,000
MCCABE, BARRY N                                                    15,000
MCCARTHY, DUANE C                                                   1,500
MCCARTHY, G ELLARD & JOAN R BENNETT                                 7,500
MCCARTNEY, LILY                                                     3,000
McCauley Jr Trustees, David E & Sue A                              45,000
MCCORMICK, JOHN F                                                  37,500
MCGARRAH, ROBERT G (15)                                            45,000     413,000    *
MCGONIGLE, JOHN & ROSEMARY                                          1,500
MCGONIGLE, MARY C                                                   1,500
MCGUIRE, PETER J                                                  225,000
MERRIMAN, JAMES F                                                  82,500
MIGLIACCIO, AL                                                      7,500
Millennium Trust Co, Llc Cust f/b/o Fred KaragosianTR#1505257      15,000
MILLER, EILEEN & LAWRENCE                                           6,000
MILLER, HARLEY & BROOK                                             31,626
MILLIKIN, GEORGE & CAROLINE                                        45,000
MOFFITT JR, GEORGE W                                               31,875
MOFFITT REVOCABLE TRUST DATED 9/25/97, WANDA S                     15,000
MOLUMPHY CAPITAL MGMT Profit Sharing  (37)                         15,000
MOLUMPHY, THOMAS J                                                  7,500
MONTGOMERY, ERNEST E                                               15,000
MONTGOMERY, ROBERT & ROSEMARY                                      25,001
MONTGOMERY, ROBERT H                                               30,000
MORGAN JR, MILTON K & LOIS T                                       15,000
MORRIS, MAC G                                                       7,500
MOSIER, JAMES                                                      30,000
MOYER, F STANTON                                                   37,500
MURPHY, RICHARD F                                                  30,000

                                      101

MURRAY, BARBARA J                                                  15,000
NASH, GARY                                                          3,000
NEFF, RONNIE                                                       15,000
NELSON, ELIZABETH L                                                71,250
NEMETH, ROBERT F                                                   30,000
NEWHUIS, GREGG J                                                  300,000
NEWHUIS, JEFFREY M                                                 20,003
NIX, JOHN BRADLEY & CAROL C                                         4,500
NOLAN, PATRICK                                                     35,213
NORDIN, PAUL                                                        5,000
OAKLAND, GARY                                                      22,500
OCONNELL, GEORGE                                                  360,000
ODELL, SUSAN                                                       32,501
O`NEILL, J BRIAN                                                   22,500
ORLIK, ALEX (2)                                                    18,188       82,583    *
PADRICK, ROBERT                                                    60,000
PADRICK, TRUSTEE, ROBERT G PADRICK P/S/P AND TRUST, ROBERT G.      30,000
PADRICK, TRUSTEE FBO KELLIE NICOLE PADRICK, ROBERT G.              15,000
PAGH, ERIC                                                         18,750
PAKRADOONI, PETER B                                                30,000
PANORAMA PARTNERS (38)                                              4,500
PARKER, MICHAEL A                                                   5,000
PARKER, NEIL L                                                      7,500
PARKER, RICHARD                                                    15,000
PARKER, RICHARD & LAURA                                            49,500
PELLEGRINO, JOSEPH                                                300,000
PENJUKE, WILLIAM & CAROL                                           15,000
PERRY, DOUGLAS                                                      3,125
PERRY, LARRY R                                                      3,125
PERRY, MATTIE & WILLIAM                                            71,250
PERRY, RICHARD                                                      3,125
PETT, ROBERT                                                      150,000
PIRHALA, ROY T                                                     86,262
PONTON JR, JOHN W                                                  15,000
POTTS, ROBERT H                                                    30,000
POWELL, J STEVE                                                     4,500
PRESCOTT, BARBARA L                                                 1,875
PROCTOR, CHARLES & MARIA                                              625
RAFFERTY, PAUL & JOAN                                              47,501
RANSOME III, ERNEST L                                              22,500
RECKTENWALD, WILLIAM                                               75,000
REICHL, THOMAS C                                                    4,500
REISNER, GREG A                                                    15,000
REISNER, WILLIAM & FRANCES                                         33,000
RENNER IV, HARRY                                                  125,625
RETTEW III, JOHN B                                                 20,001
REYBOK, ROBERT & JOAN                                              15,000
RICHARDSON, GEORGE & SHARON                                        15,625

                                      102

RICHARDSON, GEORGE B                                               15,625
ROBERTS, NOMA ANN                                                  45,000
Rogers JR. Family LIimited Partnership, E H (39)                   30,000
ROGERS, DOYLE                                                      15,000
ROGERS, GARDINER                                                   16,500
ROPER, LEE R & LISA ANN                                            67,500
ROPER, MARIE G                                                     22,500
ROSENTHAL, JERRY                                                   30,000
ROUSE III, GEORGE PARKE                                            15,000
RUBEN, PETER S                                                    180,000
RUGART, KARL F                                                     48,750
RUPP, FRANK S                                                      15,000
RUPP, JOHN S                                                       70,125
SAS, VALENTINA                                                      3,000
SCAMMAHORN, KEITH & LYNNE                                          15,000
SCHOENHUT III, WILLIAM F                                           30,000
SCHOENHUT JR, WILLIAM F                                            70,001
SCHOENHUT, EDWARD L                                                30,000
SCHOLL PROFIT SHARING PLAN, DB                                     15,000
SCHOLL, MARGARET J                                                 15,000
SCHONWALD, RICHARD S                                              333,750
SCHWARTZ, STEPHEN                                                  37,500
SCIFERS, VICKI S                                                   15,000
SCRANTON, MARY L                                                    8,750
SELDERS, THOMAS A & KRISTIN M                                       7,500
SELLERS TRUST, WILLIAM W (17)                                      47,500      864,608      *
SELLERS, NICHOLAS                                                  15,000
SELLERS, WILLIAM W (17)                                           135,000      777,108      *
SELTZER, SCOTT                                                      7,500
SHEVLIN, CELIA E                                                    3,000
SHOTWELL, RAYMOND K                                                 8,250
SHUPE, JOHNNYE F                                                    1,500
SHUTE, HARRY D                                                      7,500
SICHEL JR, LEONARD H                                               15,000
SINGER, JOSEPH                                                      1,500
SINGER, LESLIE & ETHEL                                             15,000
SINGH, KRISHNA K                                                   45,000
SMITH, RICHARD(15)                                                180,000      120,000      *
SMITLEY, KATHY                                                      7,500
SNYDER, MELVIN G                                                   15,000
SPEALMAN IRA, DANIEL                                               25,938
SPEALMAN, DANIEL E                                                 58,500
STANGLEIN, TERRY W                                                 54,000
STEINHILBER, ELINOR M                                              15,000
STEIR, MICHAEL & ELLEN                                             18,750
STERN, SHAI L (10)                                                 37,500       178,750     *
STETSON IV, JOHN B                                                 30,000
STETSON, CPT ERIC W                                                 7,500

                                      103

STETSON, SCOTT W                                                    1,500
STETSON, SOLVEIG W                                                 15,000
STEVENS, GERTRUDE                                                  37,500
STEWART, HOMER & NATHALIE                                          13,050
STEWART, HOMER N                                                   15,000
STITT, PRISCILLA A                                                 32,250
STOKES, EDWARD B                                                   45,000
STRINGFELLOW, MARCUS & EMIKO                                       15,000
STROUD, VIVIAN K  (2)                                               7,500       188,294   *
STULL JTWROS, CLARK D & CAROLYN S                                  30,000
STULL, CLARK D                                                      1,050
SVEDAS, WILLIAM                                                     1,500
SWANTON,TERRY L & MOLLY B                                          30,000
SZYCHOSKI, GEORGE E                                                   150
SZYCHOSKI, MICHAEL W                                                  375
SZYMBORSKI, CONSTANTINE T                                          15,000
TAUBER, BARBARA ANN                                                 1,500
TECHNOLOGY PARTNERS(11)(40)                                       652,647     1,855,510   *
TEQUESTA CAPITAL CORP (41)                                         21,428
THOMPSON, ALFRED & SUSAN                                            4,125
THOMPSON, ANDREW & MARYLYNN                                           750
THOROUGHGOOD, WILLIAM E                                             3,750
TORRES, GUILLERMO M                                                30,000
TRINITY ASSOCIATES (42)                                           165,000
TURESKY, STEPHEN S                                                 15,000
TURNER, JAMES                                                      60,000
ULLMAN, ANTHONY B(12)                                              45,000     1,592,700  *
UNANUE, CURTIS & MARIA                                             45,000
VAN ALEN JR, WILLIAM L(13)                                         35,001       411,001  *
VESPER JR, JOHN H                                                   7,500
VODANTIS, JOHN S & HOPE J                                           7,500
WAGNER, ROBERT E                                                   35,894
WAHLSTROM, BORJE                                                   15,000
WAHLSTROM, JEAN STEEL                                              15,000
WEAVER, DAVID                                                       7,800
WEAVER, DWANE M                                                    15,000
WEAVER, KEVIN & ALICIA                                             45,000
WEAVER, MARLENE                                                   150,000
WEAVER, MICHAEL L                                                   1,500
WEAVER, WESLEY R                                                   22,500
WESSELLS III, HENRY W                                               5,001
WHEELER, ARTHUR L                                               1,102,500
WIENER, ARTHUR                                                      8,015
WIENER, ARTHUR & RUTH                                               9,825
WIENER, BERNARD                                                     7,500
WILLARD, J EDWARD                                                 147,501
WILLIAMS DDS PROFIT SHARING                                        88,500
WILLIAMS, MARGARET S                                               53,700
WILSON, KENNETH B                                                   7,500
WOLFE, CLAUDINE W                                                   4,500

                                      104

WRIGHT, C EDWIN & JANET LYN                                         7,500
WRIGHT, JOHN D                                                     15,000
WRIGHT, WILLIAM M                                                  15,000
WYMAN JR, SAMUEL D                                                 15,000
YAMAGUCHI, JONI CARLEY                                             15,000
YOSHIMOTO, CRAIG                                                   15,000
YOUNG, FRANCES(14)                                                705,000     1,120,000    *
YUTZY, JOHN A & LUCINDA K                                          12,000
ZELENKA, DONALD J                                                 213,750
ZIRBES, JOSEPH                                                      7,500
ZWEIGBAUM, RUTH                                                    15,063

TOTAL                                                          20,720,051


----------
* Less than one percent.

(1) Mr. Boynton is a Director of the Company.
(2) Employee of the Company.
(3) Mr. Feildman is a member of the law firm of Fieldman, Hay & Ullman, LLP, which represented the Company in connection with prior litigation.
(4) Mr. Hay  is a member of the law firm of Fieldman, Hay & Ullman, LLP, which represented  the Company in connection with prior litigation.
(5) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of the Company.
(6) Mr. Herbert is President, Director and Chief Operating Officer of the Company.
(7) George and Julie Jensen are husband and wife.  Mr. Jensen is Chairman of the
 Board and Cheif Operating Officer of the Company.
(8) Son of George Jensen.
(9) Douglas and Magaret Lurio are husband and wife.  Mr. Lurio is a Director of  the Company and he is the President of Lurio Associates, P.C.
(10) Mr. Stern is a consultant to the Company.
(11) Technology Partners is the Company`s investment banker.
(12) Mr. Ullman is a member of the law firm of Fieldman, Hay & Ullman, LLP, which represented the Company in connection with prior litigation.
(13) Mr. Van Alen is a Director of the Company.
(14) Ms. young is a former employee of the Company.
(15) Consultant to the Company.
(16) Spouse of H. Brock Kolls
(17) Director of USA
(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, AHP Holdings, is Alex H. Petro.
(19) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Alex Consulting, is Paul Winkle.
(20) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Brill Securities, is Larry Berk.
(21) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Brittain Family Trust, is E. Douglas Brittain.
(22) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cape MacKinnon, Inc., is Steve Frye.
(23) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cong. Shearith Hapleta, is Leiby Solomon.
(24) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Cornerstone Public Relations Group, is M. Darlene Herbert Felt.
(25) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Delta Western Company, is George W. Moffitt.
(26) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Diligent Finance Co. Ltd., Rai Hamilton.
(27) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Ellshay LLC, is Mark Erlich.
(28) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, GFG Consulting, is Grant Galloway.
(29) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hauptfuhrer Family Partnership, is Robert Hauptfuhrer.
(30) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Heald Family Trust, is Jack Heald.
(31) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associates, a Partnership, is David R. Molumphy.
(32) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Ignite Capital, is Richard Gonda.

                                      106

(33) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Internet PR Group, is Roland Perry.
(34) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, J.M. Hull Associates LP, is Mich Hull.
(35) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Lexington Ventures, Inc., is Larry Gordon.
(36) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Max Communications, is Richard Molinsky.
(37) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Molumphy Capital Mgmt. Profit Sharing, is Mitch Hull.
(38) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Panorama Partners, is Aaron Lehmann.
(39) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, E H Rogers Jr. Family Limited Partnership, is Edmund H. Rogers.
(40) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Technology Partners, is Porter Bibb.
(41) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Tequesta Capital Corp., is Gary F. Lobrozzi.
(42) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Trinity Associates, is Michael K. Stern.
(43)  Represents  shares issuable upon exercise of warrants issued to all of our holders  of  Senior  Notes  in  October  2002.  Of  the shares being registered,
6,493,691  have  already been issued upon exercise of warrants at $.10 per share and  14,226,360 are reserved for issuance upon future exercise of these warrants at  $.10 per share. We have agreed to register these shares for resale under the
Act  at  our  cost  and  expense  until  April  2004.

                              EMPLOYEE COMMON STOCK

                                                Beneficial Ownership
                                                 After Offering
                                 Common Stock   --------------------
Selling Shareholder(3)          Offered  Hereby   Number   Percent
-------------------             --------------   ------  --------
Bazuro, Kirsten (1)                     160,000    30,775       *
Demedio, David(1)                      160,000   104,349       *
Harrum, George(1)                       80,000    14,333       *
Ledesma, Cecil(1)                       80,000    90,500       *
Luce, Steven(1)                         80,000    38,427       *
Sagady, Cary(2)                        160,000       0         *
Seymour, Amy(1)                         80,000    11,550       *
Stroud, Vivian(1)                      160,000    35,794       *
Tobin, Mary F.(1)                       80,000    25,217       *
Vista Marketing Research(2)            280,000   133,333       *
Wasserman, Scott(1)                    160,000       0         *
                                ----------------
        Total                        1,480,000

--------
* less than one percent

(1)  Current employee of USA.
(2)  Current consultant of USA.
(3) Represents shares issued to employees and consultants in October 2002 at $.15 per share for services to be rendered to USA. We have agreed to register these shares for resale under the Act for a period of 9 months at our cost and expense.




          SENIOR NOTE INTEREST SEPTEMBER 2003 COMMON STOCK & WARRANTS

                                                        Common Stock & Warrants         Beneficial Ownership
Selling Shareholder                                     Offered Hereby                  After Offering
---------------------------                             ----------------------------    -------------------------
                                                                                           Number      Percent
                                                                                        -------------------------

Donald T           Aanestad                                       1,800                                  *
Vijay              Alimachandani                                  2,300                                  *
Alan               Alpert                                         1,500                                  *
John P             Ayers                                          3,000                                  *
John               Bachich                                       15,000                                  *
Charles F          Bellavia                                         900                                  *
Nancy & Earl       Besch                                          3,000                                  *
Gunter J           Beyer                                          1,200                                  *
Benjamin Lee       Bird                                           3,000                                  *
Kathlyne K         Birdsall                                         375                                  *
David C            Blackburn                                      1,300                                  *
Joseph             Bolitsky                                      20,000                                  *
Edwin R            Boynton (1)                                    9,750                   318,137        *
David G            Bray                                             600                                  *
Douglas & Carolyn  Brittain                                       3,000                                  *
                   Brittain Family Trust                          2,000                                  *
Gordon L           Brodine                                        8,050                                  *
Michael J          Budinetz                                       3,000                                  *
Vincent            Calvarese                                      3,750                                  *
William A          Campbell                                       1,500                                  *
Ralph A            Carabasi                                       1,500                                  *
Julie              Carlson                                        2,367                                  *
Michael J          Chiordi                                        3,000                                  *
Gerald E           Clark Jr                                       2,100                                  *
Robert J           Clarke                                        17,393                                  *
Diane              Cloutier                                      18,000                                  *
Roger D            Coffey                                           867                                  *
Marc A             Cohen                                         17,250                                  *
                   Cornerstone Public Relations
                   Group, M Darlene Herbert Felt                    281                                  *
Johanna            Craven                                         1,276                                  *



                                      109


Jim                Cross                                          1,000                                  *
William R          Crothers                                       1,876                                  *
Lorraine           Crow                                             300                                  *
Benjamin           Deacon                                           750                                  *
                   Delta Western Company (2)                     11,250                                  *
David              Demedio (3)                                    3,750                                  *
Louis E            Di Renzo                                       1,500                                  *
                   Diligent Finance Company Ltd (4)              96,000                                  *
Leo J              Dolan                                          6,000                                  *
Robert F           Dress                                          2,200                                  *
Howard             Effron                                         3,000                                  *
Bently             Elliott                                        3,000                                  *
                   Ellshay Llc (5)                                3,000                                  *
Anthony J          Fanelli                                          800                                  *
Henry J            Fieldman                                       9,000                                  *
John S             Foster                                        20,500                                  *
Helen K            Fox                                            2,698                                  *
Samantha Harris    Fulmer                                           300                                  *
Dorothy            Galvin                                           300                                  *
Margaret R         Geddis                                           750                                  *
Robert G           Giddens                                       27,000                                  *
Frederick F        Glockner                                         300                                  *
William M          Goldstein                                      9,000                                  *
Ira Fbo Robert A   Hamilton (6)                                   1,260                                  *
John E             Hamilton                                         900                                  *
Robert             Hamilton (6)                                   2,730                                  *
Peter & Deborah    Harris                                         1,500                                  *
George             Harrum (7)                                       833                                  *
John               Hay                                            9,000                                  *
                   Heald Family Trust (8)                         6,000                                  *
Andrew B           Hebenstreit                                   11,000                                  *
Joyce              Hodges                                         1,500                                  *
Michelle           Hollenshead                                      625                                  *
James M            Holmwood                                       6,000                                  *
                   Hrubala Associates, A Partnership (9)          3,834                                  *
Gordon F           Hudson                                         5,150                                  *
Christine F        Hughes                                           750                                  *
William Robert     Johnston                                       1,500                                  *
Charles T          Jones                                          1,500                                  *
F/B/O Fred         Karagosian                                     3,000                                  *
Gloria & Fred      Karn                                             300                                  *
Michael            Katchur                                        2,250                                  *
Maude Wood         Kent                                           3,000                                  *
Thomas & Maude Woodkent                                           3,000                                  *
Robert A           Kilgore                                       15,000                                  *
Shirley K          Knerr                                          2,700                                  *
Gregory S          Kobus                                          3,000                                  *
Christine F        Kolls                                          9,000                                  *
Paul G             Lanni                                          3,000                                  *
Warren D           Lewis                                          1,750                                  *
                   Lexington Ventures Inc (10)                    7,600                                  *
H Mather           Lippincott Jr                                  3,000                                  *
Anthony F          Lopez                                          3,000                                  *
Robert             Lozowski                                         173                                  *
Douglas            Lurio (11)                                     4,500                                  *
James P            Maccain                                        8,000                                  *
Lewis F            Madan                                            600                                  *
Kathleen           Mason                                         26,000                                  *
Charles            Mayer                                          4,200                                  *
Barry N            Mccabe                                           433                                  *
Duane C            Mccarthy                                         300                                  *
G Ellard           Mccarthy                                       1,500                                  *
John P             Mcgonigle                                        300                                  *


                                      110

Mary C             Mcgonigle                                        300                                  *
James F            Merriman                                      13,634                                  *
Eileen             Miller                                         1,200                                  *
Harley             Miller                                         5,608                                  *
Wanda S            Moffitt                                        3,000                                  *
George W           Moffitt Jr                                     3,375                                  *
Thomas             Molumphy                                       1,500                                  *
                   Molumphy Capital Mgmt (12)                     3,000                                  *
Robert             Montgomery                                     8,000                                  *
Mac G              Morris                                         1,500                                  *
James H            Mosier                                           600                                  *
Elizabeth L        Nelson                                        10,284                                  *
Robert F           Nemeth                                         3,000                                  *
Gregg J            Newhuis                                       18,000                                  *
Jeffrey M          Newhuis                                        2,100                                  *
Patrick            Nolan                                          6,000                                  *
Paul               Nordin                                         1,000                                  *
George             O`connell                                     45,000                                  *
                   Panorama Partners Lp (13)                        100                                  *
Michael A          Parker                                         1,000                                  *
Neil L             Parker                                           950                                  *
Richard            Parker                                         1,583                                  *
Joseph             Pellegrino                                    26,667                                  *
Robert H           Potts                                          3,000                                  *
Charles W          Proctor Iii                                      125                                  *
Ernest L           Ransome Iii                                    1,500                                  *
Harry              Renner Iv                                     12,000                                  *
John B             Rettew Iii                                     2,500                                  *
Gardiner           Rogers                                         3,300                                  *
Marie G            Roper                                          1,500                                  *
Karl F             Rugart                                         8,250                                  *
John S             Rupp                                           1,392                                  *
Valentina          Sas                                              600                                  *
Edward L           Schoenhut                                      6,000                                  *
William F          Schoenhut Jr                                   8,366                                  *
Stephen            Schwartz                                       7,500                                  *
Mary L             Scranton                                       1,750                                  *
Nicholas           Sellers                                        3,000                                  *
William W          Sellers Tr Ua 11/20/00 William W
                     Sellers Rev                                 24,500                   887,608        *
Amy T              Seymour (15)                                      67                                  *
Raymond K          Shotwell                                         616                                  *
Leonard H          Sichel Jr                                      3,000                                  *
Richard            Smith                                         36,000                                  *
Kathy              Smitley                                          142                                  *
Melvin G           Snyder                                           900                                  *
Terry W            Stanglein                                      7,500                                  *
Elinor             Steinhilber                                    3,000                                  *
Michael            Steir                                          2,466                                  *
Cpt Eric W         Stetson                                        1,500                                  *
Homer N            Stewart                                        3,000                                  *
Vivian K           Stroud (16)                                    2,400                                  *
Clark D            Stull                                          6,210                                  *
George E           Szychoski                                         30                                  *
Michael W          Szychoski                                         75                                  *
Constantine Teofil Szymborski                                     3,000                                  *
                   Technology Partners (17) (20)                115,528                                  *
                   Tequesta Capital Corp (18)                       467                                  *
Alfred Hunter      Thompson                                         418                                  *
Andrew             Thompson                                         150                                  *
James              Turner                                         4,932                                  *
Anthony B          Ullman                                         9,000                                  *
William L          Van Alen Jr (19)                               2,067                   271,938        *
David L            Weaver                                           660                                  *
Dwane M            Weaver                                           867                                  *
Marlene            Weaver                                        30,000                                  *
Michael L          Weaver                                           300                                  *
Wesley R           Weaver                                         1,500                                  *
Arthur L           Wheeler  Acct #216-39u48                      39,000                                  *
Arthur & Ruth      Wiener                                         1,881                                  *
Arthur A           Wiener                                           970                                  *
Bernard            Wiener                                         1,500                                  *
J Edward           Willard                                       15,000                                  *
Kenneth B          Wilson                                           517                                  *
C Edwin            Wright                                           217                                  *
John D             Wright                                         1,850                                  *
Craig              Yoshimoto                                      3,000                                  *
Ruth               Zweigbaum                                      3,212                                  *


Total                                                             1,058,648 (21)


                                      111

(1)  Mr. Boynton is a director of the company.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Delta
     Western Company, is George W Moffitt.
(3)  Mr. DeMedio is an employee of USA.
(4) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Diligent
     Finance Company Ltd, is Rai Hamilton.
(5) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Ellshay
     LLC, is Mark Erlich.
(6)  Mr. Hamilton is an employee of USA.
(7)  Mr. Harrum is an employee of USA.
(8) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Heald
     Family Trust, is Jack Heald.
(9) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Hrubala
     Associates, A Partnership, is David R Molumphy.
(10) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Lexington
     Ventures, is Larry Gordon.
(11) Mr. Lurio is a director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(12) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Molumphy Capital Mgmt, is Thomas J Molumphy.
(13) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Panorama Partners LP, is Aaron Lehmann.
(14) Mr. Sellers is a director of USA.
(15) Mrs. Seymour is an employee of USA.
(16) Ms. Stroud is an employee of USA.
(17) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Technology
     Partners, is Porter Bibb.
(18) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entitiy, Gary F
     Lobrozzi.
(19) Mr. Van Alen Jr. is a director  of USA.
(20) Technology  Partners  is the Company`s investment banker.
(21) Represents 529,324 shares issued at $.20 per share and 529,324 shares underlying warrants to purchase our shares at $.20 per share at any time through June 30, 2004. These shares and warrants were issued to our senior noteholders who elected to receive shares in lieu of cash for the September
     30, 2002 quarterly interest payment. For each share issued, the holder also received one warrant. We have agreed to register these shares for resale under the Act at our cost and expense until September 2004.




           SENIOR NOTE INTEREST DECEMBER 2002 COMMON STOCK & WARRANTS

                                                       Common Stock & Warrants         Beneficial Ownership
Selling Shareholder                                    Offered Hereby                  After Offering
----------------------------                           ----------------------          -----------------------
                                                                                       Number       Percent
                                                                                       -----------------------
Donald T               Aanestad                                        6,000                           *
Vijay                  Alimachandani                                   9,000                           *
Alan                   Alpert                                          1,500                           *
John P                 Ayers                                           3,000                           *
John                   Bachich                                        15,000                           *
Charles F              Bellavia                                        3,000                           *
Nancy & Earl           Besch                                           3,000                           *
Gunter J               Beyer                                           3,000                           *
Benjamin Lee           Bird                                            3,000                           *
Kathlyne K             Birdsall                                          375                           *
Joseph J               Bolitsky                                       20,000                           *
Edwin R                Boynton (1)                                     9,750                   323,012 *
David G                Bray                                              600                           *
Douglas & Carolyn      Brittain                                        5,534                           *
                       Brittain Family Trust (2)                       2,000                           *
Gordon L               Brodine                                        11,770                           *
Michael J              Budinetz                                        3,913                           *
Vincent J              Calvarese                                       3,750                           *
Julie                  Carlson                                         3,000                           *
Michael J              Chiordi                                         3,000                           *
Gerald E               Clark Jr                                        2,100                           *
Diane                  Cloutier                                       18,000                           *
Roger D                Coffey                                          3,000                           *
Marc A                 Cohen                                          17,250                           *
                       Cornerstone Public Relations                      281                           *
                       Group, M. Darlene Herbert Felt                      0                           *
Jim                    Cross                                           1,000                           *
William R              Crothers                                        1,876                           *
Lorraine               Crow                                              300                           *
Clifton B              Currin Trust                                    4,000                           *
Benjamin               Deacon                                            750                           *
                       Delta Western Company (3)                      11,250                           *
Sheri Lynn             Demaris                                         5,612                           *
David                  Demedio (4)                                     3,750                           *
Louis E                Di Renzo                                        1,500                           *
                       Diligent Finance Company Ltd (5)               96,000                           *
Anees T                Din                                             5,400                           *
Leo J                  Dolan                                           6,000                           *
Robert F               Dress                                           2,200                           *
Howard                 Effron                                          3,000                           *
Bently                 Elliott                                         3,000                           *
Anthony J              Fanelli                                         3,000                           *
John S                 Foster                                         20,500                           *
Helen K                Fox                                             3,000                           *
Samantha Harris        Fulmer                                            300                           *
Dorothy                Galvin                                            300                           *
Margaret R             Geddis                                            750                           *
Robert G               Giddens                                        28,456                           *
Frederick F            Glockner                                          300                           *
William M              Goldstein                                       9,000                           *
Ira Fbo Robert A       Hamilton (6)                                    1,260                           *



                                      113

John E                 Hamilton                                          900                           *
Robert A               Hamilton (6)                                    2,730                           *
Peter & Deborah        Harris                                          1,500                           *
                       Heald Family Trust (7)                          6,000                           *
Andrew B               Hebenstreit                                    11,000                           *
Adele                  Hepburn (8)                                    30,000                 2,301,983 1.2%
Joyce                  Hodges                                          1,500                           *
Michelle               Hollenshead                                       625                           *
James M                Holmwood                                        6,000                           *
                       Hrubala Associates (9)                          6,000                           *
Gordon F               Hudson                                          6,000                           *
Christine F            Hughes                                            750                           *
Wendy                  Jenkins (10)                                    3,933                           *
William Robert         Johnston                                        1,500                           *
Charles T              Jones                                           1,500                           *
F/B/O Fred             Karagosian                                      3,000                           *
Gloria & Fred          Karn                                              300                           *
Michael                Katchur                                         2,250                           *
Maude Wood             Kent                                            3,000                           *
Thomas & Maude Wood    Kent                                            3,000                           *
Robert A               Kilgore                                        15,000                           *
Shirley K              Knerr                                           2,700                           *
Gregory S              Kobus                                           3,000                           *
Christine F            Kolls                                          -9,000                           *
Paul G                 Lanni                                           3,000                           *
Warren D               Lewis                                           4,750                           *
H Mather               Lippincott Jr                                   3,000                           *
Anthony F              Lopez                                           3,000                           *
Robert                 Lozowski                                          600                           *
Douglas                Lurio (11)                                      4,500                   254,963 *
James P                Maccain                                         8,000                           *
Lewis F                Madan                                             600                           *
Kathleen J             Mason                                          26,000                           *
Barry N                Mccabe                                          3,000                           *
Duane C                Mccarthy                                          300                           *
G Ellard               Mccarthy                                        1,500                           *
Bob                    Mcgarrah                                        6,000                           *
John P                 Mcgonigle                                         300                           *
Mary C                 Mcgonigle                                         300                           *
James                  Merriman                                       16,084                           *
Eileen                 Miller                                          1,200                           *
Harley                 Miller                                          5,276                           *
Harley & Brook         Miller                                          1,050                           *
George W               Moffitt Jr                                      3,375                           *
Thomas                 Molumphy                                        1,500                           *
                       Molumphy Capital Mgmt (12)                      3,000                           *
Robert H               Montgomery                                      8,000                           *
Mac G                  Morris                                          1,500                           *
James                  Mosier                                          5,867                           *
Gary                   Nash                                              320                           *
Elizabeth L            Nelson                                         13,250                           *
Robert F               Nemeth                                          5,000                           *
Gregg J                Newhuis                                        20,833                           *
Jeffrey M              Newhuis                                         2,100                           *
Patrick                Nolan                                           6,812                           *
Paul                   Nordin                                          1,000                           *
Gary                   Oakland                                         3,250                           *
George                 O`connell                                      45,000                           *
Robert                 Padrick                                        12,000                           *
Robert                 Padrick Trustee Fbo Kellie Nicole Padrick       3,000                           *
Robert                 Padrick Trustee For Robert G Padrick            6,000                           *
Michael A              Parker                                          1,000                           *
Neil L                 Parker                                          1,500                           *
Richard & Laura        Parker                                          7,500                           *
Joseph                 Pellegrino                                     60,000                           *
Robert H               Potts                                           3,000                           *
Charles W              Proctor Iii                                       125                           *
Ernest L               Ransome Iii                                     1,500                           *
Harry                  Renner Iv                                      12,000                           *
John B                 Rettew Iii                                      3,500                           *
Gardiner               Rogers                                          3,300                           *
Marie G                Roper                                           1,500                           *
Gerald B               Rosenthal                                       4,000                           *
Karl F                 Rugart                                          8,250                           *
John S                 Rupp                                            3,000                           *
Valentina              Sas                                               600                           *
Edward L               Schoenhut                                       6,000                           *
William F              Schoenhut Jr                                    8,000                           *
Stephen                Schwartz                                        7,500                           *
Mary L                 Scranton                                        1,750                           *



                                      114

Nicholas               Sellers                                         3,000                           *
William                Sellers (13)                                   24,506                   899,855 *
Raymond K              Shotwell                                        1,650                           *
Leonard H              Sichel Jr                                       3,000                           *
Richard                Smith                                          36,000                           *
Kathy                  Smitley                                         1,250                           *
Melvin G               Snyder                                          3,000                           *
Terry W                Stanglein                                      10,800                           *
Elinor                 Steinhilber                                     3,000                           *
Michael                Steir                                           2,250                           *
Michael & Ellen        Steir                                           1,500                           *
Cpt Eric W             Stetson                                         1,500                           *
Gertrude T             Stevens                                         4,583                           *
Homer N                Stewart                                         3,000                           *
Vivian                 Stroud (14)                                     1,500                           *
Clark D                Stull                                             210                           *
Clark D & Carolyn S    Stull                                           6,000                           *
George E               Szychoski                                          30                           *
Michael W              Szychoski                                          75                           *
Constantine Teofil     Szymborski                                      3,000                           *
                       Technology Partners (15) (16)                 115,529                           *
Alfred & Susan         Thompson                                          826                           *
Andrew                 Thompson                                          150                           *
James                  Turner                                         12,000                           *
William L              Van Alen Jr (17)                                6,000                           *
David L                Weaver                                          1,260                           *
Dwane M                Weaver                                          3,000                           *
Marlene                Weaver                                         30,000                           *
Michael L              Weaver                                            300                           *
Wesley R               Weaver                                          4,266                           *
Arthur L               Wheeler  Acct #216-39u48                       39,000                           *
Arthur                 Wiener                                            970                           *
Arthur & Ruth          Wiener                                          3,950                           *
J Edward               Willard                                        15,000                           *
Kenneth B              Wilson                                          1,500                           *
Claudine W             Wolfe                                             733                           *
C Edwin & Janet Lyn    Wright                                          1,500                           *
John D                 Wright                                          3,000                           *
Craig                  Yoshimoto                                       3,000                           *
Joseph                 Zirbes                                          1,000                           *
Ruth                   Zweigbaum                                       3,620                           *

Total                                                                   1,187,267 (18)


(1) Mr. Boynton is a director of the company.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity Brittain Family Trust, is E. Douglas Brittain.
(3) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity Delta Western Company, is George W. Moffitt.
(4) Mr. DeMedio is anemployee of USA.
(5) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity Diligent Finance co. Ltd., is Rai Hamilton.
(6) Mr. Hamilton is an employee of USA.
(7) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Heald Family Trust, is Jack Heald.
(8) Mrs.  Hepburn is the Director of Public  Relaitons of USA.
(9) The natural person who exercises sole and/or shared voting or dispositive powers with respect to the shares held of record by the entity, Hrubala Associates, A Partnership, is David R. Molumphy.
(10) Ms. Jenkins in an employee of USA.
(11) Mr. Lurio is a director and his law firm, Lurio & Associates, P.C., is general counsel to USA.

(12) The natural person who exercises sole and/or shares voting or dispositive powers with respect to the shares held of record by the entity, Molumphy Capital Mgmt., is David R. Molumphy.
(13) William W. Sellers is a director of USA.
(14) Ms. Stroud is an employee of USA.
(15) The natural person who exercises sole and/or shared voting or dispositive powers with repect to the shares held of record by the entity, Technology Partners, is Porter Bibb.
(16) Technology Partners is the Company`s  investment banker.
(17) Mr. Vanalen is a director of the company.
(18) Represents 593,633 shares issued at $.20 per share and 593,634 shares underlying warrants to purchase our shares at $.20 per share at any time through June 30, 2004. These shares and warrants were issued to our senior note holders who elected to receive shares in lieu of cash for the December 31, 2002 quarterly interest payment. For each share issued, the holder also received one warrant. We have agreed to register these shares for resale under the Act at our cost and expense until December 2004.


         SENIOR NOTE INTEREST MARCH 2003 COMMON STOCK & WARRANTS
                                                          Common Stock & Warrants    Beneficial Ownership
Selling Shareholder                                       Offered Hereby             After Offering
-----------------------                                   -----------------------    -------------------------
                                                                                      Number       Percent
                                                                                      -------------------------
Donald T               Aanestad                                     6,000                              *
Vijay                  Alimachandani                                9,000                              *
Alan                   Alpert                                       1,500                              *
John P                 Ayers                                        3,000                              *
Charles F              Bellavia                                     3,000                              *
Nancy & Earl           Besch                                        3,000                              *
Gunter J               Beyer                                        3,000                              *
Benjamin Lee           Bird                                         3,000                              *
Kathlyne K             Birdsall                                       375                              *
Joseph                 Bolitsky                                    20,000                              *
Edwin R                Boynton                                      9,750                              *
David G                Bray                                           600                              *
Douglas & Carolyn      Brittain                                     6,000                              *
                       Brittain Family Trust (1)                    2,000                              *
Gordon L               Brodine                                     11,770                              *
Michael J              Budinetz                                     3,913                              *
Vincent J              Calvarese                                    3,750                              *
Julie                  Carlson                                      3,000                              *
Michael J              Chiordi                                      3,000                              *
Gerald E               Clark Jr                                     2,100                              *
Diane                  Cloutier                                    18,000                              *
Roger D                Coffey                                       3,000                              *
Marc A                 Cohen                                       17,250                              *
                       Cornerstone Public Relations                   281                              *
                       Group,  M Darlene Herbert Felt                                                  *
Jim                    Cross                                        1,000                              *
William R              Crothers                                     1,876                              *
Lorraine               Crow                                           300                              *
Clifton B              Currin Trust                                 4,000                              *
Benjamin               Deacon                                         750                              *
                       Delta Western Company (2)                   11,250                              *
Louis E                Di Renzo                                     1,500                              *
                       Diligent Finance Company Ltd (3)            96,000                              *
Anees T                Din                                          5,400                              *
Leo J                  Dolan                                        6,000                              *
Robert F               Dress                                        2,200                              *
Howard                 Effron                                       3,000                              *
Bently                 Elliott                                      3,000                              *
Anthony J              Fanelli                                      3,000                              *
John S                 Foster                                      20,500                              *
Helen K                Fox                                          3,000                              *
Samantha Harris        Fulmer                                         300                              *
Dorothy                Galvin                                         300                              *
Margaret R             Geddis                                         750                              *
Robert G               Giddens                                     28,456                              *
Frederick F            Glockner                                       300                              *
William M              Goldstein                                    9,000                              *
Ira Fbo Robert A       Hamilton (4)                                 1,260                              *
John E                 Hamilton                                       900                              *

                                      117

Robert A               Hamilton (4)                                 2,730                              *
Peter & Deborah        Harris                                       1,500                              *
Andrew B               Hebenstreit                                 11,000                              *
Joyce                  Hodges                                       1,500                              *
Michelle               Hollenshead                                    625                              *
James M                Holmwood                                     6,000                              *
                       Hrubala Associates, A Partnership (5)        6,000                              *
Gordon F               Hudson                                       6,000                              *
Christine F            Hughes                                         750                              *
Wendy                  Jenkins (6)                                  3,933                              *
William Robert         Johnston                                     1,500                              *
Charles T              Jones                                        1,500                              *
F/B/O Fred             Karagosian                                   3,000                              *
Gloria & Fred          Karn                                           300                              *
Michael                Katchur                                      2,250                              *
Maude Wood             Kent                                         3,000                              *
Thomas & Maude Wood    Kent                                         3,000                              *
Robert A               Kilgore                                     15,000                              *
Shirley K              Knerr                                        2,700                              *
Gregory S              Kobus                                        3,000                              *
Paul G                 Lanni                                        3,000                              *
Warren D               Lewis                                        4,750                              *
H Mather               Lippincott Jr                                3,000                              *
Anthony F              Lopez                                        3,000                              *
Robert                 Lozowski                                       600                              *
Douglas                Lurio (7)                                    4,500                      252,713 *
James P                Maccain                                      8,000                              *
Lewis F                Madan                                          600                              *
Kathleen J             Mason                                       26,000                              *
Barry N                Mccabe                                       3,000                              *
Duane C                Mccarthy                                       300                              *
G Ellard               Mccarthy                                     1,500                              *
Bob                    Mcgarrah                                     6,000                              *
John P                 Mcgonigle                                      300                              *
Mary C                 Mcgonigle                                      300                              *
James F                Merriman                                    16,084                              *
Eileen                 Miller                                       1,200                              *
Harley                 Miller                                       5,276                              *
Harley & Brook         Miller                                       1,050                              *
George W               Moffitt Jr                                   3,375                              *
Thomas                 Molumphy                                     1,500                              *
                       Molumphy Capital Mgmt  (8)                   3,000                              *
Robert H               Montgomery                                   8,000                              *
Mac G                  Morris                                       1,500                              *
James                  Mosier                                       5,867                              *
Gary                   Nash                                           320                              *
Elizabeth L            Nelson                                      10,250                              *
Robert F               Nemeth                                       5,000                              *
Gregg J                Newhuis                                     20,833                              *
Jeffrey M              Newhuis                                      2,100                              *
Patrick                Nolan                                        6,812                              *
Paul                   Nordin                                       1,000                              *
Gary                   Oakland                                      3,250                              *
George                 O`connell                                   45,000                              *
                       Oldom & Co                                   3,000                              *
Robert                 Padrick                                     12,000                              *
Robert                 Padrick Trustee Fbo Kellie Nicole Padrick    3,000                              *
Robert                 Padrick Trustee For Robert G Padrick         6,000                              *
Michael A              Parker                                       1,000                              *
Neil L                 Parker                                       1,500                              *
Richard & Laura        Parker                                       7,500                              *
Joseph                 Pellegrino                                  60,000                              *
Robert H               Potts                                        3,000                              *

                                      118

Charles W              Proctor Iii                                    125                              *
Ernest L               Ransome Iii                                  1,500                              *
Harry                  Renner Iv                                   12,000                              *
John B                 Rettew Iii                                   3,500                              *
Gardiner               Rogers                                       3,300                              *
Marie G                Roper                                        1,500                              *
Gerald B               Rosenthal                                    4,000                              *
Karl F                 Rugart                                       8,250                              *
John S                 Rupp                                         3,000                              *
Valentina              Sas                                            600                              *
Edward L               Schoenhut                                    6,000                              *
William F              Schoenhut Jr                                 8,000                              *
Stephen                Schwartz                                     7,500                              *
Mary L                 Scranton                                     1,750                              *
Nicholas               Sellers                                      3,000                              *
Raymond K              Shotwell                                     1,650                              *
Leonard H              Sichel Jr                                    3,000                              *
Richard                Smith                                       36,000                              *
Kathy                  Smitley                                      1,250                              *
Terry W                Stanglein                                   10,800                              *
Elinor                 Steinhilber                                  3,000                              *
Michael                Steir                                        2,250                              *
Michael & Ellen        Steir                                        1,500                              *
Cpt Eric W             Stetson                                      1,500                              *
Gertrude T             Stevens                                      4,583                              *
Homer N                Stewart                                      3,000                              *
Vivian                 Stroud (9)                                   1,500                              *
George E               Szychoski                                       30                              *
Michael W              Szychoski                                       75                              *
Constantine Teofil     Szymborski                                   3,000                              *
                       Technology Partners (10) (11)              115,529                              *
Alfred Hunter & Susan  Thompson                                       826                              *
Andrew                 Thompson                                       150                              *
James                  Turner                                      12,000                              *
William L              Van Alen Jr (12)                             6,000                      268,005 *
David L                Weaver                                       1,260                              *
Dwane M                Weaver                                       3,000                              *
Marlene                Weaver                                      30,000                              *
Michael L              Weaver                                         300                              *
Wesley R               Weaver                                       4,266                              *
Arthur L               Wheeler  Acct #216-39u48                    39,000                              *
Arthur                 Wiener                                         970                              *
Arthur & Ruth          Wiener                                       3,950                              *
J Edward               Willard                                     15,000                              *
Kenneth B              Wilson                                       1,500                              *
Claudine W             Wolfe                                          733                              *
C Edwin & Janet Lyn    Wright                                       1,500                              *
John D                 Wright                                       3,000                              *
Craig                  Yoshimoto                                    3,000                              *
Joseph                 Zirbes                                       1,000                              *
Ruth                   Zweigbaum                                    3,620                              *

Total                                                           1,102,655 (13)

(1) The natural person who exercises sole and/or shared voting or dispositive powers with respect to shares held of record by the entity, Brittain Family Trust, is E. Douglas Brittain.
(2) The natural person who exercises sole and/or shared voting or dispositive powers with respect to shares held of record by the entity, Delta Western Company, is George W. Moffitt.
(3) The natural person who exercises sole and/or shared voting or dispositive powers with respect to shares held of record by the entity, Diligent Finance Company Ltd., is Rai Hamilton.
(4) Mr. Hamilton is an employee of USA.
(5) The natural person who exercises sole and/or shared voting or dispositive powers with respect to shares held of record by the entity, Hrubala Associates, A Partnership, is David R. Molumphy.
(6) Ms. Jenkins is an employee of USA.
(7) Mr. Lurio  is a director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(8) The natural person who exercises sole and/or shared voting or dispositive powers with respect to shares held of record by the entity, Molumphy Capital Mgmt., is David R. Molumphy.
(9) Ms. Stroud is an employee of USA.
(10) The natural person who exercises sole and/or shared voting or dispositive powers with respect to shares held of record by the entity, Technology Partners, is Porter Bibb.
(11) Technology Partners is the Company`s investment banker.
(12) Mr. VanAlen is a director of the Company.
(13)  Represents  551,327  shares  issued  at  $.20 per share and 551,328 shares underlying warrants to purchase our shares at $.20 per share at any time through
June  30, 2004. These shares and warrants were issued to our senior note holders who  elected  to receive shares in lieu of cash for the March 31, 2003 quarterly interest  payment.  For each share issued, the holder also received one warrant.
We have agreed to register these shares for resale under the Act at our cost and expense  until  March  2005.



                             MARKET FOR COMMON STOCK

     The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbol USTT.

     The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:


FISCAL
------

2001                                                      HIGH          LOW
----                                                      ----          ---

First Quarter  (through September 30, 2000)            $  1.75          $0.91
Second Quarter  (through December 31, 2000)            $  1.78          $0.66
Third  Quarter  (through  March  31,  2001)            $  1.78          $0.88
Fourth  Quarter  (through  June  30,  2001)            $  1.28          $0.74

2002
----

First  Quarter  (through  September  30,  2001)        $  1.05        $  0.60
Second  Quarter  (through  December  31,  2001)        $  0.74        $  0.34
Third  Quarter  (through  March  31,  2002)            $  0.80        $  0.39
Fourth  Quarter  (through  June  30,  2002)            $  0.41        $  0.20

2003
----

First  Quarter  (through  September  30,  2002)        $  0.39        $  0.15
Second  Quarter  (through  December  31,  2002)        $  0.23        $  0.14
Third Quarter (through March 31, 2003)                 $  0.22        $  0.16

      Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     At December 31, 2002, there are 3,317,485 shares of Common Stock issuable upon exercise of outstanding options. The following table shows the number of options outstanding and their exercise price:

                                                OPTION
                   OPTIONS OUTSTANDING      EXERCISE PRICE
                   -------------------     --------------
                       2,475,318             $  .165
                         550,000             $   .70
                         125,000             $  1.00
                          52,000             $  1.50
                          41,167             $  2.00
                          74,000             $  2.50

                   -------------------
                       3,317,485


          The Company has registered for resale under the 1933 Act all of the Common Stock underlying the options. All of the aforesaid options have been issued by the Company to employees, Directors, officers or consultants.

      As of December 31, 2002, the following Warrants were outstanding:

          2,500 1998-A  Warrants;
          5,000  1998-B  Warrants;
          725,000 consultant warrants;
          1,580,828 Swartz Private Equity, LLC warrants;
          2,606,100  2001-B  Warrants;
          192,017  2001-C Warrants
          100,000  GEMA  Warrants;
          1,426,787 Warrants associated with Stock for interest;
          15,545,897  2002-A  Warrants;
          22,035,716 investor warrants
          -----------------
          44,219,845 Total

     The Company has registered for resale under the 1933 Act all of the Common Stock underlying these warrants (other than those underlying the GEMA Warrants and the Warrants associated with Stock for interest).

      As of December 31, 2002 there are $13,738,450 face value of Senior Notes outstanding which are convertible into 35,943,203 shares of Common Stock.

     On December 31, 2002 there were 1,028 record holders of the Common Stock and 573 record holders of the Preferred Stock.

     The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company`s securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock has been paid. As of December 31, 2002, such accumulated unpaid dividends amount to $5,570,963.

     During fiscal year 2002, certain holders of the Company`s Preferred Stock converted 26,002 shares into 26,002 shares of Common Stock. Certain of these shareholders also converted cumulative preferred dividends of $268,140 into 26,814 shares of Common Stock. During the six months ended December 31, 2002, 150 shares of the Company`s Preferred Stock were converted into 150 shares of Common Stock, and $1,570 of Cumulative preferred dividends were converted into 157 shares of Common Stock.

     As of December 31, 2002, there were 529,132 shares of Common Stock issuable upon conversion of the outstanding Preferred Stock and 557,096 shares issuable upon the conversion of cumulative Preferred Dividends, which when and If issued would be freely tradeable under the Act.

     During the quarter ended June 30, 2002, the following issuances of Common Stock were authorized: 11,507 shares from the conversion of Preferred Stock; 12,007 shares from the conversion of cumulative Preferred dividends; 334,168 from the exercise of Warrants; 61,728 shares from the conversion of Convertible Debentures and 617,280 shares from the related exercise of Warrants; 390,000 shares in exchange for professional services; 300,882 shares in lieu of interest on the 12% convertible Notes; 1,250,000 shares to Officers as compensation; and 23,637,341 shares issued in connection with the acquisition of Stitch Networks Corporation (See Note 3 to the Consolidated Financial Statements).

     Subsequent to June 30, 2002 and through December 31, 2002, the following equity activity occurred:

     During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through November 30, 2002, and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through March 31, 2003.

     The Company had received signed subscription documents for the 2002-A Private Placement of Senior Notes for approximately $3.84 million subsequent to July 1, 2002. In total, total proceeds of $4,284,000 have been received, of which $2,585,000 has been deposited and the remainder of $1,699, 000 was for services. A total of $1,329,800 are for services to be performed and are therefore reflected as prepaid professional fees at December 31, 2002.

     La Jolla Cove Investors has converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Through December 31, 2002, La Jolla converted $133, 000 of 9 3/4 percent Convertible Debentures, for which the Company issued 829,099 shares of stock, and exercised 8,290,990 warrants to purchase Common Stock at an average price of $.16 per share. The Company had previously executed a Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. See "Management`s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

     In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees` severance payments. The shares were issued At $.25 per share, the fair value on the date of issue.

     In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share, the fair value on the date of issuance. We have agreed to register these shares for resale under the Act at our cost and expense.

     In October 2002, the Company issued 529,324 shares (valued at $.20 per Share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarter ended September 30, 2002. In addition, the Company granted warrants to purchase up to 529,324 shares at $.20 per share at any time prior to December 31, 2004.

     For the quarter ended December 31, 2002, the Company issued 593,634 shares (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarter. In addition, the Company granted warrants to purchase up to 593,634 shares at $.20 per share at any time prior to December 31, 2004.

     In October 2002, the Company issued to Edwin P. Boynton 50,000 shares of Common Stock. In April 2002, The Company had granted him 100,000 options to purchase Common Stock at $.40 per share, which was equal to or greater than the closing bid price of the Common Stock on the date of the grant. Subsequent to July 1, 2002, up to half of these options were permitted to convert to shares.

     In October 2002, the Company sold to an investor 3,571,429 shares at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares at $.07 at any time for a five year period; and (2) warrants to Purchase up to 7,142,858 shares, at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one-year period. We have agreed to register these shares for resale under the Act at our cost and expense.

     In October 2002, the Company sold to an investor 1,500,000 shares of restricted common stock at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years. Within seven days following the effectiveness of the registration statement covering these shares, the Company has agreed to Sell to the investor an additional 1,500,000 shares at $.10 per share and grant Warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. We have agreed to register these shares for resale under the Act at our cost and expense.

     In October 2002, the Company granted to the holders of the 12% senior notes warrants purchasing that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants was 10,360,025 and are exercisable at any time prior to November 30, 2002 (later extended to April 30, 2003). If the holder exercises all of such holder`s warrants, the holder shall receive another identical Warrant exercisable at any time prior to April 30, 2003. We have agreed to register these shares for resale under the Act at our cost and expense. Through December 31, 2002, the note holders exercised 5,080,261 Common Stock warrants. As a result, an additional 5,080,261 Common Stock warrants were granted, of which 291,376 were exercised as of December 31, 2002.

     In November 2002, the Company agreed to issue an aggregate of 1,480,000 shares to employees and consultants for services to be rendered. The shares were valued at $.16 per share.

     In November 2002 and through December 31, 2002, 715,000 shares of Common Stock were sold at $.10 per share in the 2003-A offering.

                            DESCRIPTION OF SECURITIES

General

     We are authorized to issue up to 300,000,000 shares of common stock, no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 preferred shares have been designated as series A convertible preferred stock, no par value. As of December 31, 2002, there were 99,096,167 shares of common stock issued and outstanding and 529,132 shares of series A preferred stock issued and outstanding which are convertible into 529,132 shares of common stock. Through December 31, 2002, a total of 582,018 shares of preferred stock have been converted into 658,462 shares of common stock and $2,621, 924 of accrued and unpaid dividends thereon have been converted into 282,369 shares of common stock.


La Jolla Debenture and Warrants

     During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale by La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $2,100 in connection with this warrant. During the quarter ended December 31, 2001, La Jolla exercised all of these warrants for a cash payment of approximately $.29 per share.

     During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture (increased by $100,000 on June 18, 2002) bearing 9 3/4 percent interest with a maturity date of August 2, 2003 (extended to August 2, 2004). Interest is payable by the Company monthly in arrears. The Debenture is convertible at the lower of $1.00 per share or 80% (later reduced to 72%) of the lowest closing bid price of the Common Stock during the 20 days (changed to 270 calendar days) preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. From inception through December 31, 2002, La Jolla converted $133,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 829,099 shares of stock, and exercised 8,290,990 warrants to purchase Common Stock at an average price of $.16 per share.

     In March 2003, we issued to La Jolla a warrant to purchase up to 9,000,000 of our shares at $.10 per share. Of such warrants, 3,000,000 expire three months after the date hereof, 3,000,000 expire six months after the date hereof, and the remaining 3,000,000 expire nine months after the date of this prospectus. We have agreed to register all of the shares underlying these warrants for resale by La Jolla for a one year period.

Common Stock

     The holder of each share of common stock:

     o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;
     o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and
     o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

     No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.

Series A Convertible Preferred Stock

     The holders of shares of Series A preferred stock:

     o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);
     o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and
     o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.

     The record dates for payment of dividends on the series A preferred stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the series A preferred stock must be declared and paid prior to the declaration and payment of any dividends on the common stock. Any unpaid and accumulated dividends will not bear interest. As of December 31, 2002 the accumulated and unpaid dividends were $5,570,963.

     Each share of series A preferred stock is convertible at any time into 1 share of fully issued and non-assessable common stock. Accrued and unpaid dividends earned on shares of series A preferred stock being converted into common stock are also convertible into common stock at the rate $10.00 per share of common stock at the time of conversion and whether or not such dividends have then been declared by USA. As of December 31, 2002 a total of 582,018 shares of series A preferred stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 282,369 shares of common stock. The conversion rate of the series A preferred stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of series A preferred stock are entitled to receive a distribution in preference to the common stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

     We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

12% Senior Notes

     As of December 31, 2002, we have outstanding $4,061,950 of Senior Notes due December 31, 2005, $4,642,500 of Senior Notes due December 31, 2004, and $5,034,000 of Senior Notes due December 31, 2003. The principal amount of each senior note which is not voluntarily converted shall be payable on the maturity date thereof, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until December 31, 2004. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock.

     Of the senior notes due December 31, 2003, a total of $3,823,000 were purchased through the exchange of $3,823,000 of the old senior notes previously due December 31, 2001. The principal amount of these notes is convertible at any time into shares of common stock at the rate of $1.25 per share. The interest paid on these notes is also convertible into shares of common stock at the rate of $1.00 per share. For the quarters ended September 31, 2001 and December 31, 2001, the conversion rate was reduced to $.50 per share and for the quarter ended March 31, 2002 to $.40 per share and for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003, to $.20 per share together with one warrant at $.20 per share for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act. In March 2003, each holder of these senior notes was granted the option to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years. As of April 7, 2003, a total of $1.7 million of these notes have been extended to December 31, 2006.

     The principal amount of each senior note due December 31, 2004 is convertible at any time into shares of Common Stock at the rate of $.40 per share. In January 2002, the Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last three quarters of fiscal 2002. The conversion rate for this interest payment due for the quarter ended March 31, 2002 was $.40 per share. The Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act. In March 2003, each holder of these senior notes was granted the option to have the conversion rate reduced to $.20 in exchange for extending the maturity date for three additional years. As of April 7, 2003, a total of $2.1 million of these notes have been extended to December 31, 2007.


     The principal amount of each Senior Note due December 31, 2005 is convertible at any time into shares of Common Stock at the rate of $.20 per share. The Company agreed to provide the option to each holder of these senior notes to elect to accept shares in lieu of receiving cash in satisfaction of the interest payments otherwise due to them on account of the last quarter of fiscal 2002 at the rate of $.20 per share. The Company continued this option at $.20 per share for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003 together with one warrant at $.20 for each share issued with an exercise termination date of June 30, 2004. We have agreed to register these shares as well as the shares underlying the warrants for resale under the Act.

     The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

     The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.

     Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

     o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;
     o    any debt owed by USA to any officer, director or stockholder of USA;
     o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party;
     o    any operating lease obligations of USA;
     o any other indebtedness which by its terms is subordinated to the senior note; or
     o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

     Common Stock Purchase Warrants

     o Each 2001-B warrant entitles its holder to immediately purchase one share for $.50 subject to reduction at any time. One-half of each holder`s warrants were exercisable at any time prior to December 31, 2001 and the balance at any time prior to June 30, 2002 (or such later date as may be determined by USA).In June 2002, the termination date of 3,676,829 of these warrants was extended to December 2002 (later extended until April 30, 2003), and the exercise price of these warrants reduced to $.10. As of December 31, 2002, 2,606,100 of these warrants are outstanding. These warrants were acquired from us by the selling shareholders in 2001 pursuant to a private placement offering. We have agreed to register these shares under the Act for resale.

     o Each 2001-C warrant entitles its holder to immediately purchase one share for $.50 subject to reduction at any time. Each warrant expires on April 30, 2002. In June 2003, the termination date of 294,334 of these warrants was extended to December 2002 (later extended until April 30, 2003), and the exercise price of these warrants reduced to $.10. As of December 31, 2002, 192,017 of these warrants are outstanding. These warrants were acquired from us by the selling shareholders in 2001 pursuant to a private placement offering. We have agreed to register these shares under the Act for resale.

     o Each 1998-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. The 1998-B warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by USA. These warrants were acquired from us by the selling shareholders in 1998 pursuant to a private placement offering. We have agreed to register the shares underlying the warrants for resale under the Act until August 2005.

     The warrants have been issued pursuant to warrant agreements by and between USA and American Stock Transfer & Trust Company, the warrant agent.


     We have registered for resale the common stock underlying the above warrants under the Act.

     The exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

     The warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the warrant termination date.

Shares Eligible for Future Sale

     Of the 99,096,167 shares of common stock issued and outstanding on December 31, 2002, 73,792,502 are freely transferable without registration under the Act (other than shares held by "affiliates" of USA). As of the date hereof, there were 529,132 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA).

     The shares of preferred stock issued and outstanding as of the date hereof, are convertible into 529,132 shares of common stock all of which would be fully transferrable without further registration under the Act (other than shares held by "affiliates" of USA).

     Shares of our common stock which are not freely tradeable under the Act are known as "Restricted Securities" and cannot be resold without registration under the Act or pursuant to Rule 144 promulgated thereunder.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

     As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

     The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

     The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and profit on the resale of the shares purchased by them may be deemed to be underwriting discounts under the Act.

     The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus. In some circumstances, we have agreed to indemnify the selling shareholders against certain losses and liabilities, including liabilities under the Act.

      We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                                  LEGAL MATTERS

     The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

     The consolidated financial statements of USA Technologies, Inc. at June 30, 2002 and 2001, and for each of the two years in the period ended June 30, 2002, and the financial statements of Stitch Networks Corporation at December 31, 2001 and 2000, and for the years then ended appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company`s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                            USA Technologies, Inc.

                        Consolidated Financial Statements

                       Years ended June 30, 2002 and 2001


                                    Contents


Report  of  Independent  Auditors                                  F-1
Consolidated  Financial  Statements
Consolidated  Balance  Sheets                                      F-2
Consolidated  Statements  of  Operations                           F-3
Consolidated  Statements  of  Shareholders`  Equity  (Deficit)     F-4
Consolidated  Statements  of  Cash  Flows                          F-6
Notes  to  Consolidated  Financial  Statements                     F-7

                         Report of Independent Auditors



USA  Technologies,  Inc.
Board  of  Directors  and  Shareholders

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 2002 and 2001, and the related consolidated statements of operations, shareholders` equity (deficit), and cash flows for each of the two years in the period ended June 30, 2002. These financial statements are the responsibility of the Company`s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable, continues to incur losses from operations, has continued to require forebearance agreements on debt obligations, and anticipates that it will require additional debt or equity financing which may not be readily available. These matters raise substantial doubt about the Company`s ability to continue as a going concern. Management`s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                                  /s/ Ernst & Young LLP

Philadelphia,  Pennsylvania
September  27,  2002

                             USA Technologies, Inc.

                           Consolidated Balance Sheets

                                                                    June 30               December 31
                                                               2002            2001           2002

                                                          ----------------------------   ------------
                                                                                          (Unaudited)
Assets
Current assets:
 Cash and cash equivalents                               $    557,970   $    817,570      $   517,809
 Accounts receivable, less allowance for uncollectible
  accounts of $55,555 (unaudited) at December 31, 2002
  and $37,000 and $28,000 at June 30, 2002 and 2001,
  respectively                                                340,293         64,752         422,604
 Inventory                                                    877,814        560,410         742,615
 Prepaid expenses and other current assets                    124,865        428,825         182,915
 Prepaid professional fees                                          -              -      $1,566,600
 Subscriptions receivable                                      35,000         29,000         276,000
                                                         ----------------------------     -----------
Total current assets                                        1,935,942      1,900,557       3,708,543

Property and equipment, net                                 1,932,427        761,324       1,676,248
Software development costs, at cost, less accumulated
 amortization of $3,578,531 (unaudited) at
 December 31, 2002 and $2,995,979 and $0 at
 June 30, 2002 and 2001, respectively                       2,330,207      3,087,415        1,747,655
Goodwill                                                    6,800,827              -        6,800,827
Intangibles, less accumulated amortization of $182,500
 (unaudited) at December 31, 2002 and $36,500 at
 June 30, 2002                                              2,883,500              -       2,737,500
Other assets                                                   29,117        430,765          19,257
                                                         ----------------------------     -----------
Total assets                                             $ 15,912,020   $  6,180,061    $ 16,690,030
                                                         ============================     ===========

Liabilities and shareholders` equity (deficit)
Current liabilities:
 Accounts payable                                        $  3,081,495   $  2,607,570     $ 4,088,023
 Accrued expenses                                           2,131,289      1,355,595       2,156,471
 Deposits                                                     480,000              -         120,000
 Current obligations under long term debt                     850,644        116,231         789,373
 Convertible Senior Notes                                           -        211,704       4,533,803
                                                         ----------------------------     -----------
Total current liabilities                                   6,543,428      4,291,100      11,687,670

Convertible Senior Notes, less current portion              6,289,825      4,236,281       3,536,672
Long term debt, net of current portion                        762,085         53,577         477,008
Convertible debenture                                          65,543              -          72,530
                                                         ----------------------------      ----------
Total liabilities                                          13,660,881      8,580,958      15,773,880

Shareholders` equity (deficit):
 Preferred Stock, no par value:
  Authorized shares-1,800,000
  Series A Convertible Preferred-Authorized shares -
   900,000
  Issued and outstanding shares-529,132 at December 31,
   2002 and 529,282 and 555,284 (unaudited) at
   June 30, 2002 and 2001, respectively
   (liquidation preference of $10,862,283
   (unaudited) at December 31, 2002 and
   $10,468,391 at June 30, 2002)                            3,749,158      3,933,253       3,748,096
Common Stock, no par value:
  Authorized shares-200,000,000 (unaudited) at December
   31, 2002, and 150,000,000 (unaudited) and 62,000,000 at
   June 30, 2002   and 2001, respectively
  Issued and outstanding shares-99,096,167 (unaudited)
   at December 31, 2002 and 66,214,188 and 21,450,755 at
   June 30, 2002 and 2001, respectively                    55,443,750     32,977,922      61,166,858
 Subscriptions receivable                                    (149,750)              -              -
 Deferred compensation                                              -       (103,000)              -
 Accumulated deficit                                      (56,792,019)   (39,209,072)    (63,998,804)
                                                         ----------------------------    ------------
Total shareholders` equity (deficit)                        2,251,139     (2,400,897)        916,150
                                                         ----------------------------    ------------
Total liabilities and shareholders` equity (deficit)     $ 15,912,020   $  6,180,061     $ 16,690,030
                                                         ============================    ===========

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Operations

                                                                                                   Six months ended
                                                                  Year ended June 30                  December 31,
                                                                 2002           2001                2002         2001
                                                            ----------------------------        ----------------------
                                                                                                       (Unaudited)
Revenues:
 Equipment sales                                            $    795,938   $    803,685        $   572,947    $  365,106
 Product sales                                                   107,857             -             278,880             -
 Service and transaction fees                                    778,906        647,317            657,265       325,523
                                                            ----------------------------       --------------------------
Total revenues                                                 1,682,701      1,451,002          1,509,092       690,629

Operating expenses:
 Cost of sales (including amortization of software
 development costs)                                            3,914,927        816,239          1,339,400       410,031
 General and administrative                                    7,989,651      5,628,014          3,010,751     2,599,442
 Compensation                                                  4,654,662      2,966,776          1,684,432     1,729,813
 Loss on exchange of debt                                              -        863,000                  -             -
 Depreciation and amortization                                   440,238        209,646            494,663       163,002
                                                            ----------------------------        -------------------------
Total operating expenses                                      16,999,478      10,483,675         6,529,246     4,902,288
                                                            ----------------------------         ------------------------
                                                             (15,316,777)    (9,032,673)        (5,020,154)    (4,211,659)
Other income (expense):
 Interest income                                                  15,791         60,034              7,237          6,267
 Interest expense:
  Coupon or stated rate                                         (966,974)      (587,769)          (846,605)      (336,998)
  Non-cash amortization of debt discount                      (1,513,118)      (764,736)        (1,345,693)      (525,088)
  Less: amounts capitalized                                      492,658        230,000                   -        347,166
                                                            ----------------------------          -----------------------
 Total interest expense                                       (1,987,434)    (1,122,505)        (2,192,298)      (514,920)
 Other expense                                                   (26,387)       (40,100)                 -             -
                                                            ----------------------------          -----------------------
Total other income (expense)                                  (1,998,030)    (1,102,571)         (2,185,061)     (508,653)
                                                            ----------------------------          -----------------------
Loss before cumulative effect of accounting change           (17,314,807)   (10,135,244)         (7,205,215)  (4,720,312)
Cumulative effect of accounting change                                 -       (821,000)                   -            -
                                                            ----------------------------          -----------------------
Net loss                                                     (17,314,807)   (10,956,244)         (7,205,215)  (4,720,312)
                                                            ----------------------------         ------------------------
Cumulative preferred dividends                                  (822,561)      (836,541)           (396,962)    (413,219)
                                                            ----------------------------        -------------------------
Loss applicable to common shares                            $(18,137,368)  $(11,792,785)       $(7,602,177)  $(5,133,531)
                                                            ============================       ============================
Loss per common share (basic and diluted):
 Loss before cumulative effect of accounting change
  and extraordinary item                                    $      (0.50)  $      (0.65)       $    (0.10)     $   (0.19)
 Cumulative effect of accounting change                                -          (0.05)                -              -
                                                            ----------------------------       --------------------------
Loss per common share (basic and diluted)                   $      (0.50)  $      (0.70)       $    (0.10)     $   (0.19)
                                                            ============================       ============================

Weighted average number of common shares
 outstanding (basic and diluted)                              35,994,157     16,731,999         79,493,416    27,313,543
                                                            ============================        ============================

See  accompanying  notes.
                                       F-3

                             USA Technologies, Inc.

            Consolidated Statements of Shareholders` Equity (Deficit)

                                                    Series A
                                                   Convertible        Common         Deferred    Accumulated
                                                 Preferred Stock       Stock       Compensation    Deficit        Total
                                                -----------------------------------------------------------------------------

Balance, June 30, 2000                           $     4,012,266   $24,204,050  $    (206,000)  $(28,165,798)  $   (155,482)
Conversion of 11,160 shares of Preferred
 Stock to 11,160 shares of Common Stock                  (79,013)       79,013              -              -              -

Conversion of $87,030 of cumulative
 preferred Stock dividends into 8,703 shares of
 Common Stock at $10.00 per share                              -        87,030              -        (87,030)             -

Issuance of 418,250 shares of Common Stock
 to employees as compensation                                  -       474,995              -              -        474,995

Compensation expense related to deferred
 stock awards                                                  -             -        103,000              -        103,000

Issuance of 200,000 shares of Common Stock
 in exchange for consulting services                           -       200,000              -              -        200,000

Exercise of 2,112,100 Common Stock
 warrants at $1.00 per share                                   -     2,112,100              -              -      2,112,100

Issuance of 24,000 shares of Common Stock
 from the conversion of $35,000 Senior Notes                   -        28,024              -              -         28,024

Issuance of 895,000 shares of Common Stock
 at $1.00 per share in connection with
 the 2000-B Private Placement, net of offering
 costs of $117,849                                             -       777,151              -              -        777,151

Issuance of 450,000 shares of Common Stock
 at $1.00 per share in connection with
 the 2001-A Private Placement, net of offering
 costs of $22,500                                              -       427,500              -              -        427,500

Issuance of 2,669,400 shares of Common Stock
 at $0.60 per share in connection
 with the 2001-B Private Placement, net of offering
 costs of $54,755                                              -     1,546,885              -              -      1,546,885

Issuance of 1,136,300 shares of Common
 Stock in connection with the 2000 12%
 Convertible Senior Note Offering                              -     1,215,843              -              -      1,215,843

Debt discount relating to beneficial
 conversion feature on the 2000 12%
 Convertible Notes                                             -       409,104              -              -        409,104

Issuance of 121,541 shares of Common Stock
 in lieu of cash payment for interest on the
 2000 12% Convertible Senior Notes                             -       114,927              -              -        114,927

Issuance of stock options to distributor                       -       420,000              -              -        420,000

Other                                                          -        60,300              -              -         60,300

Issuance of 29,010 shares of Common Stock
 at $1.05 per share in connection with the $20
 million equity line Investment Agreement,
 net of offering costs of $30,461                              -             -              -              -              -

Issuance of 1,580,828 Common Stock
 commitment warrants in connection with $20
 million Equity Line Investment Agreement                      -             -              -              -              -

The cumulative effect of accounting change
 related to the beneficial conversion feature
 associated with the 1999 Convertible Senior
 Notes                                                         -       821,000              -              -        821,000

Net loss                                                       -             -              -    (10,956,244)   (10,956,244)
                                                -----------------------------------------------------------------------------
Balance, June 30, 2001                                 3,933,253    32,977,922       (103,000)   (39,209,072)    (2,400,897)

                             USA Technologies, Inc.
            Consolidated Statements of Shareholders` Equity (Deficit)

                                                Series A
                                               Convertible       Common      Deferred    Subscriptions   Accumulated
                                             Preferred Stock      Stock    Compensation    Receivable      Deficit       Total
                                            -------------------------------------------------------------------------------------
Conversion of 26,002 shares of Preferred
 Stock to 26,002 shares of Common Stock              (184,095)     184,095             -             -             -           -

Conversion of $268,140 of cumulative
 Preferred Stock dividends into 26,814 shares of
 Common Stock at $10.00 per share                            -     268,140             -              -     (268,140)           -

Issuance of 2,784,134 shares of Common
 Stock in exchange for professional services                 -   1,330,944              -             -            -    1,330,944

Issuance of 500,000 Common Stock
 Warrants in exchange for professional
 services                                                    -     115,000              -             -            -      115,000

Issuance of 2,340,000 shares of Common
 Stock to Officers as compensation                           -     981,000              -             -            -      981,000

Issuance of 200,000 Common Stock Options
 in exchange for professional services                       -      66,000              -             -            -       66,000

Issuance of 498,000 shares of Common
 Stock from the conversion of $622,500 of
 the 2000 12% Senior Notes at $1.25 per
 share                                                       -     622,500              -             -            -      622,500

Exercise of 26,667 Common Stock warrants
 at $.50 per share                                           -      13,334              -             -            -       13,334

Exercise of 1,806,862 Common Stock
 Warrants at $.10 per share                                  -     180,687              -             -            -      180,687

Exercise of 500,000 Common Stock
 Warrants at $.29 per share, net of offering
 costs of $2,100                                             -     142,900              -             -             -     142,900

Issuance of 333,678 shares of Common Stock
 from the conversion of $82,000 of 9-3/4%
 debentures, and the related exercise of
 Common Stock Warrants at varying  prices per
 share to purchase 3,336,780  shares of Common
 Stock, net of offering costs of $15,750                     -     886,250              -             -             -     886,250

Issuance of 4,726,040 shares of Common
 Stock in connection with the 2001-B Private
 Placement, net of offering costs of $259,672                -   2,754,371              -             -             -   2,754,371

Issuance of 4,046,684 shares of Common
 Stock in Connection with the 2001-C Private
 Placement, net of offering costs of $84,272                 -   1,992,852              -      (149,750)            -   1,843,102

Issuance of 674,431 shares of Common Stock
 in lieu of cash payment for interest
 on the Convertible Senior Notes and the
 issuance of 303,829 warrants                                -     301,856              -              -            -     301,856

Debt discount relating to beneficial conversion
 feature on the 2001 12% Senior Notes                        -   3,742,813              -              -             -  3,742,813

Debt discount relating to beneficial
 conversion feature on the $325,000,
 9-3/4% Convertible Debenture                                -     325,000              -              -             -    325,000

Issuance of Common Stock in connection
 with Stitch acquisition                                     -   7,800,323              -              -             -  7,800,323

Issuance of Common Stock Options and
 Common Stock Warrants in connection with
 Stitch acquisition                                          -     729,323              -              -             -    729,323

Compensation expense related to deferred
 stock awards                                                -           -        103,000              -              -   103,000

Other                                                        -       28,440             -              -              -    28,440

Net loss                                                     -            -             -               (17,314,807)  (17,314,807)
                                                ----------------------------------------------------------------------------------
Balance, June 30, 2002                          $   3,749,158  $55,443,750  $         -  S  (149,750)  $(56,792,019)   $2,251,139

                                                  Series A
                                                 Convertible
                                               Preferred Stock     Common     Subscriptions    Accumulated
                                                                   Stock        Receivable       Deficit          Total
                                               ----------------------------------------------------------------------------------

Conversion of 150 shares of Convertible
 Preferred Stock to 150 shares of Common
 Stock (Unaudited)                                     (1,062)          1,062              -                -              -
Conversion of $1,570 cumulative preferred Stock
 dividends into 157 shares of Common Stock
at $10.00 per share (Unaudited)                             -           1,570              -            (1,570)            -
Exercise of 6,281,579 Common Stock
 warrants at $0.10 per share (Unaudited)                    -         628,158              -                -        628,158
Issuance of 1,110,465 shares of Common
 Stock from the conversion of $222,058 of
 the 2002-A 12% Senior Notes (Unaudited)                    -         222,058              -                -        222,058
Issuance of 495,421 shares of Common Stock
 from conversion of $51,000 of 9-3/4%
 debentures, and the related exercise of
 Common Stock Warrants to purchase
 4,954,210 shares of Common Stock (Unaudited)               -         561,000              -                -        561,000
Issuance of 2,050,003 shares of Common
 Stock in exchange for payroll and
 professional services (Unaudited)                          -         395,008        149,750                -        544,758
Issuance of 2,000,000 shares of Common
 Stock at $0.12 per share (Unaudited)                       -         240,000              -                -        240,000
Issuance of 1,500,000 shares of Common
 Stock at $0.10 per share, net of offering
 costs (Unaudited)                                                    123,000              -                -        123,000
Issuance of 715,000 shares of Common Stock
 in connection with the 2003-A Private
 Placement Offering at $0.10 per share(Unaudited)           -          71,500              -                -         71,500
Issuance of 3,571,429 shares of Common
 Stock at $0.07 per share, net of offering
 costs (Unaudited)                                          -         244,925              -                -        244,925
Issuance of 1,122,958 shares of Common
 Stock and related Warrants in lieu of
 cash payment for interest on the 12%
 Convertible Senior Notes (Unaudited)                       -         318,011              -                -        318,011
Debt discount relating to beneficial
 conversion feature on the 2002-A 12%
 Senior Notes (Unaudited)                                           1,084,120              -                -      1,084,120
Issuance of 8,568,016 shares in connection
 with the 2002-A 12% Convertible Senior
 Notes (Unaudited)                                          -       1,750,062              -                -      1,750,062
Issuance of 337,300 shares of Common Stock
 in connection with severance arrangements
(Unaudited)                                                 -          78,075              -                -         78,075
Other (Unaudited)                                           -           4,559              -                           4,559
Net loss (Unaudited)                                        -               -              -       (7,205,215)    (7,205,215)
                                               -----------------------------------------------------------------------------
Balance, December 31, 2002 (Unaudited)          $   3,748,096   $ 61,166,858    $          -  $  (63,998,804)  $     916,150
                                               =============================================================================


See accompanying notes

                             USA Technologies, Inc.

                      Consolidated Statements of Cash Flows

                                                                                                             Six months ended
                                                                           Year ended June 30                 December 31
                                                                           2002           2001             2002          2001

                                                                      ---------------------------- ------------------------------
                                                                                                             (Unaudited)
Operating activities:
Net loss                                                              $(17,314,807) $(10,956,244)    $  (7,205,215)  $(4,720,312)
Adjustments to reconcile net loss to net cash used in
    operating activities:
    Cumulative effect of accounting change                                       -       821,000                 -             -
    Extraordinary loss on exchange of debt                                       -       863,000                 -             -
    Charges incurred in connection with the
     issuance of Common Stock, Common Stock Warrants
     and Senior Notes                                                    4,532,533       859,295           171,941     1,914,241
    Depreciation                                                           403,738       209,646           348,663       163,002
    Amortization                                                         3,032,479             -           728,552             -
    Loss on property and equipment                                         195,722             -                 -             -
    Interest amortization relating to Senior Notes and
     Convertible Debentures                                              1,513,118       764,736         1,288,332       525,088
    Interest expense on the Senior Notes paid through the
     issuance of Common Stock                                              301,856       114,927           318,011       117,867
    Charges incurred in connection with Senior Notes                     1,000,085             -           227,246             -
    Changes in operating assets and liabilities:
     Accounts receivable                                                  (232,653)      538,419           (82,311)      (74,810)
     Inventory                                                             (36,642)      345,009           135,199      (187,355)
     Prepaid expenses and other assets                                     774,845       356,757           (48,190)      264,774
     Accounts payable                                                     (259,627)    1,713,179         1,006,528       108,520
     Accrued expenses                                                      (44,413)      801,352            25,182      (327,921)
                                                                      ---------------------------    ----------------------------
Net cash used in operating activities                                   (6,133,766)   (3,568,924)       (3,086,062)   (2,216,906)

Investing activities:
Cash acquired in connection with Stitch Acquisition, net of
  financing costs                                                        2,278,229             -                 -             -
Purchase of property and equipment                                        (102,917)     (380,355)          (92,484)      (31,770)
Increase in software development costs                                  (2,238,771)   (2,938,111)                -    (1,578,715)
                                                                       --------------------------    ----------------------------
Net cash used in investing activities                                      (63,459)   (3,318,466)          (92,484)   (1,610,485)

Financing activities:
Net proceeds from the issuance of Common Stock and the exercise of
 Common Stock Purchase Warrants and Options                              3,912,765     4,834,636         1,657,583     2,715,916
Net repayment of long-term debt                                         (2,533,363)     (176,053)         (346,348)      (51,217)
Collection of subscriptions receivable                                      29,000        12,199            35,000        24,000
Proceeds from the issuance of convertible debenture                        325,000             -                 -             -
Repayment of the Senior Notes                                             (240,000)            -                 -             -
Proceeds received the from deposits for future financings                  500,000             -                 -             -
Net proceeds from the issuance of the Senior Notes and
  Convertible Debentures                                                 3,944,223     1,174,818         1,792,150       558,015
Increase in funds deposited for Senior Notes                                     -             -                 -       895,601
                                                                       ---------------------------   ----------------------------
Net cash provided by financing activities                                5,937,625     5,845,600         3,138,385     4,142,315
                                                                       ---------------------------   ----------------------------
Net (decrease)increase in cash and cash equivalents                      (259,600)   (1,041,790)           (40,161)      314,924
Cash and cash equivalents at beginning of period                          817,570     1,859,360            557,970       817,570
                                                                       ---------------------------   ----------------------------
Cash and cash equivalents at end of period                             $  557,970   $   817,570       $    517,809    $1,132,494
                                                                       ===========================   ============================
Supplemental disclosures of cash flow information:
Cash paid for interest                                                 $  603,312   $   472,842       $    371,972    $  336,998
                                                                       ===========================   ============================
Issuance of Common Stock options to distributor                        $        -   $   420,000       $          -    $        -
                                                                       ===========================   ============================
Issuance of Common Stock, Common Stock Options and Warrants in
 connection with Stitch acquisition                                    $8,529,646   $         -       $          -    $        -
                                                                       ===========================   ============================
Conversion of Convertible Preferred Stock to Common Stock              $  184,095   $    79,013       $      1,062    $   30,621
                                                                       ===========================   ============================
Conversion of Cumulative Preferred Dividends to Common Stock           $  268,140   $    87,030       $      1,570    $   38,920
                                                                       ===========================   ============================
Prepaid stock expenses through issuance of Common Stock                $        -   $    42,000       $    236,800    $  557,303
                                                                       ===========================   ============================
Subscriptions receivable                                               $    35,000  $    29,000       $    276,000    $  781,500
                                                                       ===========================   ============================
Conversion of Senior Notes to Common Stock                             $   622,500  $    28,024       $    222,058    $  622,500
                                                                       ===========================   ============================

                                                                                                            Six months ended
                                                                           Year ended June 30                 December 31
                                                                           2002           2001             2002          2001

                                                                      ---------------------------- ------------------------------
                                                                                                             (Unaudited)
Transfer of inventory to property and equipment                        $         -  $    87,561       $          -    $        -
                                                                       ===========================   ============================
Capital lease obligations incurred                                     $         -  $   118,207       $          -    $        -
                                                                       ===========================   ============================
Beneficial conversion feature related to Senior Notes and
  Convertible Debentures                                               $ 4,067,813  $   409,104       $  1,084,120    $  654,948
                                                                       ===========================   ============================

Prepaid stock expense through Issuance of Common Stock                 $         -  $          -      $    236,800     $ 557,303
                                                                       ===========================   ============================
Prepaid Senior Note Issuances                                          $         -  $          -      $  1,329,800     $       -
                                                                       ===========================   ============================
Transfer of deposits to debt and equity                                $         -  $          -      $    360,000     $       -
                                                                       ===========================   ============================
Issuance of Common Shares in connection with Senior Note Offering      $         -  $          -      $  1,750,062     $       -
                                                                       ===========================   ============================
Conversion of Convertible Debenture                                    $         -  $          -      $     51,000     $       -
                                                                       ===========================   ============================

See accompanying notes.
                                       F-6

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

1.  Business

USA Technologies, Inc., a Pennsylvania corporation (the Company), was incorporated on January 16, 1992. The Company provides unattended cashless payment/control systems and associated network and services for the copy, fax, debit card, smart card personal computer, laundry, and vending industries. The Company`s devices make available credit and debit card and other payment methods in connection with the sale of a variety of products and services. The Company`s customers are principally located in the United States and are comprised of hotels, chains, consumer package goods companies, information technology and vending operators.

The Company offers the Business Express and Business Express Limited Service
(LSS) principally to the hospitality industry. The Business Express and Business Express Limited Service (LSS) combines the Company`s business applications for computers, copiers and facsimile machines into a business center unit. The Company has developed its next generation of cashless control/payment systems (e-Port), which includes capabilities for interactive multimedia and e-commerce, acceptance of other forms of electronic payments and remote monitoring of host machine data and is being marketed and sold to operators, distributors and original equipment manufacturers (OEM) primarily in the vending industry.

The Company`s wholly owned subsidiary, Stitch Networks Corporation (Stitch) designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet (Note
3). On December 31, 2000, Stitch executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The initial phase of the Agreement ends December 31, 2003, with provisions for extensions. The Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies

Basis  of  Financial  Statement  Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values, principally software development costs, goodwill and other intangibles, that might be necessary should the Company be unable to continue in existence. The Company has never been profitable, has incurred losses of $17.3 million and $11.0 million during each of the fiscal years ending June 30, 2002 and 2001, respectively, and losses of $7.2 million (unaudited) during the six months ended December 31,2002. Cumulative losses from its inception through June 30, 2002 amount to approximately $53.3 million and cumulative losses through December 31, 2002 amounted to approximately $60.5 million (Unaudited). Losses are expected to continue throughout fiscal year 2003. Additionally, the Company has continued to require forbearance agreements on debt obligations (Note 8) and is in the process of renegotiating the terms of the debt. The Company`s ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital, which may not be readily available, until the Company`s products can generate sufficient operating revenues. These factors raise doubt about the Company`s ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings, the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

Interim Financial Information

The consolidated financial statements and disclosures included herein for the six months ended December 31, 2002 and 2001 are unaudited. These financial statements and disclosures have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended December 31, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ended June 30, 2003.

Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements include the accounts of Stitch. All significant intercompany accounts and transactions have been eliminated in consolidation.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

Cash  Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory, which principally consists of finished goods, components, and packaging materials, is stated at the lower of cost (first-in, first-out basis) or market.

Property  and  Equipment

Property and equipment is recorded at cost. The straight-line method of depreciation is used over the estimated useful lives of the related assets.

Goodwill  and  Intangible  Assets

Goodwill represents the excess of cost over fair value of the net assets acquired from Stitch. Intangible assets include patents ($1,870,000) and trademarks ($1,050,000) acquired in the Stitch acquisition. Amortization of these intangibles is computed on the straight-line basis over 10 years. Amortization expense was $36,500 during the year ended June 30, 2002 and $146,000 (Unaudited) during the six month period ended December 31, 2002. At June 30, 2002, the expected amortization of the intangible assets is as follows:
$292,000 per year in fiscal year 2003 through fiscal year 2011, and $255,500 in fiscal year 2012.

Concentration  of  Credit  Risk

Financial instruments that subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with various financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions, and the Company`s policy is designed to limit exposure to any one institution. The Company does not require collateral or other security to support credit sales, but provides an allowance for bad debts based on historical experience and specifically identified risks. Approximately 41% and 12% respectively of the Company`s accounts receivable and revenues for the year ended June 30, 2002 is concentrated with one customer. Approximately 14% and 44% (Unaudited) respectively, of the Company`s accounts receiveable and revenues for the six months ended December 31, 2002, are concentrated with one customer.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Revenue  Recognition

Revenue from the sale of equipment is recognized on the terms of freight-on-board shipping point, or upon installation and acceptance of the equipment if installation services are purchased for the related equipment. Transaction processing revenue is recognized upon the usage of the Company`s cashless payment and control network. Service fees for access to the Company`s equipment and network services are recognized on a monthly basis. Product revenues are recognized from the sale of products from the Company`s vending machines upon purchase and acceptance by the vending customer.


Software  Development  Costs

The Company capitalizes software development costs after technological feasibility of the software is established and through the product`s availability for general release to the Company`s customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. During May 2000, the Company reached technological feasibility for the development of the e-Port product and related network and, accordingly, the Company commenced capitalization of software development costs related to this product. Costs capitalized were approximately $2,239,000 and $2,938,000 during the years ended June 30, 2002 and 2001, respectively, which includes capitalized interest of approximately $493,000 and $230,800, respectively pursuant to SFAS No. 34, "Capitalization of Interest Costs". Amortization of software development costs will commence when the product becomes available for general release to customers. Amortization of software development costs will be calculated as the greater of the amount computed using (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues of that product or (ii) the straight-line me thod over the remaining estimated economic life of the product. Amortization of such costs commences when the product becomes available for general release to its customers. The Company reviews the unamortized software development costs at each balance sheet date and, if necessary, will write down the balance to net realizable value if the unamortized costs exceed the net realizable value of the asset.

During the fourth quarter of fiscal 2002, the e-Port product and related network became available for general release to the Company`s customers. During the fourth quarter of fiscal year 2002, Management performed an evaluation of the commercial success and preliminary market acceptance of the e-Port product and related network and as a result of this evaluation the Company wrote down $2,663,000 of software development costs related to the e-Port and the related network. The unamortized balance after the impairment charge is being

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Software  Development  Costs  (continued)

amortized over an estimated useful life of two years. Amortization expense for the six months ended December 31, 2002 was $582,552 (unaudited). Amortization expense during the year ended June 30, 2002, including the above impairment adjustment of $2,663,000, was $2,996,000. Such amortization is reflected in cost of sales in the accompanying statements of operations.

Advertising  Expense

Advertising expenses for the years ended June 30, 2002 and 2001 were approximately $429,000 and $88,000, respectively. Advertising expenses for the six months ended December 31, 2002 and 2001 were approximately $41,000 (unaudited) and $10,000 (unaudited), respectively.

Research  and  Development  Expenses

Research and development expenses are expensed as incurred. Research and development expenses, which are included in general and administrative and compensation expenses in the consolidated statements of operations, were $1,187,000 and $1,260,000 for the years ended June 30, 2002 and 2001, respectively and $882,000 (unaudited) and $ 155,000_(unaudited) for the six months ended December 31, 2002 and 2001, respectively.

Accounting  for  Stock  Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock-Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company`s stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company`s stock-based awards results in net loss and net loss per common share that are disclosed on a pro forma basis in Note 13.

Loss  Per  Common  Share

Basic earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing income (loss) applicable to common shares by the weighted average common shares outstanding for the period plus the dilutive effect (unless such effect is anti-dilutive) of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock,

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

Loss  Per  Common  Share  (continued)

cumulative preferred dividends or Senior Notes was assumed during fiscal 2002 or 2001 because the assumed exercise of these securities would be antidilutive.

Cumulative  Effect  of  Accounting  Change

During fiscal year 1999, the Company issued $4,618,000 (as adjusted) of $10,000 principal amount of Senior Notes. The Notes included detachable equity instruments (see Note 10). During October 1999, the Company added a conversion feature to the Senior Notes whereby the Senior Notes were immediately convertible into Common Stock at $2.50 per share at the option of the holder. At the time of the addition of the conversion feature, the Company determined that, based on the fair value of the Company`s Common Stock and specified conversion prices, and, in accordance with the then applicable accounting pronouncements, these Senior Notes did not contain an embedded conversion feature. In November 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) reached a consensus on Issue 00-27, Application of EITF Issue 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios to Certain Convertible Instruments, whereby it was concluded that an issuer should calculate the intrinsic value of a conversion option using the effective conversion price, based on the proceeds received allocated to the convertible instrument instead of the specified conversion prices in the instrument. Issue 00-27 requires companies to apply the proscribed methodology for computing the beneficial conversion feature of convertible securities through a cumulative catch-up accounting change (in the quarter that includes November 2000) for any such security issued after May 20, 1999, the effective date of EITF 98-5. Accordingly, the Company recorded a one-time, noncash charge during fiscal year 2001 of $821,000 to record the cumulative effect of an accounting change as required by the EITF.

Reclassification

During April 2001, the Company granted 6,000,000 fully vested options to a distributor who was expected to market and distribute the Company`s e-Port (TM) product in connection with the signing of a five-year distribution agreement. The $420,000 estimated fair value of the options was amortized as a reduction of selling, general, and administrative expenses over the term of the distribution agreement rather than as a reduction of revenues as there were no revenues generated as a result of this agreement. During the third quarter of fiscal year 2002 and pursuant to EITF 00-18 "Accounting Recognition for

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


2.  Accounting  Policies  (continued)

Reclassification  (continued)

Certain Transactions Involving Equity Instruments Granted to Other Than Employees", the Company presented the unamortized balance in other assets, and reclassified the June 30, 2001 balance from a contra-equity account to other assets for consistent presentation. During the fourth quarter of fiscal year 2002, the Company determined that this agreement was not expected to generate any revenues and that there was no future value to this distribution agreement. Accordingly, the Company wrote off the remaining unamortized balance of $315,000 to selling, general and administrative expense.

Certain amounts in the June 30, 2002 and 2001 consolidated financial statements have been reclassified to conform with the December 31, 2002 and 2001 unaudited consolidated financial statements.

Fair  Value  of  Financial  Instruments

The carrying value of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company`s Senior Notes, Debentures, and other Long-Term Debt approximates book value as such notes are at market rates currently available to the Company.

Impairment  of  Long  Lived  Assets

In accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company reviews its property and equipment and unamortized intangible assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company estimates the future cash flows expected to result from operations and if the sum of the expected undiscounted future cash flows is less than the carrying amount of the long-lived asset, the Company recognizes an impairment loss by reducing the unamortized cost of the long-lived asset to its estimated fair value.

New  Accounting  Pronouncements

In June 2001, the FASB issued Statements of Financial Accounting Standards No. 141, "Business Combinations", and No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. Statement No. 142 prohibits the amortization of goodwill and intangible assets with indefinite

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

2.  Accounting  Policies  (continued)

New  Accounting  Pronouncements  (continued)

useful lives. Statement No. 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. As Statement No. 142 is effective for fiscal years beginning after December 15, 2001, the Company will adopt the Statement on July 1, 2002. Although the Company did not adopt Statement No. 142 until fiscal year 2003, the nonamortization provisions of Statement No. 142 for combinations initiated after June 30, 2001 are applicable for the Company effective July 1, 2001.

Under Statement No. 142 the Company will test goodwill for impairment during fiscal year 2003 using the transitional two-step process prescribed in Statement No. 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company expects to perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of July 1, 2002 in the second quarter of fiscal year 2003. If the first test indicates a potential impairment, the second phase will be completed to calculate any actual impairment. Any impairment charge resulting from these transitional impairment tests will be reflected as the cumulative effect of a change in accounting principle in the first quarter of fiscal year 2003. The Company has completed the transitional test of goodwill as of July 1, 2002, as prescribed in Statement No. 142, during the quarter ended December 31, 2002 using a discounted cash flow analysis. The Company has concluded that there were no goodwill impairment indicators to be recorded as a result of this transitional test.

The FASB recently issued Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB`s new rules on asset impairment supersede FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard will be adopted by the Company on July 1, 2002 and are not expected to have a significant effect on the Company`s financial position or results of operations.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4. Extraordinary treatment will be required for certain extinguishments as provided in Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations -Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Upon adoption of SFAS No. 145, any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods that does not meet the criteria of APB Opinion No. 30 for such classification should be reclassified to conform with the provisions of SFAS No. 145. Accordingly, the $863,000 extraordinary loss on the 2001 exchange of debt (Note 10), has been reclassified as a loss from continuing operations during fiscal year 2001 in the accompanying consolidated financial statements.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


3.  Acquisition  of  Stitch  Networks  Corporation

On May 14, 2002, USA Acquisition Corp., a wholly owned subsidiary of the Company acquired Stitch pursuant to an Agreement and Plan of Merger by and among the Company, USA Acquisition Corp., Stitch and the stockholders of Stitch. The Company acquired Stitch to strengthen its position as a provider of wireless remote monitoring and cashless and mobile commerce solutions and to increase the Company`s revenue base. These revenues would include product revenues and monthly service and transaction fees. Additionally the acquisition of the Stitch technology complemented the revenue and transaction processing revenue Company`s existing products. Additionally certain Stitch personnel were believed to possess some key strengths in several disciplines that the Company believed to be of great value in its plans for growth.

At the close of the transaction on May 14, 2002, Stitch became a wholly owned subsidiary of the Company. The acquisition was accounted for using the purchase method and, accordingly, the results of the operations of Stitch have been included in the accompanying consolidated statements of operations since the acquisition date. The purchase price consisted of the issuance of 22,762,341 shares of Common Stock of the Company in exchange for the outstanding shares of Stitch and the issuance of warrants to purchase up to 7,587,447 shares of Common Stock of the Company at $.40 per share at any time through June 30, 2002. The purchase price also included the assumption of outstanding Stitch stock options that were converted into options to purchase an aggregate of 2,475,318 shares of the Company`s Common Stock at $.165 per share at any time prior to May 14, 2007, warrants to purchase up to 412,553 shares of the Company`s Common Stock at $.40 per share at any time through June 30, 2002 and acquisition related expenses which included the issuance of 875,000 shares of Common Stock to an investment banking firm. None of the warrants issued in connection with the acquisition were exercised as of June 30, 2002. A total of 4,800,000 shares of the Common Stock issued to the former stockholders of Stitch are being held in escrow to secure the former stockholder`s indemnification obligations under the Agreement and Plan of Merger. Such shares are subject to cancellation if there is a breach of the indemnification (as defined). In connection with the acquisition, the Company`s shareholders voted in May of 2002 to increase the number of authorized shares of Common Stock to 150,000,000.

During June 2002, the Company determined that it would vacate the office space previously occupied by Stitch. Accordingly, the Company accrued the remaining lease exit costs relating to this property in the amount of approximately $354,000 as part of the cost of Stitch. While the Company is attempting to sublease this space, no provision for recovery has been estimated at this time.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


3.  Acquisition  of  Stitch  Networks  Corporation  (continued)

The following table summarizes the preliminary purchase price allocation of the fair value of the assets and liabilities assumed at the date of acquisition:

                     Current  assets               $      2,710,000
                     Property  and  equipment             1,700,000
                     Goodwill                             6,801,000
                     Intangibles                          2,920,000
                     Current  liabilities                (1,554,000)
                     Long-term  debt                     (3,976,000)
                                                   -----------------
                                                   $      8,601,000
                                                   =================

Long-term debt of $2,165,000 was repaid during June 2002.

Unaudited pro-forma combined results of the Company as if the Company acquired Stitch on July 1, 2000 and July 1, 2001 are as follows:


                                                                Year ended June 30
                                                                2002           2001
                                                         ------------------------------
Revenues                                                 $    2,869,466   $  1,953,250

Loss before cumulative effect of accounting change          (19,583,216)   (15,921,358)
Cumulative effect of accounting change                                -       (821,000)
                                                         ------------------------------
Net loss                                                    (19,583,216)   (16,742,358)

Cumulative preferred dividends                                 (822,561)      (836,541)
                                                         ------------------------------
Loss applicable to common shares                         $  (20,405,777)  $(17,578,849)
                                                         ==============================
Loss before cumulative effect of accounting change       $        (0.36)  $     (0.42)

Cumulative effect of accounting change                   $            -   $     (0.02)
                                                         ==============================
Loss per common share (basic and diluted)                $        (0.36)  $     (0.44)
                                                         ==============================
Weighted average number of common shares
 outstanding (basic and diluted)                             56,676,823    40,369,340
                                                         ==============================

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

4.  Property  and  Equipment

Property and equipment consist of the following:

                                  Useful           June 30                    December 31
                                  Lives       2002         2001                   2002
                               ------------------------------------          ---------------
                                                                               (Unaudited)
Computer equipment and
 purchased software               3 years  $ 1,855,459   $  609,775             $1,915,614
Vending machines and related
 components                       7 years    1,050,220            -              1,091,551
Control systems                   3 years      982,371      533,055              1,032,529
Furniture and equipment         5-7 years      503,110      190,836                497,523
Leasehold improvements         Lease term       94,031       90,313                 94,031
Vehicles                          5 years       10,258       10,258                 10,258
                                           -------------------------         -----------------
                                             4,495,449    1,434,237              4,641,506
                                           -------------------------         -----------------
Less accumulated depreciation               (2,563,022)    (672,913)            (2,965,258)
                                           -------------------------         -----------------
                                           $ 1,932,427   $  761,324            $ 1,676,248
                                           =========================         =================


5.  Accrued  Expenses

Accrued expenses consist of the following:

                                                             June 30              December 31
                                                          2002        2001            2002
                                                    ----------------------          -----------
                                                                                    (Unaudited)
Accrued professional fees                           $  628,372  $  439,478         $  700,390
Accrued lease termination payments, net                344,934           -            344,934
Accrued other                                          264,518      31,414             83,644
Accrued compensation and related sales commissions     225,917     125,668            258,895
Accrued interest                                       209,885      91,585            241,217
Accrued software license and support costs             144,755     154,229            144,755
Accrued taxes and filing fees                          134,411           -             97,244
Accrued product warranty costs                          85,827      52,466             99,580
Accrued consulting fees                                 62,480     435,000             62,480
Advanced customer billings                              30,190      25,755            123,332
                                                    ----------------------        -------------
                                                    $2,131,289  $1,355,595        $ 2,156,471
                                                    ======================        =============

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


6.  Related  Party  Transactions

At June 30, 2002 and 2001, approximately $30,000 and $70,000, respectively, of the Company`s accounts payable and accrued expenses were due to a Board member for legal services performed. At December 31, 2002 approximately $66,000 (Unaudited) of the Company`s accounts payable and accrued expenses were due to a Board member for legal services performed. During the years ended June 30, 2002 and 2001, the Company incurred approximately $213,000 and $271,000, respectively, for these services. During the year ended June 30, 2002, and during the six months ended December 31, 2002, certain Board members participated in various offerings of debt or equity of the Company for a total investment of approximately $262,500 and $277,500 (Unaudited) respectively.

Stitch purchases vending machines from Dixie-Narco, Inc. (Dixie), an affiliate of a shareholder (Maytag Holdings, a subsidiary of Maytag Inc.) of the Company. There were $139,085 of purchases from Dixie for the six months ended December 31,2002. There were no purchases from Dixie for the period May 14, 2002 to June 30, 2002. Amounts payable to Dixie at June 30, 2002 of $124,333 and at December 31, 2002 of $181,292 (Unaudited) are included in accounts payable in the accompanying consolidated balance sheets.

7.  Commitments

- In connection with an employment agreement, expiring June 30, 2002, the Company`s Chief Executive Officer has been granted in the event of a "USA Transaction," as defined, which among other events includes a change in control of the Company, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals seven percent of all the then issued and outstanding shares of the Company`s Common Stock. The Chief Executive Officer is not required to pay any consideration for such shares. The stock rights have no expiration and are not affected by the Chief Executive Officer`s termination of employment. The employment agreement was extended to June 30, 2004.

- The Company conducts its operations from various facilities under operating leases. Rent expense under such arrangements was approximately $220,000 and $188,000 during the years ended June 30, 2002 and 2001, respectively, and approximately $90,000 (Unaudited) during each of the six months ended December 31, 2002 and 2001, respectively.Future minimum lease payments are reflected below. During the years ended June 30, 2002 and 2001, the Company entered into agreements to lease $0 and $118,207 respectively, of computer equipment accounted for as capital leases. This computer equipment is included in property and equipment in the accompanying consolidated financial statements. Capital lease amortization of approximately $54,000 and $34,000 is included in depreciation expense for the years ended June 30, 2002 and 2001, respectively, and approximately $27,000 (Unaudited) during each of the six months ended December 31, 2002 and 2001.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


7.  Commitments  (continued)

Future minimum lease payments subsequent to June 30, 2002 under capital and noncancelable operating leases are as follows:


                                                        Capital Leases   Operating Leases
                                                        ----------------------------------


2003                                                    $        52,942  $         155,000
2004                                                             15,960            109,000
2005                                                              1,779             80,000
2006                                                                  -             20,000
                                                        ----------------------------------
Total minimum lease payments                                     70,681  $         364,000
                                                                         =================
Less amount representing interest                                 7,697
                                                        ---------------
Present value of net minimum lease payments                      62,984
Less current obligations under capital leases                    46,300
                                                        ---------------
Obligations under capital leases, less current portion  $        16,684
                                                        ===============

8.  Long-Term  Debt

Long-term debt consists of the following:

                                                         June 30                      December 31
                                                      2002      2001                     2002
                                                  -----------------------            ------------
                                                                                     (Unaudited)

                Bank facility                       $1,255,113  $      -             $ 1,044,900
                Working capital loans                  275,000         -                 194,635
                IBM inventory financing                 19,632    45,785                   2,047
                Capital lease obligations (Note 7)      62,984   124,023                  24,799
                                                  -----------------------            ------------
                                                     1,612,729   169,808               1,266,381
                Less current portion                   850,644   116,231                 789,373
                                                  -----------------------            ------------
                                                    $  762,085  $ 53,577              $  477,008
                                                  =======================            ============




At June 30, 2002 the Company has a $1.5 million bank facility available (the Facility) to fund the purchase of vending machines placed at locations where Kodak film products are sold. Borrowings are made from time to time under the Facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon 495 basis points over the three year U.S. Treasury Notes. The Company has granted the bank a security interest in the film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to June 30, 2002, the Company has not borrowed any additional funds under this Facility.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


 8.  Long-Term  Debt  (continued)

In connection with the Stitch acquisition (Note 3), the Company assumed long term debt of $3,976,000 which included a vending equipment borrowing facility and working capital loans. The Company repaid $2,165,000 of the working capital loans in June 2002. All but $225,000 of these working capital loans bear interest at a variable rate based on the bank`s prime rate. These loans are secured by the assets of Stitch. At June 30, 2002, $275,000 of working capital loans are outstanding of which $225,000, which bears interest at 6.75%, was payable on July 8, 2002 and $50,000 was payable on demand. On July 26, 2002, August 29, 2002, September 27, 2002, October 31, 2002, February 3, 2003 and February 19, 2003, the bank agreed to extend the due date of these notes until September 1, 2002, October 1, 2002, November 1, 2002, December 1, 2002, March 1, 2003 and March 17, 2003, respectively under several forebearance agreements. In connection with these extensions, the Company paid $3,000 of fees to the bank. Subsequent to June 30, 2002, the Company paid $80,365 to the bank, reducing the outstanding balance to $194,635 (unaudited) at December 31, 2002.

The Company also had an inventory financing arrangement whereby IBM Credit Corporation originally granted the Company a $1.5 million equipment line of credit. This arrangement expired in fiscal year 2002. The outstanding balance at June 30, 2002 and 2001, of $19,632 and $45,785, respectively, is secured by the underlying inventory. Interest accrues on the outstanding balance at 10% per annum, subject to adjustment if the outstanding balance is outstanding greater than 180 days.

9.  Income  Taxes

At June 30, 2002 and 2001, the Company had net operating loss carryforwards of approximately $54,769,000 and $31,234,000, respectively, to offset future taxable income expiring through approximately 2022. At June 30, 2002 and 2001, the Company recorded a net deferred tax asset of approximately $20,546,000 and $12,418,500, respectively, which was principally reduced by a valuation allowance of the same amount as the realization of the deferred tax asset is not certain, principally due to the lack of earnings history.

The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. Stitch had net operating loss carryforwards of approximately

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


9.  Income  Taxes  (continued)

$10,985,000 at the acquisition date. Such net operating loss carryforwards are limited under these provisions as to the amount available to offset future taxable income and such limited amounts are reflected below.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:



                                                              June 30
                                                         2002           2001
                                                   ---------------------------
Deferred tax assets:
  Net operating loss carryforwards                 $ 19,837,000  $ 13,237,000
  Compensation expense on stock option re-pricing             -       170,500
  Deferred research and development costs               480,000       125,000
  Software development costs                          1,008,000             -
  Other                                                 392,000       131,000
                                                   ---------------------------
                                                     21,717,000    13,663,500
Deferred tax liabilities:
  Intangibles                                        (1,171,000)            -
  Software development costs                                  -    (1,245,000)
                                                   ---------------------------
                                                     20,546,000    12,418,500
Valuation allowance                                 (20,546,000)  (12,418,500)
                                                   ---------------------------
Deferred tax asset, net                            $          -  $          -
                                                   ===========================

Amounts assigned to intangibles acquired in the Stitch acquisition exceeded the tax basis. Such excess will increase taxable income as the Intangibles (excluding goodwill) are amortized. The net operating loss carryforwards will be used to offset the increase in taxable income. Accordingly, the Company recorded a deferred tax liability of $1,171,000 and a deferred tax asset in the same amount related to these intangibles at the acquisition date.

10.  Senior  Notes  and  Debentures

During June 2002, the Company commenced a $2,500,000 2002-A private placement offering (subsequently increased to $4,300,000 in October 2002) consisting of 12% Convertible Senior Notes due December 31, 2005. Each $10,000 Note is convertible into Common Stock at $.20 per share at any time through December 31, 2005 and interest is payable quarterly. Each note holder initially received 20,000 Common Stock warrants, however subsequent to June 30, 2002, the Board of Directors amended the offering to replace the warrants with 20,000 shares of Restricted Common Stock. The estimated fair value of the Common Stock warrants of $121,225 (using the Black-Scholes method) and the intrinsic value of the beneficial conversion feature of $211,152 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2005. Through June 30, 2002, the Company sold 44.4 units, generating proceeds of $444,083, of which $35,000 is reflected as subscriptions receivable at June 30, 2002. Such amounts were collected subsequent to June

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

30, 2002. The offering was scheduled to terminate June 30, 2002 with extension possible for up to an additional 60 days. The offering was extended to October 31, 2002 (Note 16).

During fiscal year 2002, the Company commenced a $2,500,000 2001-D private placement offering (later increased to $6,500,000), consisting of 12% Convertible Senior Notes due December 31, 2004. Each $10,000 Note is convertible into Common Stock at $.40 per share, and interest is payable quarterly. Certain stockholders of the Company, who received warrants to purchase Common Stock of the Company as a part of earlier private placements, were offered the opportunity to cancel a portion of such warrants and to receive an equivalent number of new warrants at $.10 expiring on December 31,2002 if they invested in the 2001-D offering. The original warrants were scheduled to expire December 31, 2001 or March 31, 2002 (according to their original terms) at $.50.The estimated fair value of the new Common Stock warrants of $1,787,084 (using the Black-Scholes method) and the intrinsic value of the beneficial conversion feature of $1,623,352 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2004. The debt discount is being amortized to interest expense through December 31, 2004. Through June 30, 2002, the Company issued 481.4 units, generating net cash proceeds of $3,906,740. An additional $907,853 of notes were issued to consultants for services rendered. The 2001-D offering was extended by the Company to close on October 31, 2002 (Note 16).

During August 2001, the Company executed a Securities Purchase Agreement with an investment company for the purchase of $225,000 of a 9.75% Convertible Debenture (the "Debenture") due August 2003. Interest on the Debenture is payable monthly in arrears. On June 18, 2002, the investment company increased the Debenture by $100,000, extended the maturity date of the $325,000 to August 2004 and lowered the conversion rate. The investment company also paid the Company $300,000 towards a future exercise of Common Stock warrants. Of this amount $20,000 was used during June 2002 to exercise Common Stock warrants. The remaining balance of $280,000 is reflected in deposits at June 30, 2002, ($120,000 (unaudited) at December 31, 2002).

The Debenture is convertible at a price equal to the lesser of $1.00 or 72% (80% prior to June 18, 2002) of the lowest closing bid price of the Company`s Common Stock during the 20 day period prior to the conversion. The Company reserves the right to prepay the portion of the Debenture that the investment company elected to convert, plus interest, at 150% of such amount, if the price of Common Stock is less than $0.40 per share. At the time of conversion, the Company will issue to the holder warrants to purchase an amount

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

of Common Stock equal to ten times the number of shares issued upon the conversion of the Debenture. The warrants are exercisable at the same conversion price as the Debenture. Due to the significance of the beneficial conversion feature associated with this instrument (as calculated using the Black Scholes method), the entire $325,000 of proceeds has been allocated to the warrants, and is included in equity. The debt discount is being amortized to interest expense over the term of the Debenture. During fiscal year 2002, the investment company converted $82,000 of the Debenture, resulting in the issuance of 333,678 shares of Common Stock. The investment company also exercised warrants resulting in the issuance of 3,336,780 shares of Common Stock and generating net cash proceeds of $886,250.

During fiscal year 1999, the Company`s Board of Directors authorized a private placement offering (the "1999 Senior Note Offering"). Each unit, as amended, consisted of a 12% Senior Note in the principal amount of $10,000, maturing on December 31, 2001, 2,000 1999-A Common Stock Purchase Warrants (each warrant entitled the holder to purchase one share of Common Stock at $1.00 through December 31, 2001) and 1,000 shares of Series B Equity Participating Preferred Stock (Series B). A total of 461.8 units (as adjusted) were sold in this Offering. The Series B was converted into 1,847,200 shares of Common Stock in connection with the Company`s fiscal year 1999 reverse stock split. During October 1999, a conversion feature was added to the Senior Notes whereby the Notes were convertible into Common Stock at the rate of $2.50 per share any time through the Senior Notes maturity of December 31, 2001. There was no beneficial coversion feature required for this offering.

During fiscal year 2001, the Company authorized a private placement offering ("2000 Senior Note Offering") of 670 units at a unit price of $10,000. Each unit consisted of a 12% Convertible Senior Note in the principal amount of $10,000, maturing December 31, 2003 and 2,000 shares of Restricted Common Stock. Each 2000 Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity. This offering provided for the holders of the 1999 Senior Notes to exchange their 1999 Senior Notes into 2000 Senior Notes. All payments of interest on the 2000 Notes can be used by the holder, at the holder`s option, to purchase shares of Common Stock at specific prices established by the Board of Directors.

During fiscal year 2001 the Company issued 1,136,300 shares of Common Stock in connection with the 2000 Senior Notes. The fair value of the Common Stock on the date such shares were granted of $1,215,843 and the intrinsic value of the beneficial conversion feature in the 2000 Senior Notes of $409,104 was allocated to equity. The resulting debt discount is being amortized to interest expense through December 31, 2003. Through June 30, 2002, $647,500 of such Notes were converted into 518,000 shares of Common Stock. Subsequent to June 30, 2002, there have been no further conversions.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

The Company sold 568.15 units in the 2000 Senior Note Offering of which 382.3 units ($3,823,000) of the 1999 Senior Notes were exchanged for 2000 Senior Notes, 124.85 units were purchased with cash, resulting in gross proceeds of $1,248,500 and 61 units were issued in exchange for services provided by consultants in the amount of $610,000. The exchange of the 1999 Senior Notes to the 2000 Senior Notes was determined to be a substantial modification of the terms of the original debt instrument and, accordingly, the Company wrote-off the unamortized debt discount and other issuance costs associated with the exchange of the 1999 Senior Notes in the amount of $863,000.

During the years ended June 30, 2002 and 2001, the Company issued 674,431 and 121,541 shares of Common Stock respectively, in lieu of cash payment for interest on the Senior Notes.

A summary of the various Senior Note activities are as follows:

                                   1999 Senior    2000 Senior    2001 Senior    2002 Senior
                                       Notes          Notes          Notes          Notes
                                  ----------------------------------------------------------

Outstanding at June 30, 2000      $  4,073,000   $              $              $
Issued for cash and services                        1,858,500
Exchange 1999 Senior Notes for
  2000 Senior Notes                 (3,823,000)     3,823,000
Converted into Common Stock            (10,000)       (25,000)
                                  ----------------------------------------------------------
Outstanding at June 30, 2001           240,000      5,656,500
Converted into Common Stock                          (622,500)
Repaid at maturity                    (240,000)
Issued for cash and services                                       4,814,593        444,083
Less:  Unamortized debt discount
  and other issuance costs net
  of accretion                               -       (750,295)    (2,928,567)      (323,989)
                                  ----------------------------------------------------------
Balance at June 30, 2002                     -      4,283,705      1,886,026        120,094
                                  ----------------------------------------------------------
Issued for cash and services
 (Note 16) (Unaudited)            $          -   $          -   $  (167,092)    $ 3,839,924
Converted into Common Stock
 (Unaudited)                                 -              -              -       (222,058)
Less: Unamortized debt discount
  and other issuance costs net
  of accretion (Unaudited)                            250,098        748,080     (2,668,302)
                                  ----------------------------------------------------------
Balance at December 31, 2002
  (Unaudited)                      $              $ 4,533,803   $ 2,467,014     $ 1,069,658
                                  ==========================================================


The unamortized debt discount and other issuance costs represents fees paid in connection with these financings, the estimated fair value of the detachable equity instruments issued in connection with these financings, and any beneficial conversion embedded in the debt at the commitment date, which are being amortized over the

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


10.  Senior  Notes  and  Debentures  (continued)

remaining life of the respective debt instruments. Debt discount amortization, which has been reflected as interest expense in the consolidated statements of operations, was approximately $1,513,000 and $765,000 for the years ended June 30, 2002 and 2001, and $1,346,000 (unaudited) for the six months ended December 31, 2002.

11.  Series  A  Preferred  Stock

The authorized Preferred Stock may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 2002 and 2001 amounted to $5,175,571 and $4,621,150, respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2002 and 2001, certain holders of the Preferred Stock converted 26,002 and 11,160 shares, respectively, into 26,002 and 11,160 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $268,140 and $87,030 into 26,814 and 8,703 shares of Common Stock, respectively, during the years ended June 30, 2002 and 2001, respectively. During the six months ended December 31, 2002 and 2001, certain holders of the Preferred Stock converted 150 and 4,325 shares, respectively into 150 and 4,325 shares of Common Stock, respectively. These shareholders also converted cumulative preferred dividends of $1,570 and $38,920, respectively, into 157 and 3,892 shares of Common Stock during the six months ended December 31, 2002 and 2001, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2002 or December 31, 2002. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

12.  Common  Stock  Transactions

During the years ended June 30, 2002 and 2001, the Company`s Board of Directors authorized the following private placement offerings of the Company`s Common
Stock:
     - 2000-B offering for the issuance of 895,000 shares of Common Stock at $1.00 per share generating net proceeds of $777,151 after deducting related offering costs;

     - 2001-A offering for the issuance of 450,000 shares of Common Stock at $1.00 per share generating net proceeds of $427,500 after deducting related offering costs;

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

     - 2001-B offering for the issuance of 8,400,000 shares of Common Stock at $.60 per share. Through June 30, 2001, the Company issued 2,669,400 shares of Common Stock generating net proceeds of $1,546,885 after deducting related offering costs. During fiscal year 2002 the Company issued 4,726,040 shares of Common Stock from this offering generating additional net proceeds of $2,754,371. Additionally, each dollar invested entitled the purchaser to receive one Common Stock warrant at $.50 per share expiring in December 2001 and one Common Stock warrant at $.50 per share expiring in June 2002.

     - 2001-C offering for the issuance of 4,500,000 shares of Common Stock at $.50 per share. In each share purchased the holder received a warrant to purchase a share of Common Stock at $.50 per share expiring March 2002. The Company issued 4,046,684 shares of Common Stock generating net proceeds of $1,992,852 after deducting related offering costs. Of this amount, $149,750 has not been received, and, accordingly is reflected in subscriptions receivable at June 30, 2002.

The Company issued 2,784,137 and 200,000 shares of Common Stock for professional services during the years ended June 30, 2002 and 2001, respectively. Such shares were valued based on the fair value of the Company`s Common Stock on the date the shares were granted. During the year ended June 30, 2002 and 2001, the Company also issued 2,340,000 and 418,250 shares of Common Stock to certain employees and officers. The shares were fully vested on the date of grant; accordingly, the Company recorded compensation expense of $981,000 during fiscal year 2002 and $474,995 during fiscal year 2001 based on the fair value of the Company`s Common Stock on the date the shares were granted.

During fiscal year 2000, the Company entered into an Investment Agreement with Swartz Private Equity LLC, for an equity line up to $20 million over a period not to exceed three years. Investments are determined monthly based on the current market prices of the Company`s Common Stock in accordance with the terms of the Agreement. The purchase price per share would equal 91% of the market price of the Common Stock at the time of purchase, and additional warrants at the same price would be granted in an amount equal to 10% of the number of shares actually purchased. Swartz received 1,200,000 Commitment Warrants with 10 year terms at an initial exercise price of $1.00, adjusted to lower market pricing if applicable, and will be granted additional Commitment Warrants at the same price and term, if required, to keep the number of Commitment Warrants equal to 5% (decreasing over a five year period to 0%) of the outstanding Common Stock of the Company on a fully diluted basis. An additional 380,828 warrants were granted during fiscal 2001 in connection with this antidilution provision.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

During the year ended June 30, 2001, Swartz purchased 29,010 shares of Common Stock pursuant to the Investment Agreement. There were no net proceeds to the Company from the sale of these shares after deducting the related cash offering expenses previously incurred. No purchases were made during the fiscal year ended June 30, 2002. The agreement was terminated during April 2002.

During fiscal year 2000, the Company`s Board of Directors awarded 120,000 shares of the Company`s Common Stock, at $2.00 per share, to certain executive officers. Pursuant to their employment agreements, these officers would be issued the Common Stock if employed by the Company on June 30, 2002. The Company recorded deferred compensation of $240,000 in connection with these awards. Compensation expense of $103,000 has been recorded to reflect the amortization of the shares earned during each of the years ended June 30, 2002 and 2001, respectively. All officers were employed by the Company as of June 30, 2002.

During October 1999, the Company`s Board of Directors authorized a private placement offering (the "1999-B" offering) to accredited investors of 150 units (later increased to 356 units by the Board of Directors) at a unit price of $10,000. Each unit of the $3,560,000 Offering consists of 10,000 shares of restricted Common Stock at $1.00 per share, and 10,000 1999-B Common Stock purchase warrants. During fiscal year 2000 all 356 units were sold, resulting in net proceeds of $3,463,942 ($3,560,000 less offering costs of $96,058) to the Company. Each 1999-B Common Stock purchase warrant entitled the holder to purchase one share of restricted Common Stock for $2.00 at any time through March 31, 2000. The 1999-B Common Stock purchase warrants were modified several times between January 2000 and August 2000 reducing their exercise price to $1.00 per share and extending the expiration date of the warrants to December 31, 2000. Additionally, those 1999-B Common Stock purchase warrant holders who exercised their purchase warrants on or before December 31, 2000 were granted a further extension of the warrants` expiration date to March 31, 2001. As a result of these reductions in the exercise price, the Company`s Board of Directors authorized the refunding of the $1 reduction per warrant to those investors who exercised their warrants prior to the exercise price reduction.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


12.  Common  Stock  Transactions  (continued)

A summary of Common Stock Warrant activity for the years ending June 30, 2002 and 2001 and six months ending December 31, 2002 is as follows:


                                                         Warrants
                                                      -------------
                   Outstanding  at  June  30,  2000     3,711,250
                     Issued                             8,889,628
                     Exercised                         (2,112,100)
                     Cancelled                         (2,255,750)
                                                      -------------
                   Outstanding  at  June  30,  2001     8,233,028
                     Issued                            22,602,593
                     Exercised                         (1,833,529)
                     Cancelled                        (22,162,272)
                                                      -------------
                   Outstanding  at  June  30,  2002     6,839,820
                     Issued (Unaudited)                43,813,104
                     Exercised (Unaudited)             (6,281,579)
                     Cancelled (Unaudited)               (151,500)
                                                      -------------
                   Outstanding at December 31, 2002
                     (Unaudited)                       44,219,845
                                                      =============

The exercise price and exercise dates of outstanding and exercisable warrants outstanding at June 30, 2002 are as follows:


             Outstanding and
               Exercisable     Exercise Price    Expiration Date
             -----------------------------------------------------
                3,971,163           $   0.10     December 31, 2002
                  303,829               0.20         June 30, 2004
                  150,000               0.70        August 2, 2003
                  650,000               0.70     November 23, 2003
                1,200,000               0.91       August 29, 2010
                  377,927               1.00        April 24, 2011
                    2,901               1.03        April 30, 2011
                   75,000               1.25         June 30, 2006
                  100,000               2.00         June 22, 2003
                    1,500               4.00          July 2, 2002
                    2,500               4.00         March 5, 2003
                    5,000               4.00       August 17, 2003
             ----------------
                6,839,820
             ================

During the years ended June 30, 2002 and 2001, the Company`s Board of Directors made numerous amendments to the outstanding Common Stock Warrants whereby the Company reduced the exercise price and extended the expiration terms. The above table reflects the status of the warrants as of June 30, 2002.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

The exercise price and exercise dates of outstanding and exercisable warrants outstanding at December 31, 2002 are as follows (Unaudited):

             Outstanding and
               Exercisable     Exercise Price    Expiration Date
             -----------------------------------------------------
                7,142,858           $   0.07      October 31, 2003
                7,142,858               0.07      October 26, 2007
                7,529,742               0.10        March 31, 2003
               10,016,155               0.10        April 15, 2003
                5,000,000               0.10      October 31, 2003
                2,798,117               0.10     December 31, 2002
                  750,000               0.15      October 31, 2007
                1,426,787               0.20         June 30, 2004
                  650,000               0.70     November 23, 2003
                1,200,000               0.91       August 29, 2010
                  377,927               1.00        April 24, 2011
                    2,901               1.03        April 30, 2011
                   75,000               1.25         June 30, 2006
                  100,000               2.00         June 22, 2003
                    2,500               4.00         March 5, 2003
                    5,000               4.00       August 17, 2003
             ----------------
                44,219,845
             ================

13.  Stock  Options

The Company`s Board of Directors has granted options to employees and its Board members to purchase shares of Common Stock at or above fair market value. The option term and vesting schedule are established by the contract that granted the option.

The following table summarizes all stock option activity during the years ended June 30, 2002 and 2001, and for the six months ended December 31, 2002:

                          Common Shares
                          Under Options   Exercise Price Per
                          Granted               Share
                          -----------------------------------
Balance at June 30, 2000        984,767   $    .50-$5.00
Granted                       6,935,000   $   1.00-$1.50
Canceled or Expired          (3,033,100)  $   1.00-$2.50
                          -----------------------------------
Balance at June 30, 2001      4,886,667   $    .50-$5.00
Granted                       4,505,318   $    .165-$.70
Canceled                       (50,000)   $          .40
                          -----------------------------------

Balance at June 30, 2002      5,240,485   $   .165-$5.00
Canceled or expired          (1,923,000)  $    .40-$5.00
(Unaudited)
                          -----------------------------------
Balance at December 31, 2002  3,317,485   $   .165-$5.00
(Unaudited)
                          ===================================

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002

The price range of the outstanding Common Stock options at June 30, 2002 is as follows:

                                      Weighted Average
    Option                                Remaining               Options
Exercise Prices  Options Outstanding  Contract Life (Yrs.)       Exercisable
------------------------------------------------------------------------------
 $.165                     2,475,318                 4.87            2,475,318
 $.40                        500,000                 2.78              500,000
 $.50                          5,000                 0.80                5,000
 $.70                        400,000                 0.97              400,000
 $1.00                       735,000                 4.47              615,002
 $1.50                       305,000                 0.98              305,000
 $2.00                       651,167                 2.48              651,167
 $2.50                        84,000                 0.96               84,000
 $4.50                        80,000                 1.10               80,000
 $5.00                         5,000                 0.17                5,000
                       -------------                           ---------------
                           5,240,485                                 5,120,487
                       =============                           ===============

13.  Stock  Options  (continued)


The price range of the outstanding Common Stock options at December 31, 2002 is as follows (Unaudited):

                                      Weighted Average
    Option                                Remaining               Options
Exercise Prices  Options Outstanding  Contract Life (Yrs.)       Exercisable
------------------------------------------------------------------------------
 $.165                     2,475,318                 4.37            2,475,318
 $.70                        550,000                 0.50              550,000
 $1.00                       125,000                 3.35              125,000
 $1.50                        52,000                 0.50               52,000
 $2.00                        41,167                 1.75               41,167
 $2.50                        74,000                 0.45               74,000
                       -------------                           ---------------
                           3,317,485                                 3,317,485
                       =============                           ===============


Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                                        Year Ended         Six month ended
                                                                         June 30              December 31,
                                                                  2002           2001              2002
                                                               -------------------------------------------
                                                                                              (Unaudited)
Net loss applicable to common shares as
  reported under APB 25                                        $(18,137,368)  $(11,792,785)   $(7,602,177)
Stock option expense per SFAS 123                                  (985,046)      (524,845)       (30,359)
                                                               -------------------------------------------
Pro forma net loss                                             $(19,122,414)  $(12,317,630)   $(7,632,536)
                                                               ===========================================

Loss per common share as reported                              $      (0.50)  $       (.70)   $    (0.10)
                                                               ===========================================
Pro forma net loss per common share                            $      (0.53)  $       (.74)   $    (0.10)
                                                               ===========================================

The fair value for the Company`s stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 2002 and 2001: an expected life of 2 years; no expected cash dividend payments on Common Stock, respectively; and for fiscal 2002 a risk-free interest rate of 4.5% to 5.5% and for fiscal 2001, 5.5%, and volatility factors of the expected market price of the Company`s Common Stock, based on historical volatility of .85 to .95 for fiscal 2002, and
1.100 for fiscal 2001. For the six months ended December 31, 2002, the fair value for the Company`s stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: an expected life of 2 years; no expected cash dividend payments on Common Stock; and a risk-free interest rate of 5.5% and a volatility factor of the expected market price of the Company`s Common Stock, based on historical volatility of 1.057.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. As noted above, the Company`s stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company`s stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management`s opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company`s stock options. The Company`s pro forma information reflects the impact of the reduction in price of certain stock options. The pro forma results above are not necessarily reflective of the effects of applying SFAS 123 in future periods.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2002


13.  Stock  Options  (continued)

As of June 30, 2002, the Company has reserved shares of Common Stock for the following:

Exercise  of  Common  Stock  options      5,240,485
Exercise  of  Common  Stock  warrants     6,839,820
Conversion  of  remaining  Debentures
 and  exercise  of  related  warrants    19,038,462
Conversions  of  Preferred  Stock
 and  cumulative Preferred  Stock
  dividends                               1,046,839
Conversions  of  Senior  Notes           19,172,264
                                       ------------
                                         51,337,870
                                       ============

As of December 31, 2002, the Company has reserved shares of Common Stock for the following (Unaudited):

Exercise  of  Common  Stock  options      3,317,485
Exercise  of  Common  Stock  warrants    44,219,845
Conversion  of  remaining  Debentures
 and  exercise  of  related  warrants     6,105,000
Conversions  of  Preferred  Stock
 and  cumulative Preferred  Stock
  dividends                               1,086,228
Conversions  of  Senior  Notes           35,943,036
                                       ------------
Total                                    90,671,594
                                       ============

14.  Retirement  Plan

The Company`s Savings and Retirement Plan (the Plan) allows employees who have attained the age of 21 and have completed six months of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. Through June 30, 2000, the Plan did not provide for any matching contribution by the Company. However, starting at the beginning of fiscal year 2001, the Company has amended the Plan to include a Company matching contribution up to 10% of an employee`s compensation. The Company contribution for the years ended June 30, 2002 and 2001 was approximately $48,000 and $51,000, respectively. The Company contribution for the six months ended December 31, 2002 and 2001 was $34,250 (Unaudited) and $20,500 (Unaudited), respectively.

15.  Contingencies

In the normal course of business, various legal actions and claims are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

16. Subsequent Events (Unaudited)

During September 2002, the Company issued to an investor 2,000,000 shares of its restricted Common Stock at $.12 per share generating gross proceeds of $240,000. This investor also received a warrant to purchase up to 2,000,000shares of restricted Common Stock of the Company at $.10 per share at any time on or before November 30, 2002 (subsequently extended to April 30, 2003) and if all such warrants are exercised, the investor was granted another warrant to purchase up to 2,000,000 shares of Common Stock at $.10 per share expiring April 30, 2003. To date, none of these warrants have been exercised.

Subsequent to June 30, 2002 and through October 31, 2002 the Company issued approximately $3.84 million of 2002- A Convertible Senior Notes. The estimated fair value of the shares issued in connection with these Senior Notes during the six months ended December 31, 2002 of $ 1,628,837 and the intrinsic value of the beneficial conversion feature of $ 1,324,810 have been allocated to equity. This resulting debt discount is being amortized to interest expense through December 31, 2005. A total of $1,329,800 of these Senior Notes are to to certain officers, directors and consultants of the Company in exchange for service to be performed and are therefore reflected as prepaid professional fees at December 31, 2002.

During October 2002, the Company issued to an investor 1,500,000 shares of its restricted Common Stock at $.10 per share generating net proceeds of $123,000. The investor also received a warrant to purchase up to 750,000 shares of restricted Common Stock of the Company at an exercise price of $0.15 per share for a five year period from the issuance date. Within seven business days of the effectiveness of a registration statement to register the 1,500,000 shares, the investor has agreed to purchase an additional 1,500,000 shares of restricted Common Stock at $.10 per share and receive another warrant to purchase up to 750,000 shares of restricted Common Stock at $.15 per share.

     During October 2002, the Company issued to an investor 3,571,429 shares of its restricted Common Stock at $.07 per share generating net proceeds of $244,925. This investor also received a warrant to purchase up to 7,142,858 shares of restricted Common Stock of the Company at $.07 per share at any time on or before October 26, 2007, and a warrant to purchase up to 7,142,858 shares of Common Stock at $.07 per share and up to 5,000,000 shares at $.10 per share over a one year period. None of these warrants have been exercised as of December 31, 2002.

     During October 2002 the Company`s Board of Directors also approved that for the quarterly interest payment made by the Company on the 12% Convertible Senior Notes (for September 30, 2002 and December 30, 2002), at the option of the note holder, the interest payment due can be used to purchase shares of the Company`s Common Stock at a rate of $.20 per share. For each share purchased, the note holder shall receive a warrant to purchase one share of the Company`s Common Stock at $.20 per share exercisable at any time prior to June 30, 2004. During the three and six months ended December 31, 2002, 529,324 and 593,634 shares respectively, were issued for payment of the quarterly interest payment and 529,324 and 593,634 warrants to purchase Common Stock were issued to the note holders, respectively. The fair value of the warrants issued of approximately $93,000 was determined using a Black Scholes Valuation Model.

     During October 2002, the Company`s Board of Directors authorized the issuance of 1,480,000 shares of its Common Stock to certain of its employees and consultants at the fair value of the underlying shares on the grant date. Such shares were issued for services to be performed in subsequent periods. At December 31, 2002, $236,800 is reflected in prepaid professional fees for the services that have not been performed as of December 31, 2002.

     During October 2002, the Company granted to all of the holders of the 12% Convertible Senior Notes, 10,306,026 Common Stock warrants to purchase Common Stock at $.10 per share. The total number of the warrants issued was that number of shares equal to 75% of the dollar amount of the Senior notes held by the note holders. The warrants are exercisable through November 30, 2002 (subsequently extended through January 31, 2003). Upon the exercise of this warrant by the Senior note holder, the Company granted an identical number of warrants to that note holder with an exercise price of $0.10 per share exercisable through March 31, 2003. Through December 31, 2002, the note holders exercised a total of 5,080,261 Common Stock warrants of the originally granted warrants of the 10,306,026 warrants initially granted, generating gross proceeds to the Company of $508,026. An additional 5,080,261 warrants were granted upon the exercise of the initial warrant to these note holders at December 31, 2002. Of these additional March 2003 warrants, 291,376 were exercised as of December 31, 2002, generating gross proceeds to the Company of $29,138. Subsequent to December 31,

2002 and through February 12, 2003, 475,909 of the Common Stock warrants expiring on January 31, 2003 and March 31, 2003, were exercised at $.10 per share by the 12% Senior Note Holders generating gross proceeds of $47,591.

     On October 28, 2002 at a special meeting of shareholders, the Company`s shareholders approved an increase in the number of authorized shares of the Company`s Common Stock from 150,000,000 shares to 200,000,000 shares and approved an increase in the size of the Board of Directors from ten to eleven members

     During the six months ended December 31, 2002, the holder of the Covertible debenture (Note 10) converted $51,000 of the Debenture resulting in the issuance of 495,421 shares of Common Stock, and exercised related warrants for 4,954,210 shares, resulting in gross proceeds of $510,000 during the six months ended December 31, 2002. The holder has paid the Company $120,000 towards a future exercise of Common Stock warrants which has been reflected in deposits at December 31, 2002.

    On February 14, 2003 at the Annual Shareholders Meeting, the Company`s shareholders approved an increase in the number of authorized shares of the Company`s Common Stock from 200,000,000 shares to 300,000,000 shares.

     In February 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust whose shares trade on the London Stock Exchange, made to make an equity investment in USA Technologies at U.S. $0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$3,000,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies a U.S.$3,000,000 equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used by the parties for the transaction was One British Pound equals U.S.$1.6042. The Company intends to attempt to sell the Jubilee shares from time to time in order to generate cash. In addition, the Jubilee shares would be available to pledge as collateral for a loan.

          The shares issued to Jubilee by USA Technologies are not registered under the Securities Act of 1933, as amended. The Jubilee shares issued to USA Technologies are admitted to listing on the London Stock Exchange under thesymbol JIT. USA Technologies has agreed not to sell the Jubilee shares for a period of 90 days from January 24, 2003, and to sell a maximum of 10% of the Jubilee shares during each month thereafter. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. USA Technologies has agreed to use its best efforts to file an appropriate Registration Statement with the Securities and Exchange Commission no later than June 30, 2003 registering all of the shares issued to Jubilee for resale under the Act and to use its best efforts to keep such registration statement effective for a period of three years.

In March 2003 the Company`s Board of Directors granted to the holders of the Senior Notes due in December 2003 the right to extend the maturity date to December 31, 2006 in exchange for the conversion rate on these notes from $1.25 per share to $.20 per share. Management anticipates substantially all of the note holders will accept this change and, accordingly the Company will not require any cash to fund these obligations at December 31, 2003.

    In March 2003, the Company issued warrants to La Jolla Cove Investors, Inc. to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows: 3,000,000 on the three month anniversary of the effective date of the registration statement registering the shares; 3,000,000 on the 6 month anniversary of such effective date; and 3,000,000 on the 9 month anniversary of such effective date. The warrants may not be exercised without USA`s consent on any date on which the closing price of our shares is less than $.40. The Company has agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act.

     In April 2003, the Company issued 551,327 shares and warrants to purchase up to 551,327 shares to the holders of the senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. USA has agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and there was no general solicitation or advertising.

                              TABLE OF CONTENTS

    Report of Independent Auditors.                                                                      F-37

    Balance Sheets as of December 31, 2001 and 2000.                                                     F-38

    Statements of Operations for the years ended December 31, 2001 and 2000.                             F-39

    Statements of Stockholders` Equity for the years ended December 31, 2001 and 2000.                   F-40

    Statements of Cash Flows for the years ended December 31, 2001 and 2000.                             F-41

    Notes to Financial Statements.                                                                       F-42

    Unaudited Financial Statements:

    Balance Sheets as of March 31, 2002 and 2001 (Unaudited).                                            F-53

    Statements of Operations for the three months ended March 31, 2002
    and 2001 (Unaudited).                                                                                F-54

    Statements of Stockholders` Equity (Deficit) for the three months
    ended March 31, 2002 (Unaudited).                                                                    F-55

    Statements of Cash Flows for the three months ended March 31, 2002
    and 2001 (Unaudited).                                                                                F-56

    Selected Notes to Financial Statements (Unaudited).                                                  F-57

    Pro Forma Financial Information (Unaudited):

    Pro Forma Consolidated Balance Sheet as of March 31, 2002 (Unaudited).                               F-62

    Pro Forma Consolidated Statement of Operations for the year ended
    June 30, 2001 (Unaudited).                                                                           F-62

    Pro Forma Consolidated Statement of Operations for the nine months ended
    March 31, 2002 (Unaudited).                                                                          F-63

    Pro Forma Notes to Consolidated Financial Statements (Unaudited)                                     F-64


                         Report of Independent Auditors

The Board of Directors
Stitch Networks Corporation

We have audited the accompanying balance sheets of Stitch Networks Corporation (formerly e-Vend.net Corporation) as of December 31, 2001 and 2000, and the related statements of operations, stockholders` equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company`s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stitch Networks Corporation at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming Stitch Networks Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable, continues to incur losses from operations, and anticipates that it will require additional debt or equity financing which may not be readily available. These matters raise substantial doubt about the Company`s ability to continue as a going concern. Management`s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 28, 2002,
   except for paragraph 3 of Note 11,
   as to which the date is July 26, 2002

                           Stitch Networks Corporation

                                 Balance Sheets

                                                                                        December 31
                                                                                2001                 2000
                                                                         ---------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                                $      2,436,308    $    7,079,397
  Accounts receivable, net of allowance for doubtful accounts of
    $3,600 at December 31, 2001 and 2000                                            132,160            10,487
  Inventory                                                                         235,000            49,532
  Other                                                                              88,604           131,923
                                                                         ---------------------------------------
Total current assets                                                              2,892,072         7,271,339

Property and equipment, net                                                       1,626,212         1,986,094
Other assets                                                                         32,638             9,027
                                                                         ---------------------------------------
Total assets                                                               $      4,550,922    $    9,266,460
                                                                         =======================================

Liabilities and stockholders` equity
Current liabilities:
  Accounts payable                                                         $        724,117    $      182,778
  Accrued expenses                                                                  218,773           123,051
  Due to related party, net                                                           5,888             8,875
  Current portion of long-term debt                                               2,386,506           147,238
                                                                         ---------------------------------------
Total current liabilities                                                         3,335,284           461,942

Long-term debt, net of current portion                                              424,331         2,077,849

Stockholders` equity:
  Series A convertible preferred stock, $.01 par value; 3,114,637 shares authorized, issued and outstanding; liquidation value of
    $2,383,476 at December 31, 2001                                                  31,146            31,146
  Series B convertible preferred stock, $.01 par value; 5,276,895 shares authorized, issued and outstanding; liquidation value of
    $11,483,885 at December 31, 2001                                                 52,769            52,769
  Common stock, $.01 par value; 17,000,000 shares authorized at
    December 31, 2001 and 16,000,000 shares authorized at
    December 31, 2000; 6,000,000 shares issued and outstanding                       60,000            60,000
  Additional paid-in capital                                                     14,619,244        14,611,985
  Accumulated deficit                                                           (13,971,852)       (8,029,231)
                                                                         ---------------------------------------
Total stockholders` equity                                                          791,307         6,726,669
                                                                         ---------------------------------------
Total liabilities and stockholders` equity                                 $      4,550,922    $    9,266,460
                                                                         =======================================


See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Operations

                                                                                Year ended December 31
                                                                              2001                  2000
                                                                       -----------------------------------------
Revenue                                                                   $    1,003,241     $       219,982

Operating expenses:
   Cost of revenue                                                             1,149,620             142,249
   Compensation                                                                3,085,946           2,256,751
   General and administrative                                                    730,811             754,001
   Research and development                                                      746,814             647,400
   Sales and marketing                                                           442,447             299,693
   Depreciation and amortization                                                 779,285             576,228
                                                                       -----------------------------------------
Total operating expenses                                                       6,934,923           4,676,322
                                                                       -----------------------------------------
                                                                              (5,931,682)         (4,456,340)

Other income (expense):
   Interest income                                                               191,703             547,642
   Interest expense                                                             (197,314)           (128,314)
   Other, net                                                                     (5,328)            (24,135)
                                                                       -----------------------------------------
                                                                                 (10,939)            395,193
                                                                       -----------------------------------------
Net loss                                                                  $   (5,942,621)    $    (4,061,147)
                                                                       =========================================


See accompanying notes.

                           Stitch Networks Corporation

                       Statements of Stockholders` Equity

                     Years ended December 31, 2001 and 2000


                                            Preferred Stock
                              ---------------------------------------------
                              Series A Convertible  Series B Convertible    Common Stock     Additional                   Total
                              -------------------------------------------------------------   Paid-In     Accumulated  Stockholders`
                                Shares     Amount    Shares    Amount     Shares    Amount    Capital       Deficit       Equity
                              -----------------------------------------------------------------------------------------------------
Balance, December 31, 1999    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,604,726  $ (3,968,084) $10,780,557
Compensation expense
  relating to options issued
  to nonemployees                     -         -           -        -           -       -        7,259             -        7,259
Net loss                              -         -           -        -           -       -            -    (4,061,147)  (4,061,147)
                              -----------------------------------------------------------------------------------------------------
Balance, December 31, 2000    3,114,637    31,146   5,276,895   52,769   6,000,000  60,000   14,611,985    (8,029,231)   6,726,669
Compensation expense
  relating to options issued
  to nonemployees                     -         -           -        -           -       -        7,259             -        7,259
Net loss                              -         -           -        -           -       -            -    (5,942,621)  (5,942,621)
                              -----------------------------------------------------------------------------------------------------
Balance, December 31, 2001    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,619,244  $(13,971,852) $   791,307
==================================================================================================================================

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Cash Flows


                                                                                  Year ended December 31
                                                                               2001                    2000
                                                                       ---------------------------------------------
Cash flows from operating activities
Net loss                                                                 $     (5,942,621)     $      (4,061,147)
Adjustments to reconcile net loss to cash used in operating
   activities:
     Depreciation and amortization                                                779,285                576,228
     Non-cash stock compensation expense                                            7,259                  7,259
     Loss on disposal of property and equipment                                   127,859                 49,709
Changes in operating assets and liabilities:
   Accounts receivable                                                           (121,673)                17,891
   Inventory                                                                     (185,468)                69,381
   Other current assets                                                            43,319                (37,319)
   Accounts payable                                                               541,339                (60,804)
   Accrued expenses                                                                95,722                 62,802
   Due to related party, net                                                       (2,987)                (8,045)
   Other assets                                                                   (23,611)                     -
                                                                       ---------------------------------------------
Net cash used in operating activities                                          (4,681,577)            (3,384,045)

Cash flows from investing activities
Purchase of property and equipment                                               (547,262)            (1,987,441)
                                                                       ---------------------------------------------
Net cash used in investing activities                                            (547,262)            (1,987,441)

Cash flows from financing activities
Borrowings of long-term debt                                                      706,322              2,000,000
Repayments of long-term debt                                                     (120,572)              (136,448)
                                                                       ---------------------------------------------
Net cash provided by financing activities                                         585,750              1,863,552
                                                                       ---------------------------------------------
Net decrease in cash and cash equivalents                                      (4,643,089)            (3,507,934)

Cash and cash equivalents at beginning of year                                  7,079,397             10,587,331
                                                                       ---------------------------------------------
Cash and cash equivalents at end of year                                 $      2,436,308      $       7,079,397
                                                                       =============================================

Supplemental disclosures of cash flow information:
Interest paid                                                            $        205,727      $         111,717
                                                                       =============================================

See accompanying notes.

                           Stitch Networks Corporation

                          Notes to Financial Statements

                           December 31, 2001 and 2000


1. Description of Business

Stitch Networks Corporation (the Company), a Delaware corporation, was incorporated in February 1996 as Goodvest Corporation and, in March 1999, changed its name to e-Vend.net Corporation. In June 2001 the Company changed its name to Stitch Networks Corporation. The Company designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet. The Company`s customers are principally located in the United States.

On December 31, 2000, the Company executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. This agreement represented the majority of the Company`s operations in 2001.

2. Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction on liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values that might be necessary should the Company be unable to continue in existence. The Company has never been profitable, has incurred net losses of $5.9 million and $4.1 million during the years ending December 31, 2001 and 2000, respectively, and cumulative losses from its inception through December 31, 2001 amounting to approximately $14.0 million. Losses have continued through June 2002 and are expected to continue throughout 2002. The Company`s ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital, which may not be readily available, until the Company`s products can generate sufficient operating revenues.

These factors raise substantial doubt about the Company`s ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, a restructuring of the Company`s cost structure which includes reductions in personnel and facility costs and additional financing activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes all highly liquid investments purchased with an original maturity of three months or less.

Inventory

Inventory, which principally consists of finished goods, components, and packaging materials, is stated at the lower of cost (first in, first out basis) or market.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives. Leasehold improvements are recorded at cost and are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the related lease term. The estimated useful lives are as follows:

Vending machines and related components                         3 to 7 years
Computers and purchased software                                3 years
Equipment and furniture                                         5 to 7 years
Leasehold improvements                                          3 years

Long-Lived Assets

In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined by using the anticipated cash flows discounted at a rate commensurate with the risk involved. Measurement of the impairment, if any, will be based upon the difference between carrying value and the fair value of the asset.

Financial Instruments

The Company`s financial instruments principally consist of cash and cash equivalents, accounts receivable, and accounts payable and debt. Cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates fair value because of the short maturity of these instruments. The Company`s debt is carried at cost, which approximates fair value, as the debt bears interest at rates approximating current market rates.

Revenue Recognition

Revenue from the sale of products from the Company`s vending machines is recognized upon the sale of such products and acceptance by the customer. Monthly service fees are recognized for the use of vending machines and access to the Company`s network.

Research and Development

The Company expenses research and development costs as incurred.

Income Taxes

The Company uses the liability method to account for income taxes. Accordingly, deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts reportable for income tax purposes.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2001 and 2000 was approximately $155,000 and $121,000, respectively.

Accounting for Stock Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company`s stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS No. 123 to the Company`s stock-based awards results in net loss that is not materially different from the reported net loss.

New Accounting Pronouncements

The FASB recently issued Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB`s new rules on asset impairment supersede FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard are not expected to have an effect on the Company`s financial position or results of operations.

3. Property and Equipment

Property and equipment consist of the following:

                                                                        December 31
                                                                  2001               2000
                                                            ------------------------------------
Vending machines and related components                      $     1,034,099    $      774,503
Computers and purchased software                                   1,518,079         1,477,243
Equipment and furniture                                              453,218           477,332
Leasehold improvements and other                                     210,288           255,197
                                                            ------------------------------------
                                                                   3,215,684         2,984,275
Less accumulated depreciation and amortization                     1,589,472           998,181
                                                            ------------------------------------
                                                             $     1,626,212    $    1,986,094
                                                            ====================================


4. Accrued Expenses

Accrued expenses consist of the following:

                                                                        December 31
                                                                  2001               2000
                                                             -----------------------------------
Professional fees                                            $        63,373   $       56,000
Interest payable                                                      10,519           18,932
Sales tax payable                                                     26,686            3,826
Delivery costs                                                        41,539            5,871
Other                                                                 76,656           38,422
                                                            -----------------------------------
                                                             $       218,773   $      123,051
                                                            ===================================

5. Long-Term Debt

In July 1998, the Company obtained a $425,000 Bank Loan (Loan) for working capital purposes. The Loan bore interest at 7.5% and was repayable in 36 equal monthly installments with a due date of June 1, 2002. The Loan was collateralized by substantially all of the Company`s assets and was personally guaranteed by the Company`s President and Chief Executive Officer.

In May 2000, the Company obtained a $2,000,000 Equipment Line of Credit (Line of Credit) from a bank to fund the purchase of property and equipment. As of December 31, 2000, $2,000,000 was outstanding under the Line of Credit. The Line of Credit bore interest at a variable rate based on the bank`s prime rate and was due on May 1, 2002, with interest only due on a monthly basis in the interim. This loan was collateralized by substantially all of the Company`s assets.

In May 2001, the $2,000,000 outstanding principal on the Line of Credit and the $165,042 outstanding balance on the Loan were restructured and combined into a single Loan (New Loan). The New Loan bears interest at a variable rate based on the bank`s prime rate, and is due in full in June 2002, with interest payable monthly. The personal guarantee of the President was removed from any and all bank debt, and the collateral was replaced by an assignment of the Company`s brokerage account containing the equivalent amount of cash and cash equivalents. The New Loan balance of $2,165,042 was repaid in accordance with its terms in June 2002. In connection with this borrowing arrangement, the Company was also granted additional borrowing capacity in the form of a $50,000 loan commitment. The $50,000 commitment was utilized during February 2002 (see Note 11).

In May 2001, the Company obtained from a separate bank a borrowing facility (the Facility) in the aggregate amount of approximately $1,500,000 to fund the purchase of vending machines used for the distribution and sale of Kodak film products. Borrowings are made from time to time under the facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon an amount in excess of three year U.S. Treasury Notes. The outstanding principal balance under this facility was $645,795 as of December 31, 2001. The Company has granted the bank a security interest in the specific film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to December 31, 2001 and through April 2002, the Company borrowed an additional $779,111 under this facility.

Long-term debt consists of the following:

                                           December 31
                                              2001              2000
                                         ---------------------------------

        New loan                           $   2,165,042   $          -
        Borrowing facility                       645,795              -
        Equipment line of credit                       -      2,000,000
        Bank loan                                      -        225,087
                                         ---------------------------------
                                               2,810,837      2,225,087
        Less current portion                  (2,386,506)      (147,238)
                                         ---------------------------------
                                           $     424,331   $  2,077,849
                                         =================================

6. Stockholders` Equity

Holders of the Series A and Series B Preferred Stock have the option to convert such shares into shares of Common Stock on a one-to-one ratio, subject to certain exceptions. The conversion rate on a particular series of Preferred Stock is subject to an adjustment in the event that any additional Common Stock, or other shares convertible into Common Stock, are issued for a per-share price less than the particular series conversion price. The Series A and Series B Preferred Stockholders vote on an as-if-converted basis. Mandatory conversion occurs upon the closing of an initial public offering of the Company`s Common Stock, as defined. The holders of the Series A and Series B also have demand and piggyback registration rights, as defined. The Series A and Series B rank paripassu in liquidation, and the holders of non-cumulative Series A and Series B are each entitled to receive an amount equal to their initial investment plus any declared but unpaid dividends and 7% of the initial investment amount compounded annually from the date of investment prior to distribution to the common shareholders.

7. Income Taxes

At December 31, 2001, the Company has approximately $10,900,000 ($5,215,000 in
2000) and $11,400,000 ($5,615,000 in 2000) of net operating loss carryforwards for federal and state income tax purposes, respectively. The federal operating loss carryforwards will begin expiring in 2019, and the state operating loss carryforwards expire principally between 2005 and 2020. At December 31, 2001 and 2000, the Company recorded a deferred tax asset of approximately $4,503,100 and $2,122,200, respectively, which was reduced by a valuation allowance of the same amount, as the realization of the deferred tax asset is not certain.

Significant components of the Company`s deferred tax asset is as follows:

                                                                         December 31
                                                                  2001               2000
                                                            -----------------------------------
Deferred tax asset:
   Net operating loss carryforwards                          $     4,460,700   $     2,120,700
   Other                                                              42,400             1,500
                                                            -----------------------------------
                                                                   4,503,100         2,122,200
Valuation allowance                                               (4,503,100)       (2,122,200)
                                                            -----------------------------------
Net deferred tax asset                                       $             -  $              -
                                                            ===================================


The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations.

8. Stock Option Plan

In March 1999, the Company adopted the 1999 Equity Compensation Plan (the Plan), which provides for the granting of stock options, restricted stock and stock appreciation rights (SARs) to employees, directors and consultants of the Company. Options granted under the Plan may be either Incentive Stock Options
(ISOs) or Nonqualified Stock Options (NSOs). ISOs may be granted only to Company employees (including officers and directors who are also employees). NSOs may be granted to employees, directors and consultants. At December 31, 2001, the Company reserved 2,559,059 shares of common stock for issuance under the Plan. Options under the Plan are granted for periods of up to ten years and generally vest over four years. All options are subject in general to earlier termination if the optionee leaves the employ of the Company. To date, no restricted stock or SARs have been issued under the Plan.

The Company does not recognize compensation expense on the issuance of its stock options to employees and directors when the option terms are fixed and the exercise price equals the fair value of the underlying stock on the grant date. To date, all options issued to employees under the Plan have been ISOs and all are exercisable at a price not less than the fair value of the Common Stock at the date of the grant. Accordingly, no compensation expense has been recognized.

The following summarizes the activity of the Plan since its adoption:

                                                                        Common
                                                                        Shares
                                                                         Under          Weighted
                                                                        Options          Average
                                                                        Granted       Exercise Price
                                                                 --------------------------------------
     Outstanding at December 31, 1999                                   769,000         $     0.67
     Granted                                                            428,000               1.89
     Cancelled/forfeited                                                (12,109)              0.67
                                                                 --------------------------------------
     Outstanding at December 31, 2000                                 1,184,891               1.41
     Granted                                                            229,500               1.89
     Cancelled/forfeited                                               (424,121)              1.74
                                                                 --------------------------------------
     Outstanding at December 31, 2001                                   990,270         $     0.97
                                                                 ======================================

Information with respect to options outstanding under the Plan as of December 31, 2001 is as follows:

                           Options Outstanding                               Options Exercisable
- --------------------------------------------------------------------------------------------------------
                                          Weighted-
                        Number             Average         Weighted-         Number          Weighted-
    Exercise        Outstanding at        Remaining        Average       Outstanding at       Average
     Price           December 31         Contractual       Exercise       December 31         Exercise
     Range              2001             Life (Years)       Price            2001              Price
- --------------------------------------------------------------------------------------------------------
   $   .67             702,000              7.3           $  0.67          618,927           $  0.67
   $  1.89             288,270              8.6           $  1.89          112,123           $  1.89
                  -------------------                                  ------------------
                       990,270                                             731,050
                  ===================                                  ==================

Included in the 2001 options outstanding at December 31, 2001 are 35,770 stock options granted to a nonemployee. The fair value of the options granted to the nonemployee is recognized as an expense over the period that the nonemployee provides services. The total expense for these options in each of the years ended December 31, 2001 and 2000 was $7,259.

9. Commitments and Contingencies

The Company leases various properties under operating leases expiring at various times through 2006. The aggregate minimum annual lease payments under the noncancelable operating leases as of December 31, 2001, are as follows:

                 2002                                       $163,400
                 2003                                        146,400
                 2004                                        143,800
                 2005                                         38,600
                 2006                                          1,400
                                                            --------
                Total                                       $493,600
                                                            ========

Total rental expense for 2001 and 2000 was approximately $206,000 and $224,000, respectively.

In normal course of business, various legal actions and claims are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

10. Related-Party Transactions

During the years 2001 and 2000, the Company purchased vending machines from Dixie-Narco, Inc. (Dixie), a wholly-owned subsidiary of a shareholder of the Company. Total purchases from Dixie for the years ended December 31, 2001 and 2000 were $661,000 and $35,000, respectively. Amounts due to related party in the accompanying 2001 balance sheet represents the net amount owed to Dixie under the terms of the Dixie agreement.

11. Subsequent Events

On May 14, 2002, USA Acquisition Corp., a wholly-owned subsidiary of USA Technologies merged with and into Stitch Networks Corporation (Stitch) pursuant to an Agreement and Plan of Merger by and among USA Technologies, Inc., USA Acquisition Corp., Stitch and the stockholders of Stitch dated April 10, 2002. At the close of the transaction, Stitch became a wholly owned subsidiary of USA Technologies, Inc.

All of the outstanding shares of stock of Stitch were converted into the right to receive an aggregate of 22,762,341 shares of Common Stock of USA Technologies, Inc. and warrants to purchase up to 7,587,447 shares of Common Stock of USA Technologies, Inc. at $.40 per share at any time through June 30, 2002. Additionally, USA Technologies, Inc. assumed outstanding Stitch stock options which were converted into options to purchase an aggregate of 2,475,318 shares of Common Stock of USA Technologies, Inc. at $.165 per share at any time prior to May 14, 2007 and warrants identical to those issued to the stockholders to purchase up to 412,553 shares of Common Stock of USA Technologies, Inc. A total of 4,800,000 of the shares of Common Stock issued to the former stockholders of Stitch are being held in escrow in order to secure the former stockholders` indemnification obligations under the Agreement and Plan of Merger and are subject to cancellation.


On January 9, 2002, the Company obtained a $225,000 loan from a bank to fund working capital. The loan was payable to the bank on July 8, 2002. On February 26, 2002, the Company borrowed an additional $50,000 from the same bank which was payable on demand. On July 26, 2002 the bank agreed to extend the due dates on the $225,000 loan and $50,000 loan to September 1, 2002, provided the Company pay the bank the July and August interest payments on such loans and a $6,750 extension fee.

                           Stitch Networks Corporation
                                 Balance Sheets
                                   (Unaudited)

                                                                                    March 31
                                                                             2002                2001
                                                                         --------------------------------
Assets
Current assets:
  Cash and cash equivalents                                              $  2,174,857         $ 5,773,807
  Accounts receivable, net of allowance for doubtful accounts of
     $5,224 and $11,818 at March 31, 2002 and 2001, respectively              113,927              78,254
  Inventory                                                                   227,966             460,845
  Due from related party, net                                                  57,469                   -
  Other                                                                        34,550              62,273
                                                                         --------------------------------
Total current assets                                                        2,608,769           6,375,179

Property and equipment, net                                                 1,520,554           1,782,305
Other assets                                                                   32,638               9,027
                                                                         --------------------------------
Total assets                                                             $  4,161,961         $ 8,166,511
                                                                         ================================

Liabilities and stockholder`s equity (deficit)
Current liabilities:
  Accounts payable                                                       $    650,525         $   590,358
  Accrued expenses                                                            300,791             118,948
  Current portion of long-term  debt                                        2,706,088             111,415
                                                                         --------------------------------
Total current liabilities                                                   3,657,404             820,721

Long-term debt, net of current portion                                        629,910           2,077,849

Stockholder`s equity (deficit):
 Series A convertible preferred stock, $.01 par value; 3,114,637 shares authorized, issued and outstanding; liquidation value of
  $2,425,186 (unaudited) at March 31, 2002                                     31,146              31,146
 Series B convertible preferred stock, $.01 par value; 5,276,895 shares authorized, issued and outstanding; liquidation value of
  $11,684,853 (unaudited) at March 31, 2002                                    52,769              52,769
 Common stock, $.01 par value; 17,000,000 shares authorized;
  6,000,000 shares issued and outstanding                                      60,000              60,000
 Additional paid-in capital                                                14,626,505          14,611,985
 Accumulated deficit                                                      (14,895,773)         (9,487,959)
                                                                         --------------------------------
Total stockholders` equity (deficit)                                         (125,353)          5,267,941
                                                                         --------------------------------
Total liabilities and stockholders` equity (deficit)                     $  4,161,961         $ 8,166,511
                                                                         ================================

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Operations
                                   (Unaudited)

                                                                             Three months ended March 31
                                                                                2002              2001
                                                                       -------------------------------------
Revenue                                                                    $     368,928     $      94,346

Operating expenses:
    Cost of revenue                                                              230,203            42,826
    Compensation                                                                 483,151           756,465
    General and administrative                                                   156,396           273,920
    Research and development                                                     136,622           192,453
    Sales and marketing                                                           45,884           134,689
    Depreciation and amortization                                                199,628           205,909
                                                                       -------------------------------------
Total operating expenses                                                       1,251,884         1,606,262
                                                                       -------------------------------------
                                                                                (882,956)       (1,511,916)

Other income (expense):
     Interest income                                                               6,937            87,339
     Interest expense                                                            (48,786)          (51,345)
     Other, net                                                                      884            17,194
                                                                       -------------------------------------
                                                                                 (40,965)           53,188
                                                                       -------------------------------------
Net loss                                                                   $    (923,921)    $  (1,458,728)
                                                                       =====================================


See accompanying notes.
                                      F-54

                           Stitch Networks Corporation

                  Statements of Stockholders` Equity (Deficit)

                        Three months ended March 31, 2002
                                   (Unaudited)

                                         Preferred Stock
                           ---------------------------------------------
                           Series A Convertible  Series B Convertible    Common Stock      Additional                    Total
                           -------------------------------------------------------------    Paid-In     Accumulated   Stockholders`
                             Shares     Amount    Shares    Amount     Shares    Amount     Capital       Deficit   Equity (Deficit)
                           --------------------------------------------------------------------------------------------------------
Balance, December 31, 2001    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,619,244  $(13,971,852)    $791,307

Compensation expense relating
   to options issued to
   nonemployees                       -         -           -        -         -         -        7,261             -        7,261
Net loss                              -         -           -        -         -         -            -      (923,921)    (923,921)
                              -----------------------------------------------------------------------------------------------------
Balance, March 31, 2002       3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,626,505  $(14,895,773)   $(125,353)
                              =========   =======   =========  =======   ========= =======  ===========  ============    =========

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Cash Flows
                                   (Unaudited)

                                                                             Three months ended March 31
                                                                             2002                2001
                                                                       ------------------------------------
Cash flows from operating activities
Net loss                                                               $        (923,921)   $    (1,458,728)
Adjustments to reconcile net loss to cash used in operating
   activities:
     Depreciation and amortization                                               199,628            205,909
     Non-cash stock compensation expense                                           7,261                  -
     Loss on disposal of property and equipment                                        -             17,344
     Changes in operating assets and liabilities:
       Accounts receivable                                                        18,233            (67,767)
       Inventory                                                                   7,034           (411,313)
       Other assets                                                               54,054             69,650
       Accounts payable                                                          (73,592)           407,580
       Accrued expenses                                                           82,018             (4,103)
       Due to/from related party                                                 (63,357)            (8,875)
                                                                       ------------------------------------
Net cash used in operating activities                                           (692,642)        (1,250,303)

Cash flows from investing activities
Purchase of property and equipment                                               (93,970)           (19,464)
                                                                       ------------------------------------
Net cash used in investing activities                                            (93,970)           (19,464)

Cash flows from financing activities
Borrowings of long term debt                                                     587,287                  -
Repayments of long term debt                                                     (62,126)           (35,823)
                                                                       ------------------------------------
Net cash provided by (used in) financing activities                              525,161            (35,823)
                                                                       ------------------------------------
Net decrease in cash and cash equivalents                                       (261,451)        (1,305,590)

Cash and cash equivalents, beginning of period                                 2,436,308          7,079,397
                                                                       ------------------------------------
Cash and cash equivalents, end of period                               $       2,174,857    $     5,773,807
                                                                       ====================================

Supplemental disclosures of cash flow information:
   Interest paid                                                       $          48,950    $        53,165
                                                                       ====================================

See accompanying notes.
                                      F-56

                           Stitch Networks Corporation

                     Selected Notes to Financial Statements

                   Three months ended March 31, 2002 and 2001
                                   (Unaudited)

1. Description of Business

Stitch Networks Corporation (the Company), a Delaware corporation was incorporated in February 1996 as Goodvest Corporation and, in March 1999, changed its name to e-Vend.net Corporation. In June 2001 the Company changed its name to Stitch Networks Corporation. The Company designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet. The Company`s customers are principally located in the United States.

On December 31, 2000, the Company executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., in order to form a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. This agreement represents the majority of the Company`s operations in 2001 and during the first quarter of 2002.

2. Summary of Significant Accounting Policies

Interim Financial Information

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary have been included. Operating results for the three month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes all highly liquid investments purchased with original maturity of three months or less.

Inventory

Inventory, which consists of finished goods, components, and packaging materials, is stated at the lower of cost (first in, first out basis) or market.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are recorded at cost and amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the related lease term. The estimated useful lives are as follows:

Vending machines and related components                         3 to 7 years
Computers and purchased software                                3 years
Equipment and furniture                                         5 to 7 years
Leasehold improvements                                          3 years

Revenue Recognition

Revenue from the sale of products from the Company`s vending machines is recognized upon the sale of such products and acceptance by the customer. Monthly fees for the use of vending machines equipped with embedded internet connectivity is recognized upon usage of the equipment.

Research and Development

The Company expenses research and development costs as incurred.

3. Property and Equipment

Property and equipment consist of the following:

                                                                           March 31
                                                                   2002               2001
                                                            -------------------------------------
Vending machines and related components                          $  1,131,063      $    775,048
Computers and purchased software                                    1,518,079         1,501,760
Equipment and furniture                                               444,242           451,819
Leasehold improvements and other                                      207,748           199,854
                                                            -------------------------------------
                                                                    3,301,132         2,928,481
Less accumulated depreciation and amortization                      1,780,578         1,146,176
                                                            -------------------------------------
                                                                 $  1,520,554      $  1,782,305
                                                            =====================================

4. Long-Term Debt

During the period from January 2002 to April 2002 the Company borrowed approximately $779,000 under their borrowing facility to fund the purchase of vending machines used for the distribution and sale of Kodak film products. These borrowings are being repaid in accordance with the repayment schedules set at the time of each borrowing, including equal monthly payments over periods ranging from 31 to 36 months and an interest rate based upon an amount in excess of three year U.S. Treasury Notes.

On January 9, 2002, the Company obtained a $225,000 loan from a bank to fund working capital. The loan was payable to the bank on July 8, 2002. On February 26, 2002, the Company borrowed an additional $50,000 from the same bank which was payable on demand. On July 26, 2002 the bank agreed to extend the due dates on the $225,000 loan and $50,000 loan to September 1, 2002, provided the Company pay the bank the July and August interest payments on such loans and a $6,750 extension fee.

5. Related-Party Transactions

During the three months ended March 31, 2002 and 2001, the Company purchased vending machines from Dixie-Narco, Inc. (Dixie), a wholly-owned subsidiary of a shareholder of the Company. Total purchases from Dixie for the quarter ended March 31, 2002 and 2001 were $156,571 and $1,321, respectively. Amounts due from related party in the accompanying balance sheet represents the net amount due from Dixie under the terms of the Dixie agreement.

6.  Subsequent Events

On May 14, 2002, USA Acquisition Corp., a wholly-owned subsidiary of USA Technologies merged with and into Stitch Networks Corporation (Stitch) pursuant to an Agreement and Plan of Merger by and among USA Technologies, Inc., USA Acquisition Corp., Stitch and the stockholders of Stitch dated April 10, 2002. At the close of the transaction, Stitch became a wholly owned subsidiary of USA Technologies, Inc.

All of the outstanding shares of stock of Stitch were converted into the right to receive an aggregate of 22,762,341 shares of Common Stock of USA Technologies, Inc. and warrants to purchase up to 7,587,447 shares of Common Stock of USA Technologies, Inc. at $.40 per share at any time through June 30, 2002. None of these warrants were exercised and these warrants have expired. Additionally, USA Technologies, Inc. assumed outstanding Stitch stock options which were converted into options to purchase an aggregate of 2,475,318 shares of Common Stock of USA Technologies, Inc. at $.165 per share at any time prior to May 14, 2007 and warrants identical to those issued to the stockholders to purchase up to 412,553 shares Common Stock of USA Technologies, Inc. A total of 4,800,000 of the shares of the Common Stock issued to the former stockholders of Stitch are being held in escrow in order to secure the former stockholders` indemnification obligations under the Agreement and Plan of Merger and are subject to cancellation.

The management of USA Technologies, Inc. has taken measures to reduce costs at Stitch subsequent to the acquisition date. Head count has been significantly reduced and a consultant has been engaged to sublet the Stitch facility. Operating costs are also being reduced as the two operations integrate under one facility.

                              USA Technologies Inc.
              Unaudited Pro Forma Consolidated Financial Statements
                              Basis of Presentation

The Pro Forma Consolidated Balance Sheet as of March 31, 2002, the Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2002, and the Pro Forma Consolidated Statement of Operations for the year ended June 30, 2001, are based on the historical financial statements of USA Technologies, Inc. (USA) and Stitch Networks Corporation (Stitch). The acquisition of Stitch has been accounted for using the purchase method of accounting. The Pro Forma Consolidated Balance Sheet as of March 31, 2002 has been prepared assuming the Stitch acquisition was completed March 31, 2002. The Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2002 has been prepared assuming the Stitch acquisition was completed on July 1, 2001. The Pro Forma Consolidated Statement of Operations for the year ended June 30, 2001 has been prepared assuming that the Stitch acquisition was completed on July 1, 2000.

The Unaudited Pro Forma financial statement information is presented for informational purposes only. The Pro Forma Consolidated Balance Sheet and Statements of Operations do not purport to represent what USA`s actual financial position or results of operations would have been had the acquisition of Stitch occurred as of such dates, or to project USA`s financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of Stitch are preliminary and the final allocations may differ from the amounts reflected herein. The Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Statements of Operations should be read in conjunction with USA`s financial statements and notes thereto, and the historical financial statements of Stitch which are included elsewhere on this current report on Form 8-K.

                              USA Technologies Inc.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (Unaudited)

                                                                                            Acquisition
                                                                  Stitch          USA       Adjustments         Pro Forma
                                                                  ------          ----      -----------         ---------
Assets:
Current assets:
  Cash and cash equivalents                                      $2,174,857     $1,328,455               -     $ 3,503,312
  Accounts receivable, net                                          113,927        237,047               -         350,974
  Due from related party                                             57,469              -               -          57,469
  Inventory                                                         227,966        876,765               -       1,104,731
  Subscriptions receivable                                                -         79,237               -          79,237
  Prepaid expenses and other current assets                          34,550        899,214               -         933,764
                                                                 ---------------------------------------------------------
Total current assets                                              2,608,769      3,420,718               -       6,029,487

Property and equipment, net                                       1,520,554        576,939               -       2,097,493
Software development costs                                                -      5,326,186               -       5,326,186
Goodwill                                                                  -              -   (1) 5,386,999       5,386,999
Intangible assets                                                         -              -   (1) 3,268,000       3,268,000
Other assets                                                         32,638        408,215               -         440,853
                                                                 ---------------------------------------------------------
Total assets                                                     $4,161,961     $9,732,058      $8,654,999     $22,549,018
                                                                 =========================================================

Liabilities and shareholder`s equity
Current liabilities:
   Accounts payable                                              $  650,525     $2,118,063               -      $2,768,588
   Accrued expenses                                                 300,791      1,346,017               -       1,646,808
   Equipment line of credit                                               -         34,632               -          34,632
   Current portion of long-term debt                              2,706,088         58,113               -       2,764,201
                                                                 ---------------------------------------------------------
Total current liabilities                                         3,657,404      3,556,825               -       7,214,229

Long-term debt, less current portion                                629,910      4,605,370               -       5,235,280
Convertible debentures, less current portion                              -         51,667               -          51,667

Shareholders` equity:
  Series A convertible preferred stock, no par value;
    1,800,000 shares authorized; 540,789 issued and
    outstanding at March 31, 2002 (Unaudited)                        83,915      3,830,628     (1) (83,915)      3,830,628
  Stitch Common Stock, $.01 par value; 17,000,000 shares
    authorized; 6,000,000 shares issued and outstanding at
    March 31, 2002 (Unaudited)                                       60,000              -     (1) (60,000)              -
  USA Common Stock, no par value; 85,000,000 shares
    authorized; 39,787,136 issued and outstanding shares at
    March 31, 2002 (Unaudited)                                   14,626,505     45,252,955  (1)(14,626,505)     45,252,955
  Deferred compensation                                                   -        (25,750)              -         (25,750)
  Additional paid-in-capital                                              -              -   (1) 8,529,646       8,529,646
  Accumulated deficit                                           (14,895,773)   (47,539,637)  (1)14,895,773     (47,539,637)
                                                                 ---------------------------------------------------------
Total shareholders` equity (deficit)                               (125,353)     1,518,196       8,654,999      10,047,842
                                                                 ---------------------------------------------------------
Total liabilities and shareholders` equity                       $4,161,961     $9,732,058      $8,654,999     $22,549,018
                                                                 =========================================================

       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                        For the year ended June 30, 2001
                                   (Unaudited)

                                                                                        Acquisition
                                                             Stitch           USA       Adjustments      Pro Forma
                                                             ------           ---       -----------      ---------
Revenues                                                  $    502,248   $  1,451,002             -    $  1,953,250


Operating expenses:
      Cost of sales                                            318,067        816,239             -       1,134,306
      General and administrative                             1,298,648      4,666,636             -       5,965,284
      Compensation                                           3,009,020      2,966,776             -       5,975,796
      Research and development                                 761,078        961,378             -       1,722,456
      Depreciation and amortization                            828,059        209,646             -       1,364,505
Total operating expenses                                     6,214,872      9,620,675   (2) 326,800      16,162,347
                                                          ------------   ------------    ----------    ------------
                                                            (5,712,624)    (8,169,673)     (326,800)    (14,209,097)

Other income (expense):
      Interest income                                          410,968         60,034             -         471,002
      Interest expense                                        (199,495)    (1,122,505)            -      (1,322,000)
      Other, net                                                 7,037        (40,100)            -         (33,063)
                                                          ------------   ------------    ----------    ------------
Total other income (expense)                                   218,510     (1,102,571)            -        (884,061)

Loss before cumulative effect of accounting change
      and extraordinary item                                (5,494,114)    (9,272,244)  (2)(326,800)    (15,093,158)
Cumulative effect of accounting change                               -       (821,000)            -        (821,000)
                                                          ------------   ------------    ----------    ------------
Loss before extraordinary item                              (5,494,114)   (10,093,244)     (326,800)    (15,914,158)
Extraordinary loss on exchange of debt                               -       (863,000)            -        (863,000)
                                                          ------------   ------------    ----------    ------------
Net loss                                                    (5,494,114)   (10,956,244)     (326,800)    (16,777,158)
Cumulative preferred dividends                                       -       (836,541)            -        (836,541)
                                                          ------------   ------------    ----------    ------------
Loss applicable to common shares                          $ (5,494,114)  $(11,792,785)   $ (326,800)   $(17,613,699)
                                                          ============   ============    ==========    ============

Loss per common share (basic and diluted)                                      $(0.70)                       $(0.44)
                                                                               ======                        ======
Weighted average number of common shares
      outstanding (basic and diluted)                                      16,731,999     23,637,341     40,369,340
                                                                          ===========     ==========    ===========


                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                    for the nine months ended March 31, 2002
                                   (Unaudited)

                                                                                        Acquisition
                                                             Stitch           USA       Adjustments      Pro Forma
                                                             ------           ---       -----------      ---------
Revenue                                                    $ 1,005,394    $ 1,118,271             -    $  2,123,665

Operating expenses:
     Cost of sales                                           1,137,153        611,805             -       1,748,958
     General and administrative                                731,398      3,665,611             -       4,397,009
     Compensation                                            1,988,871      3,155,986             -       5,144,857
     Research and development                                  477,879        642,438             -       1,120,317
     Depreciation and amortization                             578,789        243,812             -       1,067,701
Total operating expenses                                     4,914,090      8,319,652   (3) 245,100      13,478,842
                                                           -----------    -----------    ----------    ------------
                                                            (3,908,696)    (7,201,381)     (245,100)    (11,355,177)

Other income (expense):
     Interest income                                             6,937         10,464             -          17,401
     Interest expense                                         (150,123)      (991,578)            -      (1,141,701)
     Other, net                                                 39,347              -             -          39,347
                                                           -----------    -----------    ----------    ------------
Total other income (expense)                                  (103,839)      (981,114)            -      (1,084,953)
                                                           -----------    -----------    ----------    ------------
Net loss                                                    (4,012,535)    (8,182,495)  (3)(245,100)    (12,440,130)
Cumulative preferred dividends                                       -       (822,561)            -        (822,561)
                                                           -----------    -----------    ----------    ------------
Loss applicable to common shares                           $(4,012,535)   $(9,005,056)    $(245,100)   $(13,262,691)
                                                           ===========    ===========    ==========    ============

Loss per common share (basic and diluted)                                      $(0.30)                       $(0.25)
                                                                               ======                        ======
Weighted average number of common shares
  outstanding (basic and diluted)                                          30,186,045     23,637,341     53,823,386
                                                                           ==========     ==========     ==========

Notes to Unaudited Pro Forma Consolidated Financial Statements

   (1) To record the acquisition of Stitch at an assumed purchase price (calculated pursuant to the Merger Agreement dated May 14, 2002). The purchase price is assumed to be paid by the issuance of 22,762,341 shares of USA Technologies, Inc. Common Stock ($7,511,573), the issuance of 8,000,000 Common Stock warrants ($160,000), the issuance of 2,475,318 Common Stock options ($569,323), and the issuance of 875,000 shares of Common Stock ($288,750) to Technology Partners, LLC for payment of services rendered to the Company in connection with the acquisition. This adjustment also records the difference between the assumed purchase price of $8,529,646 and the net assets of Stitch to: intangible assets ($3,268,000) and goodwill ($5,386,999).

   (2) To amortize the intangible assets recorded in connection with the Stitch acquisition over a 10 year estimated useful life as if the acquisition occurred on July 1, 2000.

   (3) To amortize the intangible assets recorded in connection with the Stitch acquisition over a 10 year estimated useful life as if the acquisition occurred on July 1, 2001.

       PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

     Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

     Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

     The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.

 Securities and Exchange Commission - Registration Fee .     $ 3,213.97
 Printing and Engraving Expenses   . . . . . . . . . . .     $11,786.03
 Accounting Fees and Expenses      . . . . . . . . . . .     $25,000.00
 Legal Fees and Expenses    . . . . . . . . . . . . . . .    $25,000.00
                                                             ----------
              Total   . . . . . . . . . . . . . . . . . .    $65,000.00
                                                             ==========

 Item 26. Recent Sales of Unregistered Securities.

     During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

Private Placements.

     During September 2000 we received signed subscription agreements for the sale of 11.5 units at $100,000 each, for an aggregate of $1,150,000. Each unit consisted of 100,000 shares of common stock and 100,000 common stock purchase warrants. The offering was sold to 12 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement.

     During early 2001, we sold 568.15 units or a total of $5,681,500 principal amount of 12% Convertible Senior Notes and 1,136,300 shares of common stock. Of this amount, $3,823,000 of the senior notes were purchased through the exchange of $3,823,000 of the old senior notes. Each unit consisted of a $10,000 principal amount Senior Note and 2,000 shares of common stock. Each 12% Convertible Senior Note is convertible into Common Stock at $1.25 per share anytime through its maturity date of December 31, 2003. Holders of the existing 12% Senior Notes due in December 2001 had the right in invest in the offering by exchanging their existing Notes instead of paying cash. For each $10,000 face amount existing Senior Note exchanged, the holder would receive one unit. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     On April 20, 2001 the Company sold 450,000 shares of its Common Stock to 9 accredited investors for $1.00 per share for an aggregate of $450,000. The offering was sold to accredited investors and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     In April 2001, the Company issued shares of common stock to our executives as follows: George R. Jensen, Jr.- 125,000 shares; Stephen P. Herbert - - 120,000 shares; H. Brock Kolls, Jr.- 87,000 shares; Leland P. Maxwell - 39,500 shares; and Michael Lawlor - 34,500 shares. The Company issued the shares pursuant to the exemption from registration set forth in Section 4(2) of the Act. All of these investors are accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

     During July 2001, the Company issued to La Jolla Cove Investors, Inc. a warrant to purchase up to 500,000 shares of Common Stock. The warrant can be exercised at any time in whole or in part within one year following the effectiveness of the registration statement covering the resale of the shares issuable upon exercise of the warrant. The exercise price of the warrant is the lower of $1.00 or 80% of the lowest closing bid price of the Common Stock during the 20 trading days prior to exercise. The Company has agreed to prepare and file at its cost and expense a registration statement covering the resale of La Jolla of the shares underlying the warrant. At the time of the issuance of the warrant, La Jolla paid to the Company a non-refundable fee of $50,000 to be credited towards the exercise price under the warrant. A broker-dealer received a commission of $3,500 in connection with this warrant. The offering of the warrant and the underlying shares was exempt from registration pursuant to
Section 4(2) of the Act. LaJolla is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     During August 2001, the Company issued to La Jolla a $225,000 Convertible Debenture bearing 9 3/4 percent interest with a maturity date of August 2, 2003. Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement referred to below or 90 days following issuance at the lower of $1.00 per share or 80% of the lowest closing bid price of the Common Stock during the 20 days preceding exercise. If on the date of conversion the closing bid price of the shares is $.40 or below, the Company shall have the right to prepay the portion being converted at 150% of the principal amount being converted. In such event, La Jolla shall have the right to withdraw its conversion notice. At the time of conversion of the Debenture, the Company has agreed to issue to La Jolla warrants to purchase an amount of Common Stock equal to ten times the number of shares actually issued upon conversion of the Debenture. The warrants are exercisable at any time for two years following issuance and at the related conversion price of the Debenture. The Company has agreed to prepare and file at its expense a registration statement covering the resale of the shares of Common Stock underlying the Debenture as well as the related warrants issuable upon conversion of the Debenture. La Jolla paid to the Company the sum of $100,000 at the time of the issuance of the Debenture and has agreed to pay $125,000 at the time of the effective date of the registration statement. The convertible debenture was issued pursuant to the exemption from registration set forth in Section 4(2) of the Act. LaJolla is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     During the period from March 2001 through September 2001, we sold a total of 739.54 units in the 2001-B Private Placement Offering at a price of $6,000 per unit. Each unit consisted of 10,000 shares of common stock and 20,000 2001-B common stock purchase warrants. The offering was sold to 193 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     During the period from September 2001 through October 19, 2001, we sold for our 2001-C offering an aggregate of 4,212,350 shares of common stock at $.50 per share for a total of $2,106,175. For each share of common stock purchased, each investor also received a 2001-C warrant. The offering was sold to 102 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

     During October 2001, the Company issued 200,000 shares to Ratner & Prestia, P.C., an accredited investor. The offering did not involve any general advertising or solicitation, and was therefore exempt from registration under
Section 4(2) of the Act. The proceeds from the sales of the shares will be applied by Ratner & Prestia towards the unpaid professional fees due to them by the Company. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     During the period from November 2001 through June 30, 2002, the Company sold $4,814,593 principal amount of 12% Convertible Senior Notes due December 31, 2004. Each Senior Note is convertible into shares of common stock at $.40 per share anytime through maturity. The notes were sold to accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     In January 2002, the Company issued shares of common stock to the following executive officers as a bonus: George R. Jensen, Jr.- 320,000 shares; Stephen P. Herbert- 300,000 shares; H. Brock Kolls-200,000 shares; Leland Maxwell-130,000 shares; and Michael Lawlor- 130,000 shares. The issuance of the shares was exempt from registration under Section 4(2) of the Act. All of these investors are accredited and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

     In May 2002, we acquired Stitch Networks Corporation. Pursuant to the transaction, Stitch become our wholly-owned subsidiary. In exchange for their Stitch stock, the Stitch stockholders received an aggregate of 22,762,341 of our shares of common stock and warrants to purchase up to 8,000,000 of our shares of common stock at $.40 per share at any time through June 30, 2002. We also issued to the former option holders of Stitch options to purchase up to 2,475,318 shares at $.165 per share at any time for five years following closing. The offer and sale of the shares, warrants, and options was exempt from registration under Section 4(2) of the Act.

     The Stitch stockholders acquiring our shares and warrants are all accredited investors and we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act. The thirty-three former option holders of Stitch receiving our options consisted of directors, officers or key employees of Stitch, all of whom were sophisticated investors. In connection with the issuance of the options, we obtained appropriate investment representations and the securities contained appropriate restrictive legends under the Act.

     In April 2002, the Company agreed to issue 400,000 shares of Common Stock to Alex Consulting, Inc., a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     In April 2002, the Company agreed to issue 90,000 shares of Common Stock to Larry Gershman, a consultant to the Company. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     In April 2002, the Company agreed to issue to Technology Partners (Holdings) LLC, our investment banker, a total of 150,000 shares of Common Stock. The shares are to be issued at the rate of 25,000 per month under the six month extension of their consultant agreement. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     During September 2002, the Company sold 2,000,000 shares of restricted Common Stock at $.12 per share for aggregate proceeds of $240,000 to an investor. In addition, in October 2002, the Company granted to the investor warrants to purchase up to 2,000,000 shares at $.10 per share through November 30, 2002 (later extended to March 31, 2003), and if all of these warrants are exercised, the investor has been granted another identical warrant for 2,000,000 shares exercisable at any time through March 31, 2003. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representation and the securities contained appropriate restrictive legends under the Act.

     Commencing during June 2002 and through October 2002, the Company sold to 186 accredited investors $4,284,008 principal amount of 12% Senior Notes due December 31, 2005 and 8,568,000 shares of Common Stock. For each $10,000 invested, the subscriber received a $10,000 note and 20,000 shares of Common Stock. The Company has received signed subscription documents for the 2002-A Private Placement of Senior Notes for $4,284,008, of which
$2,585,000 has been deposited and the remainder of $1,699,008 was for services. The notes were sold to accredited investors and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     La Jolla Cove Investors converted Debentures and exercised warrants. The investor utilized previously remitted funds to the Company which was reflected as a deposit in the June 30, 2002 consolidated financial statements. Specifically, from inception through December 31, 2002, La Jolla converted $135,000 of 9 3/4 percent Convertible Debentures, for which the Company issued 829,099 shares of stock, and exercised 8,290,990 warrants to purchase Common Stock at an average price of $.16 per share. The Company had previously executed a Securities Purchase Agreement with La Jolla for the purchase of $225,000 (increased by $100,000 on June 18, 2002) of Convertible Debentures bearing 9 3/4 percent interest with a maturity date of August 3, 2003 (extended to August 2, 2004 on June 18, 2002). Interest is payable by the Company monthly in arrears. The Debenture is convertible at any time after the earlier of the effectiveness of the registration statement or 90 days following issuance, at the lower of $1.00 per share or 80% (later lowered to 72%) of the lowest closing bid price of the Common Stock during the 30 days preceding exercise. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act.

     In July 2002 the Company agreed to issue an aggregate of 234,600 shares to employees as part of those employees` severance payments at the time of and as part of the employee`s termination of employment. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. All of these eight former employees were sophisticated and wer afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from all of these investors and all the securities contained appropriate restrictive legends under the Act.

     In July 2002, the Company agreed to issue to Karl Mynyk, a former employee, an aggregate of 125,000 shares in settlement of litigation between he and the Company. The shares were valued at $.20 per share. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Mynyk is a sophisticated investor, was afforded access to all public filings as well as to any other information reasonably obtainable by USA. We received investment representations from him and the securities contained appropriate restrictive legends under the Act.

     In October 2002 and January 2003, the Company issued 529,324 and 593,634 shares, respectively, (valued at $.20 per share) to the holders of the senior notes in lieu of the cash quarterly interest payments due for the quarters ended September 2002 and December 2002, respectively. In addition, for these two quarters the Company granted warrants to purchase up to 1,122,958 shares at $.20 per share at any time prior to December 31, 2004. The offer and sale of the shares and warrants was exempt from registration under Rule 506 promulgated under the Act. All of these securities were sold to accredited investors and the offer and sale did not involve any general advertising or solicitation.

     In October 2002, the Company issued to Edwin P. Boynton 50,000 shares in lieu of the 100,000 options granted to him in April 2002. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. Mr. Boyton is an accredited investor and a Director of the Company, we obtained investment representations from him and the securities contained appropriate restrictive legends under the Act.

     In October 2002, the Company sold to an investor, Kazi Management VI, Inc. 3,571,429 shares of Common Stock at $.07 per share and issued the following warrants: (1) warrants to purchase up to 7,142,858 shares of Common Stock at $.07 at any time for a five year period; and (2) warrants to purchase up to 7,142,858 shares at $.07 per share and up to 5,000,000 shares at $.10 per share, exercisable over a one year period. The offer and sale of the shares was exempt from registration under Section 4(2) of the Act. The investor is an accredited investor and we obtained appropriate investment representations from the investor and the securities contained appropriate restrictive legends under the Act.

     In October 2002, the Company sold to an investor, Alpha Capital Aktiengesellscharft, 1,500,000 shares at $.10 per share and granted warrants to purchase up to 750,000 shares at $.15 per share at any time for five years. Within seven days following the effectiveness of the registration statement covering these shares, the Company has agreed to sell to the investor an additional 1,500,000 shares at $.10 per share and grant warrants to purchase up to 750,000 shares at the then closing price per share at any time for five years. The securities were sold to an accredited investor and the offer and sale thereof did not involve any general advertising or solicitation and the offer and sale was therefore exempt from registration under Rule 506 of the Regulation D promulgated under the Act.

     In October 2002, the Company granted to the holders of the 12% senior notes warrants to purchase that number of shares equal to 75% of the dollar amount of the notes held by such holder. The total number of warrants issued was 10,360,025 and are exercisable at any time prior to March 31, 2003. If the holder exercises all of such holder`s warrants, the holder shall receive another identical warrant exercisable at any time prior to March 31, 2003. From November 2002 through March 31, 2003, 6,493,691 of these warrants were exercised at $.10 per share for a total of $649,369. The offer and sale of the warrants and these shares was exempt from registration under Rule 506 promulgated under the Act. All of the noteholders are accredited investors and already the holders of our notes. The warrants and the shares all contained appropriate restrictive legends under the Act.

     On October 31, 2002, eight employees of and two consultants to USA entered into subscription agreements with USA to receive an aggregate of 1,480,000 shares for services to be rendered to USA. The shares were valued at $.125 per share and were exempt from registration under Section 4(2) of the Act. All of the employees and consultants were sophisticated investors, made appropriate investment representations, were afforded access to all public filings and all other information that USA could reasonably obtain, and the securities contained appropriate restrictive legends under the Act.

     In November 2002 and through April 4, 2003, the Company issued an aggregate of 13,327,880 shares to 126 accredited investors at $.10 per share for an aggregate of $1,332,788. The offer and sales of the shares was exempt from registration under Rule 506 promulgated under the Act. In this regard, the offer and sale thereof did not involve any general advertising or solicitation and the securities contained appropriate restrictive legends under the Act.

     In February, 2003, Jubilee Investment Trust, PLC ("Jubilee"), a United Kingdom investment trust made an equity investment in USA Technologies at U.S.$0.20 per share. Jubilee is a newly established investment trust set up to invest in securities traded on a range of public markets, primarily in the United Kingdom. USA Technologies issued to Jubilee 15,000,000 shares of Common Stock of USA Technologies at a price per share of U.S.$0.20 with an aggregate value of U.S.$3,000,000. In full payment for the shares of USA Technologies, Jubilee issued to USA Technologies a U.S.$3,000,000 equivalent of their shares (1,870,091 shares of Jubilee at a price per share valued at One British Pound which was the initial public offering price per share for the Jubilee shares). The exchange rate used by the parties for the transaction was One British Pound equals U.S.$1.6042. The shares to be issued to Jubilee by USA Technologies will not be registered under the Securities Act of 1933, as amended. Jubilee has agreed not to sell USA Technologies` shares for a period of two (2) years from the date of issuance unless USA Technologies agrees otherwise. The shares were issued to Jubilee by USA pursuant to the exemption from registration set forth in Section 4(2) of the Act.

     In March 2003, we issued a warrant to La Jolla Cove Investors, Inc. to purchase up to 9,000,000 shares at $.10 per share. The warrants expire as follows: 3,000,000 on the three month anniversary of the date of this prospectus; 3,000,000 on the 6 month anniversary of the date of this prospectus;
and   3,000,000 on the 9 month anniversary of the date of this prospectus. The warrants may not be exercised without our consent on any date on which the closing price of our shares is less than $.40. We have agreed to register the shares underlying the warrants for resale under the Act for a period of one year. The warrants were offered and sold to La Jolla pursuant to the exemption from registration set forth in Section 4(2) of the Act.

     In April 2003, we issued 551,327 shares and warrants to purchase up to 551,327 shares to the holders of our senior notes who elected to receive these securities in lieu of the cash interest payment due for the quarter ended March 31, 2003. The shares were purchased at the rate of $.20 per share and the warrants are exercisable at $.20 per share at any time through June 30, 2004. We have agreed to register the shares and the shares underlying the warrants under the Act for resale for a period of 2 years. The securities were offered and sold under the exemption from registration set forth in Rule 506 promulgated under the Act. All of the noteholders are accredited investors and there was no general solicitation or advertising.

II. Stock Options

     In September 2000, we issued to Swartz Private Equity, LLC, a warrant to purchase up to 1,200,000 shares at a purchase price of $1.00 per share. The number of shares subject to the option and the exercise price are subject to adjustment.

     In October 2000, we issued to George R. Jensen, Jr., options to purchase up to 200,000 shares of our common stock at $1.50 per share. In February 2001, we extended the expiration date of those options until June 30, 2003.

     During March 2001, the Company granted to Automated Merchandising Systems, Inc. options to purchase up to 1,000,000 shares at $1.00 per share at any time through June 30, 2001. The expiration date of these options was extended until September 30, 2001. These options have expired.

     During March 2001, the Company granted to each of the six Directors who were not executive officers options to purchase up to 50,000 shares of Common Stock for $1.00 at any time within five years of vesting.

     During March 2001, the Company granted to employees of the Company who were not executive officers fully vested options to purchase up to 85,000 shares of Common Stock for $1.00 at any time within five years of vesting.

     During April 2001, the Company issued options to the following executives:
George R. Jensen, Jr. - 100,000 options; Stephen P. Herbert - 80,000 options; H. Brock Kolls, Jr. - 80,000 options; Leland P. Maxwell - 50,000 options; and Michael Lawlor - 50,000 options. The options are exercisable at any time within five years following vesting at $1.00 per share.

     During April 2001, the Company issued to Marconi Online Systems, Inc. an option to purchase up to 6,000,000 shares, of which 3,000,000 are exercisable at $1.00 per share through June 5, 2001, and 3,000,000 are exercisable at $1.25 through September 5, 2001. None of these options were exercised.

     During April 2001, the Company issued to Swartz Private Equity, LLC, a warrant to purchase up to 377,927 shares of common stock at $1.00 per share. The exercise price is subject to semi-annual reset provisions.

     In August 2001, we issued to Larry Gershman, a marketing and financial consultant, fully vested warrants to purchase an aggregate of 150,000 shares of our common stock at $.70 per share exercisable at any time through August 2, 2003. In September 2001, we issued fully vested options to the following employees or consultants: Adele Hepburn - 200,000 options; Frances Young - 100,000 options; and George O`Connell - 100,000 options. The options are exercisable at $.70 per share at any time through June 30, 2003.

     In November 2001, the Company authorized issuance of 1,080,000 fully vested options to purchase its Common Stock to its Executive Officers, provided that they were employed by the Company as of January 2, 2002. The amounts of options authorized were: George R. Jensen, Jr. - 320,000 options; Stephen P. Herbert - 300,000 options; Haven Brock Kolls 200,000 options; Leland Maxwell - 130,000 options; and Michael Lawlor - 130,000 options. Each option is exercisable at $.40 per share at any time and on or before June 30, 2003. These options vested during March, 2002.

     In November 2001, the Company issued the following fully vested options to purchase an aggregate of 650,000 shares: Gary Oakland - 100,000 options; Adele Hepburn - 300,000 options; and Frances Young - 250,000 options. These options vested during March, 2002.

     In April 2002, the Company granted to H. Brock Kolls an aggregate of fully vested options to purchase up to 50,000 shares exercisable at $.40 per share for a three year period following issuance.

     On December 31, 2002, a total of 778,000 options to purchase Common Stock were cancelled by members of the Board of Directors, and reported on Form 4 to the SEC. No new options have been issued.

     On December 31, 2002, a total of 1,290,000 options to purchase Common Stock were cancelled by executive officers, and reported on Form 4 to the SEC. No new options have been issued.

     The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

Item 27. Exhibits.

Exhibit
Number                          Description
-----------------------------------------------------------------------------
3.1  Articles of Incorporation of USA filed on January 16, 1992 (Incorporated by reference  to  Exhibit  3.1  to  Form SB-2 Registration Statement No. 33-70992).

3.1.1 First Amendment to Articles of Incorporation of USA filed on July 17, 1992
(Incorporated  by reference to Exhibit 3.1.1 to Form SB-2 Registration Statement
No.  33-70992).

3.1.2  Second  Amendment  to  Articles of Incorporation of USA filed on July 27,
1992  (Incorporated  by  reference  to  Exhibit  3.1.2 to Form SB-2 Registration
Statement  No.  33-70992).

3.1.3  Third  Amendment  to Articles of Incorporation of USA filed on October 5,
1992  (Incorporated  by  reference  to  Exhibit  3.1.3 to Form SB-2 Registration
Statement  No.  33-70992).

3.1.4  Fourth Amendment to Articles of Incorporation of USA filed on October 18,
1993  (Incorporated  by  reference  to  Exhibit  3.1.4 to Form SB-2 Registration
Statement  No.  33-70992).



3.1.5 Fifth Amendment to Articles of Incorporation of USA filed on June 7,
1995(Incorporated by Reference to Exhibit 3.1 to Form SB-2 Registration
Statement No. 33-98808).

3.1.6 Sixth Amendment to Articles of Incorporation of USA filed on May 1, 1996
(Incorporated by Reference to Exhibit 3.1.6 to Form SB-2 Registration Statement
No. 333-09465).

3.1.7 Seventh Amendment to Articles of Incorporation of USA filed on March 24,
1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration
Statement No. 333-30853).

3.1.8 Eighth Amendment to Articles of Incorporation of USA filed on July 5, 1998
(Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for the fiscal year ended June 30, 1998).

3.1.9 Ninth Amendment to Articles of Incorporation of USA filed on October 1,
1998 (Incorporated by reference to Exhibit 3.1.9 to Form SB-2 Registration
Statement No. 333-81591).

3.1.10 Tenth Amendment to Articles of Incorporation of USA filed on April 12,
1999 (Incorporated by reference to Exhibit 3.1.10 to Form SB-2 Registration
Statement No. 333-81591).

3.1.11 Eleventh Amendment to Articles of Incorporation of USA filed on June 7,
1999 (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration
Statement No. 333-81591).

3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2
Registration Statement No. 33-70992).

4.1 Warrant Agreement dated as of June 21, 1995 between USA and American Stock
Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form
SB-2 Registration Statement N. 33-98808, filed October 31, 1995).

4.2 Form of Warrant Certificate (Incorporated by reference to Exhibit 4.2 to
Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

4.3 1996 Warrant Agreement dated as of May 1, 1996 between USA and American
Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.3 to
Form SB-2 Registration Statement No. 333-09465).




4.4 Form of 1996 Warrant Certificate (Incorporated by reference to Exhibit 4.4 to Form SB-2 Registration Statement No. 333-09465).

4.5 Form of 1997 Warrant (Incorporated by reference to Exhibit 4.1 to Form SB-2
Registration Statement No. 333-38593, filed February 4, 1998).

4.6 Form of 12% Senior Note (Incorporated by reference to Exhibit 4.6 to Form
SB-2 Registration Statement No. 333-81591).

4.7 Warrant Certificate of I. W. Miller Group, Inc. (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 84513).

4.8 Warrant Certificate of Harmonic Research, Inc. (Incorporated by reference to
Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513).

4.9 Registration Rights Agreement dated August 3, 2001 by and between the
Company and La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit
4.9 to Form 10-KSB filed on October 1, 2001).

4.10 Securities Purchase Agreement dated August 3, 2001 between the Company and
La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.10 to Form
10-KSB filed on October 1, 2001).

4.11 Form of Conversion Warrants to be issued by the Company to La Jolla Cove
Investors, Inc. (Incorporated by reference to Exhibit 4.11 to Form 10-KSB filed on October 1, 2001).

4.12 $225,000 principal amount 9 3/4% Convertible Debenture dated August 3, 2001 issued by the Company to La Jolla Cove Investors, Inc. (Incorporated by reference to Exhibit 4.12 to Form 10-KSB filed on October 1, 2001).

4.13 Warrant certificate dated July 11, 2001 from the Company to La Jolla Cove
Investors, Inc. (Incorporated by reference to Exhibit 4.13 to Form 10-KSB filed on October 1, 2001).

4.14 August 2, 2001 letter from La Jolla Cove Investors, Inc. to the Company
(Incorporated by reference to Exhibit 4.14 to Form 10-KSB filed on October 1,
2001).

4.15 Subscription Agreement dated October 26, 2001 by and between the Company and Ratner & Prestia, P.C. (Incorporated by reference to Exhibit 4.15 to Form
SB-2 Registration Statement No. 333-72302).

4.16 Subscription Agreement dated October 26, 2002 by and between the Company and Ratner & Prestia, P.C.






4.17 Stock Purchase Agreement dated October 26, 2002 by and between the
Company and Kazi Management VI, Inc.

4.18 Warrant Certificate (no. 189) dated October 26, 2002 in favor of Kazi
Management VI, Inc.

4.19 Registration Rights Agreement dated October 26, 2002 by and between the
Company and Kazi Management, Inc.

4.20  Warrant Certificate (no. 190) dated October 26, 2002 in favor of Kazi
Management VI, Inc.

4.21 Subscription Agreement dated November 4, 2002 by and between the Company and Alpha Capital Aktiengesellschaft

4.22 Form of Common Stock Purchase Warrant dated November 4, 2002 in favor of
Alpha Capital Aktiengesellschaft

**4.23 Warrant Certificate (No. 196) dated March 17, 2003 in favor of LaJolla Cove Investors, Inc.

**4.24 Form of 2004 Senior Note

**4.25 Form of 2005 Senior Note

5.1 Opinion of Lurio & Associates, P.C.

10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form
SB-2 Registration Statement No. 33-70992).

10.2 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

10.3 Certificate of Appointment of American Stock Transfer & Trust Company as
Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to
Exhibit 10.23 to Form SB-2 Registration Statement No. 33-70992).

10.4 Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2
Registration Statement No. 33-70992).

10.4.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit
10.13.1 to Form SB-2 Registration Statement No. 333-09465).

10.4.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit
10.3 to Form S-8 Registration Statement No. 333-341006).

10.5 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).




10.5.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996
(Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement
No. 33-70992)

10.6 Barry Slawter Common Stock Options dated as of August 25, 1994
(Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement
No. 33-70992).

10.7 Employment and Non-Competition Agreement between USA and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2
Registration Statement No. 333-09465).

10.7.1 First Amendment to Employment and Non-Competition Agreement between USA and Michael Lawlor dated February 22, 2000 (Incorporated by reference to Exhibit
10.5 to Form S-8 Registration Statement No. 333-34106).

10.8 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996
(Incorporated by reference to Exhibit 10.29 to Form SB-2 Registration Statement
No.333-09465).

10.9 Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2
Registration Statement No. 333-09465).

10.9.1 First Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated February 22, 2000 (Incorporated by reference to
Exhibit 10.2 to Form S-8 Registration Statement No. 333-34106).

10.9.2 Second Amendment to Employment and Non-Competition Agreement between Stephen P. Herbert and the Company dated April 15, 2002.

10.10 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996
(Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement
No. 333-09465).

10.11 RAM Group Common Stock Option Certificate dated as of August 22, 1996
(Incorporated by reference to Exhibit 10.34 to Form SB-2 Registration No.
33-98808).

10.12 RAM Group Common Stock Option Certificate dated as of November 1, 1996
(Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration No.
33-98808).

10.13 Joseph Donahue Common Stock Option Certificate dated as of September 2,
1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No.
33-98808).



10.14 Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit 10.39 to Form SB-2
Registration No. 33-98808)

10.14.1 Second Amendment to Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 22, 2000 (Incorporated by reference to
Exhibit 10.4 to Form S-8 Registration Statement No. 333-34106)

10.15 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997
(Incorporated by reference to Exhibit 10.40 to Form SB-2 Registration No.
33-98808).

10.16 Letter between USA and GEM Advisers, Inc. signed May 15, 1997
(Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

10.17 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997
(Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement
333-30853).

10.18 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997
(Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement
No. 333-30853).

10.19 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997
(Incorporated by reference to Exhibit 10.46 to Form SB-2 Registration Statement
No. 333-30853).

10.20 Joint Venture Agreement dated September 24, 1997 between USA and Mail
Boxes Etc. (Incorporated by reference to Exhibit 10.47 to Form 10-KSB filed on
September 26, 1997).

10.21 Employment and Non-competition Agreement between USA and George R. Jensen,
Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form
8-K filed on November 26, 1997).

10.21.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999.

10.21.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to
Exhibit 10.1 to Form S-8 Registration Statement No. 333-34106).

10.21.3 Third Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated January 16, 2002.

10.21.4 Fourth Amendment to Employment and Non-Competiton Agreement between USA and George R. Jensen, Jr., dated April 15, 2002.

10.22 Agreement between USA and Promus Hotels, Inc. dated May 8, 1997
(incorporated by reference to Exhibit 10.49 to Form SB-2 Registration Statement
No. 333-38593, filed on February 4, 1998).



10.23 Agreement between USA and Choice Hotels International, Inc. dated April
24, 1997 (Incorporated by reference to Exhibit 10.50 to Form SB-2 Registration
Statement No. 333-38593, filed on February 4, 1998).

10.24 Agreement between USA and PNC Merchant Services dated July 18, 1997
(Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement
No. 333-38593, filed on February 4, 1998).

10.25 Separation Agreement between USA and Keith L. Sterling dated April 8, 1998
(Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May
12, 1998).

10.26 Phillip A. Harvey Common Stock Option Certificate dated as of April 22,
1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration
Statement No. 333-81591).

10.27 Consulting Agreement between Ronald Trahan and USA dated November 16, 1998
(incorporated by Reference to Exhibit 28 to Registration Statement No. 333-67503
on Form S-8 filed on November 18, 1998)

10.28 Consulting Agreement between Mason Sexton and USA dated March 10, 1999
(incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

10.29 Financial Public Relations Agreement between USA and I. W. Miller Group,
Inc. dated August 1, 1999 (Incorporated by reference to Exhibit 10.38 to Form
SB-2 Registration Statement No. 333-84513).

10.30 Consulting Agreement between Harmonic Research, Inc. and USA dated August
3, 1999 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration
Statement No. 333-84513).

10.31 Investment Agreement between USA and Swartz Private Equity, LLC dated
September 15, 2000 (incorporated by reference to Exhibit 10.1 to Form 8-K dated
September 21, 2000).

10.32 Commitment Warrant issued to Swartz Private Equity LLC dated August 23,
2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21,
2000).

10.33 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated September 21, 2000).

10.34 Registration Rights Agreement between USA and Swartz Private Equity dated
September 15, 2000 (incorporated by reference to Exhibit 10.4 to Form 8-K dated
September 21, 2000).

10.35 Agreement for Wholesale Financing and Addendum for Scheduled Payment Plan with IBM Credit Corporation dated May 6, 1999 (incorporated by reference to
Exhibit 10.40 to Form 10-KSB for the fiscal year ended June 30, 1999).

10.36 Agreement and Plan of Merger dated April 10, 2002, by and among the Company, USA Acquisitions, Inc., Stitch Networks Corporation, David H.
Goodman, Pennsylvania Early Stage Partners, L.P., and Maytag Holdings, Inc.
(Incorporated by reference to Exhibit 2.1 to Form 10-QSB for the quarter ended March 31, 2002).

**10.37 Cancellation of subscription Agreement between USA and Ratner & Prestia, P.C. dated March 20, 2003.

**10.38 Agreement between USA and Mars Electronics, Inc. dated March 8, 2002.

**10.39 Strategic Alliance Agreement between USA and ZiLOG Corporation dated October 15, 2002.

**10.40 Vending Placement, Supply and Distribution Agreement between Stitch Networks Corporation, Eastman Kodak Company,
 Maytag Corporation and Dixie-Narco, Inc. dated December 2000.

**10.41 Design and Manufacturing Agreement between USA and RadiSys dated June 27, 2000.

**10.42 Loan Agreement between Stitch Networks Corporation and US Bancorp dated  May 22, 2001.

 **23.1 Consent of Ernst & Young LLP.

   24.1 Power of Attorney
-----------------------------------------------------------------------------
 ** -- Filed herewith.

Item 28.     Undertakings.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant`s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form SB-2 and has duly caused this Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on April 17, 2003.

                              USA TECHNOLOGIES, INC.


                              By: /s/ George R. Jensen, Jr.
                                  ------------------------------------
                                  George R. Jensen, Jr.,
                                  Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, This Amendment No. 1 to Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.

Signatures                         Title                         Date
----------                         -----                         ----

 /s/ George R. Jensen, Jr.     Chairman of the Board,         April 17, 2003
---------------------------    and Chief Executive
George R. Jensen, Jr.          Officer (Principal and
                               Chief Executive Officer) Director

/s/ Leland P. Maxwell          Vice President, Chief          April 17, 2003
---------------------------    Financial Officer
Leland P. Maxwell              Treasurer (Principal Accounting
                               Officer)

/s/ Stephen P. Herbert         President, Chief                April 17, 2003
---------------------------    Operating Officer,
 Stephen P. Herbert            Director

     *                          Director                    April 17, 2003
----------------------------
William W. Sellers

     *                          Director                    April 17, 2003
---------------------------
William L. Van Alen, Jr.

                                Director                    April __, 2003
---------------------------
Steven Katz

     *                          Director                    April 17, 2003
---------------------------
Douglas M. Lurio

                                Director                    April __, 2003
---------------------------
Edwin R. Boynton

                                Director                    April __, 2003
---------------------------
Kenneth C. Boyle

* By: /s/ George R. Jensen, Jr.
      -------------------------
George R. Jensen, Jr., as
Attorney-in-Fact  pursuant  to
the Power of Attorney previously
provided as part of  the
Registration  Statement.


EXHIBIT INDEX

Exhibit Number               Description
--------                    -----------
4.23 Warrant Certificate (No. 196) dated March 17, 2003 in favor of LaJolla Cove Investors, Inc.

4.24 Form of 2004 Senior Note

4.25 Form of 2005 Senior Note

10.37 Cancellation of subscription Agreement between USA and Ratner & Prestia, P.C. dated March 20, 2003.

10.38 Agreement between USA and Mars Electronics, Inc. dated March 8, 2002.

10.39 Strategic Alliance Agreement between USA and ZiLOG Corporation dated October 15, 2002.

10.40 Vending Placement, Supply and Distribution Agreement between Stitch Networks Corporation, Eastman Kodak Company,
 Maytag Corporation and Dixie-Narco, Inc. dated December 2000

10.41 Design and Manufacturing Agreement between USA and RadiSys dated June 27, 2000.

10.42 Loan Agreement between Stitch Networks Corporation and US Bancorp dated May 22, 2001.

23.1  Consent of Independent Auditors
-----------------


